AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 2011

REGISTRATION NO. 333-177248

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MPHASE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	7385	22-228-7503
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

587 Connecticut Avenue
Norwalk, Ct. 06854
203-831-2242
(Address and telephone number of principal executive offices)

Martin Smiley
587 Connecticut Avenue
Norwalk, Ct. 06854
203-831-2242
(Name, address and telephone number of agent for service)

Copies to:

Martin Smiley
587 Connecticut Avenue
Norwalk, Ct. 06854
203-831-2242

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

(COVER CONTINUES ON FOLLOWING PAGE)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

[   ] Large accelerated filer        [   ] Accelerated filer        [   ] Non-accelerated filer        [X] Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount registered		Proposed maximum offering price per share (1)(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)

Common Stock issuable upon conversion of Convertible Note, $0.001 par value per share	185,400,000	(1)	$0.005	$927,000.00	$106.23

Common Stock issuable upon Conversion of Warrant	3,676,471		$0.005	$18,382.36	$2.11

Common Stock issued to cover Commitment and Transaction Fees of Equity Line of Credit	26,000,000		$0.005	$130,000.00	$14.9

Common Stock issuable upon Put feature of Equity Line Of Credit, $0.001 par value per share	250,000,000	(4)	$0.005	$1,250,000	$143.25

Total	465,076,471		$0.005	$2,325,382	$266.49

(1)

The Registrant is registering, as required pursuant to that certain registration rights agreement dated as of September 13, 2011, with John Fife 185,400,000 shares of common stock “Convertible Shares”..

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low sales prices of the registrant’s common stock on October 2, 2011, as traded on the over the counter bulletin board.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price of all securities listed.

(4)

The Registrant is also registering, as required pursuant to that certain investment agreement registration rights agreement each dated as of November 30, 2011 with Dutchess Opportunity Fund II, L.P a total of 250,000,000 shares of its common stock that the Company, may from time to time, Put to Dutchess in exchange for cash based upon a 6% discount from the lowest Variable Weight Average Price of the Company’s Common stock during a ten consecutive day trading period following the Company’s exercise of the Put.

In the event of stock splits, stock dividends, or similar transactions involving the Common Stock, the number of Common Shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

December 29, 2011

PROSPECTUS

You should read this Prospectus Summary together with the more detailed information contained in this prospectus, including the risk factors and financial statements. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those discussed in the forward-looking statements. Factors that may cause such a difference include those discussed in the Risk Factors section and elsewhere in this prospectus.

mPhase Technologies, Inc.
465,076,471 Shares of Common Stock

This prospectus relates to the resale of up to 465,076,471 shares (the “Common Stock”) of Common Stock, par value $.01 per share, of mPhase Technologies, Inc. (“Company”), a New Jersey Corporation, by the selling stockholders including up to (a)185,400,000 of shares by John Fife, upon conversion from time to time of a convertible note described below, (b) 3,676,471 of shares to be sold by Jay Wright, upon exercise from time to time of a warrant (c) 250,000,000 shares of common stock that may be PUT by the Company to Dutchess Opportunity Fund II, LP (“Dutchess”) and resold from time to time under an arrangement known as an “ Equity Line.” pursuant to the terms of an investment agreement and (d) 26,000,000 of a commitment fee payable to Duchess by the Company for the Equity Line.

The selling stockholders may sell Common Stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

We will not receive any of the proceeds from the sale of Convertible Shares of Common Stock by the holder of the Convertible Note . We will receive up to $25,000 in proceeds if the Warrant is exercised in full. We will not receive any proceeds from the offer for sale of Common Stock by Dutchess under the Equity Line. We will, however, receive proceeds from the sale to Dutchess pursuant to the Equity Line. We will pay the expenses of registering all of the foregoing shares.

Investment in the Common Stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 8 of this prospectus before purchasing any of the shares offered by this prospectus.

Our Common Stock is quoted on the Over-the-Counter Bulletin Board and trades under the symbol "XDSL". The last reported sale price of our Common Stock on the Over-the-Counter Bulletin Board on December 22, 2011, was approximately $.0033 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 29, 2011.

mPhase Technologies, Inc.

          You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Prospectus Summary

          This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully; including the section entitled "Risk Factors" before deciding to invest in our Common Stock.

About Us

          mPhase Technologies, Inc., a New Jersey corporation (the “Company”, “mPhase”, “we”, “us”, or “our”) is a publicly-held New Jersey company founded in 1996 with approximately 23,000 shareholders and approximately 2,892,510,073 shares of Common Stock outstanding as of November 30, 2011. The Company's Common Stock is traded on the Over the Counter Bulletin Board under the ticker symbol XDSL. The Company has offices in Little Falls, New Jersey as well as Norwalk, Connecticut and is a development-stage company.

Historically we have had net operating losses each year since our inception

As of September 30, 2011, we have an accumulated deficit of ($200,823,117) and a stockholder’s deficit of ($5,049,816) and a net loss of $6,179,222 for the three months then ended. As of June 30, 2011, we have an accumulated deficit of ($194,643,955) and a stockholder’s deficit of ($5,591,774). We incurred net losses of $486,391 and $7,365,745 for the years ended June 30, 2011 and June 30, 2010 respectively. The auditors’ report for the fiscal year ended June 30, 2011 includes the statement that "there is substantial doubt of the Company's ability to continue as a going concern".

Business of the Company

Prior to February of 2004, the Company had been in the telecommunications industry focusing on hardware/software solutions for telephone service providers for the delivery of voice, digital television and high-speed internet, which businesses the Company discontinued in December of 2007.

In February of 2004 the Company engaged the Bell Labs division of Lucent Technologies, Inc. to develop a new type of power cell energy storage device. Taking advantage of a superhydrophobic effect or suspension of a liquid electrolyte on silicon, Bell Labs created for the Company a reserve battery product with a virtually unlimited shelf-life prior to initial activation. This result was achieved by causing the suspension, in droplet form, of liquid electrolyte on a “smart surface” or repellant such as silicon. The phenomenon is based upon the superhydrophobic effect similar to beads of raindrops forming on a leaf in nature. An electronic impulse is used to trigger the process of “electrowetting” or collapse of the droplet and the mixing of the electrolyte, thereby providing a low level source of energy.

The Company’s first product is its Smart NanoBattery, a reserve battery having significant potential military applications for providing low energy power-sources needed to power guidance systems on small munitions as well as reserve sources of power needed to back up computer-memory systems. The Smart Battery is only activated upon command by either a g force or magnetic pulse and therefore has a virtually unlimited shelf-life prior to initial activation as a reserve source of energy. The Company believes there is a significant need for energy storage products that can be activated on command and that are guaranteed to generate reserve sources of power for mission-critical activities.

The Company has also developed a second product line designed by and co-branded with Porsche Design Studio, a premiere world-class company specializing in high-end products for the luxury automotive manufacturer. The Company’s double barrel illuminator is an emergency flashlight designed primarily as an accessory product for automobiles. The designer flashlight utilizes the Company’s new mechanically-activated battery with a shelf life of up to 20 years serving as a backup source of power to its primary batteries. The Company has completed a pilot program of distribution of such flashlight over the internet and has received an initial order for 140 such flashlights to be sold through Porsche Design’s Studio’s stores located in approximately 100 cities globally. mPhase’s research and product development now focuses on developing “smart surfaces” using materials science engineering, nanotechnology science and the principles of microfluidics and microelectromechanical systems (MEMS). The Company develops products for both commercial and military applications. As noted above, the Company's first flagship product is its Smart NanoBattery providing Power On Command™. The new patent pending and patented battery technology, based on the phenomenon of electrowetting, offers a unique way to store energy and manage power. Features of the Smart NanoBattery include potentially infinite shelf life, environmentally friendly design, fast ramp to power, programmable control, and direct integration with microelectronic devices. The platform technology behind the Smart NanoBattery is a porous nanostructured material used to repel and precisely control the flow of liquids. The innovative material is a Smart Surface that can potentially be designed for other innovative products such as self-cleaning applications, water purification/desalination, liquid filtration/separation, and environmental cleanup.

We have developed and maintain a portfolio of patents and patent applications that form the proprietary base for our research and development efforts in the area of “smart surfaces.” We believe that our intellectual property portfolio, which currently includes seven issued patents either directly owned or licensed by the Company and eight filed patent applications in various stages of review, is very strong. Our research and development over the years includes some of the world's leading institutions including Alcatel/Lucent Bell Labs. We believe our technology base, combined with our know-how, provides us with a strong competitive advantage and will facilitate future successful development and commercialization of additional products for use in a variety of potential military and commercial products. mPhase has recently completed work under a Phase II Small Business Technology Transfer Program (STTR) grant of approximately $750,000, as part of the Small Business Innovation Research (SBIR) program, from the U.S. Army. Under the grant the Company has continued development of its Smart NanoBattery as a reserve battery for critical mission computer memory. Such reserve battery can be activated by an electronic pulse.

Consistent with its strategy of developing cutting-edge energy products, the Company announced on July 28, 2011 that it has signed a letter of intent to acquired Energy Innovative Products, Inc. (EIP), a privately-held Nevada corporation. EIP is a developer of proprietary technology for reducing energy usage in refrigeration and cooling systems. The Company plans to acquire 81% of the outstanding shares of common stock of EIP in exchange for shares of common stock and warrants to purchase common stock in the Company.

About This Offering

Convertible Note

On September 13, 2011 the Company sold John Fife a convertible promissory note (the “Convertible Note”) in the initial principal amount of $357,500 and received proceeds of $300,000 in a first tranche of financing under the Convertible Note (representing an initial 29.50 % original issue discount). The Convertible Note provides for a second tranche of funding to the Company of $200,000 (thereby increasing the principal amount of such Convertible Note to $557,500) upon the filing of this Registration Statement with the Securities and Exchange Commission.

The Convertible Note bears interest at the rate of 8% per cent per annum and matures on August 31, 2012. . The Convertible Note is convertible into shares of common stock at a price of $.01 per share. Commencing on November 30, 2011the Company is required to repay the note in ten (10) monthly installments of $57,500 per month plus accrued interest. The Company may pay the monthly installments either in cash or in shares of Common Stock. If the Company chooses to pay in shares of common stock, it must make an irrevocable payment of shares 23 trading days prior to the installment payment date, and the value of the shares given shall equal 80% of the average of the three-lowest closing sales prices of our common stock during the 20 day trading period prior to payment of the installment amount. On the installment payment date an adjustment either upward or downward in shares of common stock shall be made. To the extent the Company owes additional shares on the installment payment date such shares shall be issued to the holder and to the extent the Company has issued the holder excess shares such shares shall be applied to the next installment payment. In order for the Company to be eligible to pay any installment in shares, the Company must have either an effective Registration Statement with respect to such shares effective or such shares must be eligible for sale pursuant to Rule 144 of the Securities Act of 1933 by the holder of the Convertible Note. If an event of default occurs under the Convertible Note, the Company is required to redeem the convertible note in cash at 135% of the unconverted principal amount of the note plus accrued interest. The conversion price of the Convertible Note is subject to adjustment in the case of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The holder may not convert the Convertible Note if as a result of such conversion the holder or any of its affiliates would own more than 4.9% of the Company’s common stock.

Warrant

On August 10, 2011 the Company sold as part of a $25,000 private placement of a convertible note, a Warrant to purchase 3,676,471 shares of common stock to Jay Wright. The Warrant is exercisable at a fixed price of $.0068 per share (subject to an adjustment downward for dilution by any warrants issued at a lower price by the Company) and may be exercised at any time during a 5 year period following the date of issuance.

Equity Line

This Prospectus also includes to the offer and resale of up to 276,000,000 shares of our common stock by Dutchess Opportunity Fund II LP or “ Dutchess” Dutchess has agreed to purchase up to 250,000,000 described in this offering of our common stock pursuant to an investment agreement between Dutchess and the Company dated as of November 30, 2011 (the “Investment Agreement”). Subject to the terms and conditions of the Investment Agreement, the Company has the right to PUT up to $10,000,000 of our common stock to Dutchess. This arrangement is sometimes referred to as an Equity Line. For more information on the selling stockholder, please see the section of this prospectus entitled “Selling Shareholders” We will not receive any proceeds from the resale of these shares of common stock offered by Dutchess. We will, however, receive proceeds from the sale of shares to Dutchess pursuant to the Equity Line. When the Company puts an amount of shares to Dutchess, the per share purchase price that Dutchess will pay to us in respect of such put will be determined in accordance with a formula set forth in the Investment Agreement. Generally, in respect of each put, Dutchess will pay us a per share purchase price of ninety-four per cent (94%) of the lowest daily volume weighted average price of our common stock during the ten (10) consecutive trading day period beginning on the trading day of the day of the put notice.

Dutchess may sell the shares of common stock from time to time at the prevailing market price on the Over-the Counter (OTC) Bulletin Board. Dutchess is deemed an “underwriter: within the meaning of the Securities Act of 1933, as amended in connection with the resale of our common stock under the Equity Line.

The Company currently has reduced its cash needs to approximately $125,000 per month. The Company is only permitted under the Equity Line to “Put” 20,000,000 shares during any period. At a current price of $.0031 per share the Company could raise $62,000 for a current Put. The Company believes that it will be able to exercise, based upon current market conditions, at least one Put per month to Dutchess and intends to supplement its other cash needs currently through its traditional sources of financing including private placements of its common stock and the issuance of additional convertible securities. The $10,000,000 equity line commitment is binding for three years from the effective date of this Registration Statement. Given the current price and volatility of the Company’s common stock, it is not possible to predict how much of the equity line will, in fact, be needed and accessed by the Company over the next three year period to supplement the Company’s other methods of raising capital.

Based upon our stock price of December 21, 2011 of $.0034 per share and the 6% discount Dutchess would have a conversion price of approximately $.0032 per share that would require the issuance of 3,125,000,000 additional shares of common stock by the Company. As of December 21, 2011 the Company has a total of 2,888,663,918 shares of common stock, 110,060,000 options and 19,323,974 warrants outstanding. In addition 525,412,408 and 228,255,988 shares are reserved for Convertible Securities currently outstanding, based upon the Company’s stock price of $.0034 on that date as well as for the convertible feature of Officers’ loans. This results in a fully diluted amount of 3,771,716,487 shares. Since the Company has 2,228,283,513 unissued shares out of 6 billion authorized shares, the Company, as of December 21, 2011, has only enough shares to draw approximately 71.2% or $7,121,594 of the Equity Line.

The likely hood of receiving the full $10,000,000 is based upon the Company’s stock price being at .004773 per share or greater during significant periods of time during the next three year period based upon the current capital structure of the Company. The Company has, in the past several years, had significant trading volume as compared to other stocks of comparable price. In addition the PUT option is within the control of the Company so that it can chose the most advantageous price and volume history for any given PUT option exercise to mitigate the risk of not being able to draw the full $10,000,000.

The full discounted price when adding the commitment fee number of 26,000,000 shares to 3,205,128,105 shares (representing the 6% discount) is 3,231,128,205 shares which equates to approximately $0031 per share.

Estimated use of proceeds

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds resulting from the sale of Common Stock John. Fife as one of the Selling Stockholders. We will receive proceeds from the exercise of the Warrant by Jay Wright in the amount of $25,000 l. As noted above we will receive proceeds in connection with the sale of shares to Dutchess under the Equity Line. All proceeds received will be used by the Company as additional working capital.

Summary of Shares offered by the Selling Shareholders.

The following is a summary of the Shares being offered by each of the Selling Shareholders:

Common Stock offered by the Convertible Noteholder: 185,400,000 shares that may be issued either upon (1) conversion of the Convertible Note at $.01 per share, (2) payment by the Company in shares of common stock of 10 monthly installments of $57,500 plus accrued interest at 8% on the principal balance then outstanding commencing on November 30, 2011 and each month thereafter through August 31, 2012 or (3) some combination of (1) and (2). The amount of shares calculated is equal to approximately 159,677,702 based upon the amount of shares necessary to amortize the full $557,500 principal amount of the Convertible Note plus accrued interest monthly assuming payment in shares by the Company at a 20% discount from the three lowest trading prices of the common stock for a twenty day period of time from the price of $.0046 per share on November 30, 2011. In addition a reasonable estimate of additional shares necessary are being registered to allow for expected future periodic downward market fluctuations in the price of the common stock. It should be noted that the Company as of the date hereof has no made payment of the $57,500 payment owed on November 30, 2011 under the Convertible Note either in cash or in shares of common stock. No event of default has been declared by the Noteholder and it is anticipated that the Company will make such payment is shares upon the effectiveness of this Registration Statement.

Common Stock offered by the Warrant Holder: 3,676,471 shares that may be issued upon exercise by the Warrant Holder of a Warrant given as part of a $25,000 financing to the Company that provides for exercise at $.0068 per share.

Common Stock to be offered by Equity Line Provider is up to 26,000,0000 shares issued by the Company as a Commitment Fee and 250,000,000 shares sold to Dutchess. Under the terms of the Investment Agreement dated as of November 30, 2011 with Dutchess the Company may put on a given PUT date up to 20 million shares of its common stock at a price equal to 94% of the lowest Variable Weighted Average Price (“VWAP”), of our common stock in the 10 consecutive trading days following exercise of the Put. Under the terms of the Investment Agreement the Company may not exercise another PUT until up to 15 days following the exercise of the Company exercising the immediately preceding Put.

Common Stock outstanding prior to the offering: 2,892,510,073 based upon the total amount of shares issued as of December 5, 2011.

Common Stock outstanding after the offering: 3,357,586,544 assuming the full conversion and or amortization of the Convertible Note in shares of common stock, exercise of the Warrant , payment of Commitment Shares and Exercise of the full Equity Line .

Use of Proceeds We will not receive any proceeds from conversion or payment in shares of amortization of the Convertible Note. The Company will receive $25,000 upon exercise, in full of the Warrant plus proceeds from the Put, from time to time of our common stock to Dutchess under the Equity Line. All proceeds will be used to provide additional working capital to the Company.

RISK FACTORS

          An investment in the Company’s Common Stock involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled “Forward Looking Statements.” If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our Common Stock could decline, and you may lose all or part of your investment.

Risks Relating to the Company’s Early Stage of Development

          Our business is at an early stage of development and we may not develop products that can be commercialized.

          We have derived very limited revenues from a Phase I Army Grant of approximately $100,000 and a Phase II Army Grant of approximately $750,000 with respect to our Smart NanoBattery product from inception of development in February 2004 through March 30, 2011. We have derived revenues of only $ 38,819 from our Emergency Flashlight product from inception of sales in April of 2010 through September 30, 2011 and we have been forced to discontinue product development and marketing of our magnetometer product owing to limited financial resources.

          We have limited manufacturing, marketing, distribution and sales capabilities which may limit our ability to generate revenues.

          Due to the relatively early stage of our products, we have not yet invested significantly in manufacturing, marketing, distribution or product sales resources. We cannot assure you that we will be able to invest or develop any of these resources successfully or as expediently as necessary. The inability to do so may inhibit or harm our ability to generate revenues or operate profitably.

          We have a history of operating losses and we may not achieve future revenues or operating profits.

          We have generated modest revenue to date from our operations. Historically we have had net operating losses each year since our inception. As of September 30, 2011, we have an accumulated deficit of $(200,823,117) and a stockholders’ deficit of $(5,049,816) and incurred a net loss of $6,179,122. We incurred net losses of $486,391 and $7,365,745 for the years ended June 30, 2011 and June 30, 2010, respectively. The Company does not generate significant revenue outside of STTR grants and minor sales of its emergency illuminator product. Additionally, even if we are able to commercialize our technologies or any products or services related to our technologies it is not certain that they will result in revenue or profitability.

          We have a limited operating history on which investors may evaluate our operations and prospects for profitable operations.

          If we continue to suffer losses as we have in the past, investors may not receive any return on their investment and may lose their entire investment. Our prospects must be considered speculative in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, particularly in light of the uncertainties relating to the new, competitive and rapidly evolving markets in which we anticipate we will operate. To attempt to address these risks, we must, among other things, further develop our technologies, products and services, successfully implement our research, development, marketing and commercialization strategies, respond to competitive developments and attract, retain and motivate qualified personnel. A substantial risk is involved in investing in us because, as an early stage company we have fewer resources than an established company, our management may be more likely to make mistakes at such an early stage, and we may be more vulnerable operationally and financially to any mistakes that may be made, as well as to external factors beyond our control.

Risks Relating to Technology

          We are dependent on new and unproven technologies.

          Our risks as an early stage company are compounded by our heavy dependence on emerging and sometimes unproven technologies. If these technologies do not produce satisfactory results, our business may be harmed.

          We may not be able to commercially develop our technologies and proposed product lines, which, in turn, would significantly harm our ability to earn revenues and result in a loss of investment.

          Our ability to commercially develop our technologies will be dictated in large part by forces outside our control which cannot be predicted, including, but not limited to, general economic conditions, the success of our research and field testing, the availability of collaborative partners to finance our work in pursuing applications of “smart surfaces” using materials science engineering, nanotechnology science and the principles of microfluidics and MEMS and technological or other developments in the field which, due to efficiencies or technological breakthroughs may render one or more areas of commercialization more attractive, obsolete or competitively unattractive. It is possible that one or more areas of commercialization will not be pursued at all if a collaborative partner or entity willing to fund research and development cannot be located. Our decisions regarding the ultimate products and/or services we pursue could have a significant adverse affect on our ability to earn revenue if we misinterpret trends, underestimate development costs and/or pursue wrong products or services. Any of these factors either alone or in concert could materially harm our ability to earn revenues or could result in a loss of any investment in us.

          If we are unable to keep up with rapid technological changes in our field or compete effectively, we will be unable to operate profitably.

          We are engaged in activities in the nanotechnology and microfluidics field, which is characterized by extensive research efforts and rapid technological progress. If we fail to anticipate or respond adequately to technological developments, our ability to operate profitably could suffer. We cannot assure you that research and discoveries by other companies will not render our technologies or potential products or services uneconomical or result in products superior to those we develop or that any technologies, products or services we develop will be preferred to any existing or newly-developed technologies, products or services.

Risks Related to Intellectual Property

          Certain aspects of our technology are not protectable by patent.

          Certain parts of our know-how and technology are not patentable. To protect our proprietary position in such know-how and technology, we require all employees, consultants, advisors and collaborators with access to our technology to enter into confidentiality and invention ownership agreements with us. We cannot assure you; however, that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. Further, in the absence of patent protection, competitors who independently develop substantially equivalent technology may harm our business.

          Patent litigation presents an ongoing threat to our business with respect to both outcomes and costs.

          It is possible that litigation over patent matters with one or more competitors could arise. We could incur substantial litigation or interference costs in defending ourselves against suits brought against us or in suits in which we may assert our patents against others. If the outcome of any such litigation is unfavorable, our business could be materially adversely affected. To determine the priority of inventions, we may also have to participate in interference proceedings declared by the United States Patent and Trademark Office, which could result in substantial cost to us. Without additional capital, we may not have the resources to adequately defend or pursue this litigation.

          We may not be able to protect our proprietary technology, which could harm our ability to operate profitably.

          Patent and trade secret protection is critical for the new technologies we utilize, nanotechnology and microfluidics, as well as the products and processes derived through them. Our success will depend, to a substantial degree, on our ability to obtain and enforce patent protection for our products, preserve any trade secrets and operate without infringing the proprietary rights of others. We cannot assure you that:

-	we will succeed in obtaining any patents in a timely manner or at all, or that the breadth or degree of protection of any such patents will protect our interests,

-	the use of our technology will not infringe on the proprietary rights of others,

-

patent applications relating to our potential products or technologies will result in the issuance of any patents or that, if issued, such patents will afford adequate protection to us or not be challenged, invalidated or infringed, and

-	patents will not issue to other parties, which may be infringed by our potential products or technologies.

-

we will continue to have the financial resources necessary to prosecute our existing patent applications, pay maintenance fees on patents and patent applications, or file patent applications on new inventions.

          The fields in which we operate have been characterized by significant efforts by competitors to establish dominant or blocking patent rights to gain a competitive advantage, and by considerable differences of opinion as to the value and legal legitimacy of competitors' purported patent rights and the technologies they actually utilize in their businesses.

          Patents obtained by other persons may result in infringement claims against us that are costly to defend and which may limit our ability to use the disputed technologies and prevent us from pursuing research and development or commercialization of potential products.

          If third party patents or patent applications contain claims infringed by either our technology or other technology required to make and use our potential products and such claims are ultimately determined to be valid, there can be no assurance that we would be able to obtain licenses to these patents at a reasonable cost, if at all, or be able to develop or obtain alternative technology. If we are unable to obtain such licenses at a reasonable cost, we may not be able to develop some products commercially. We may be required to defend ourselves in court against allegations of infringement of third party patents. Patent litigation is very expensive and could consume substantial resources and create significant uncertainties. Any adverse outcome in such a suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease using such technology.

          We may not be able to adequately defend against piracy of intellectual property in foreign jurisdictions.

          Considerable research in the areas of micro fluid dynamics is being performed in countries outside of the United States, and a number of potential competitors are located in these countries. The laws protecting intellectual property in some of those countries may not provide adequate protection to prevent our competitors from misappropriating our intellectual property. Several of these potential competitors may be further along in the process of product development and also operate large, company-funded research and development programs. As a result, our competitors may develop more competitive or affordable products, or achieve earlier patent protection or product commercialization than we are able to achieve. Competitive products may render any products or product candidates that we develop obsolete.

          Our products may not be accepted in the marketplace.

          The degree of market acceptance of those products will depend on many factors, including:

-	Our ability to manufacture or obtain from third party manufacturers sufficient quantities of our product candidates with acceptable quality and at an acceptable cost to meet demand, and

-	Marketing and distribution support for our products.

          We cannot predict or guarantee that either military or commercial entities, in general, will accept or utilize any of our product candidates. Failure to achieve market acceptance would limit our ability to generate revenue and would have a material adverse effect on our business. In addition, if any of our product candidates achieve market acceptance, we may not be able to maintain that market acceptance over time if competing products or technologies are introduced that are received more favorably or are more cost-effective.

Financial Risks

          We may not be able to raise the required capital to conduct our operations and develop and commercialize our products. We require substantial additional capital resources in order to conduct our operations and develop and commercialize our products and run our facilities. We will need significant additional funds or collaborative partners, or both, to finance the research and development activities of our potential products. Accordingly, we are continuing to pursue additional sources of financing. Our future capital requirements will depend upon many factors, including:

-	The continued progress and cost of our research and development programs,

-	The costs in preparing, filing, prosecuting, maintaining and enforcing patent claims,

-	The costs of developing sales, marketing and distribution channels and our ability to sell the products if developed,

-	The costs involved in establishing manufacturing capabilities for commercial quantities of our proposed products,

-	Competing technological and market developments,

-	Market acceptance of our proposed products,

-	The costs for recruiting and retaining employees and consultants.

          Additional financing through strategic collaborations, public or private equity financings or other financing sources may not be available on acceptable terms, or at all. Additional equity financing could result in significant dilution to our shareholders. Further, if additional funds are obtained through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies, product candidates or products that we would otherwise seek to develop and commercialize on our own. If sufficient capital is not available, we may be required to delay, reduce the scope of or eliminate one or more of our programs or potential products, any of which could have a material adverse effect on our financial condition or business prospects.

Risks Relating to Our Debt Financings

          If we are required for any reason to repay our outstanding convertible debt we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the convertible debentures, if required, could result in legal action against us, which could require the sale of substantial assets.

          We had outstanding, as of September 30, 2011, $ 1,733,637 aggregate principal amount plus accrued interest of convertible debt.

          There are a large number of shares underlying our convertible debt in full. The sale of these shares may depress the market price of our Common Stock.

          As of September 30, 2011, on an aggregated basis our convertible debt financings may result in conversions into 438,813,632 shares of our Common Stock, and warrants and options that may be converted into approximately 129,418,974 shares of our Common Stock.

          Sales of a substantial number of shares of our Common Stock in the public market could adversely affect the market price for our Common Stock and make it more difficult for you to sell shares of our Common Stock at times and prices that you feel are appropriate.

          The issuance of shares upon conversion of the convertible debt will cause immediate and substantial dilution to our existing stockholders.

          The issuance of shares upon conversion of the convertible debt will result in substantial dilution to the interests of other stockholders since the selling security holders may ultimately convert and sell the full amount issuable on conversion. Although no single selling security holder may convert its convertible debentures and/or exercise its warrants if such conversion or exercise would cause it to own more than 4.99% of our outstanding Common Stock, this restriction does not prevent each selling security holder from converting some of its holdings and then converting the rest of its holdings. In this way, each selling security holder could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued, which will have the effect of further diluting the proportionate equity interest and voting power of holders of our Common Stock.

          The Company could face certain regulatory challenges with respect to its reliance on Rule 144 of the Securities Act of 1933, as amended, with respect to certain of its convertible debenture financings entered into with JMJ Financial (“JMJ”) that could result in a significant negative economic impact on the Company.

          The Company believes that any sales of Common Stock by JMJ are in full compliance with Rule 144 of the Securities Act of 1933, as amended, and has obtained an opinion of outside counsel regarding such compliance. Nevertheless, it is possible such compliance could be challenged in the future by either regulatory agencies or shareholders. In particular, questions regarding the economic risk of JMJ with respect to the collateral required under the secured note delivered by JMJ in payment of the purchase price for the Company's convertible notes could be raised since the secured notes each contain a prepayment provision allowing JMJ to prepay such note, in full, by returning the convertible note. If a court of law determines that any offer or sale of Common Stock of the Company received in a conversion by JMJ was not in compliance with Rule 144 then JMJ could be deemed to be an underwriter. The result would be that the Company would have been engaged in a primary offering of Common Stock through an underwriter in violation of the registration requirements of the Securities Act of 1933, as amended. The Securities Act of 1933, as amended, requires that any claim for rescission be brought within one year of the violation. The time periods within which claims for rescission must be brought under state securities laws vary and may be two years or more from the date of the violation. At September 30, 2011, approximately 395 million shares of our outstanding Common Stock issued in respect of our convertible note transactions with JMJ could be subject to rescission with a potential liability approximating $4.18 million, including a liability of approximately $550,000_ for interest at 10% per annum.

Risks Related to Third Party Reliance

          We depend on third parties to assist us in the development of new products extensively, and any failure of those parties to fulfill their obligations could result in costs and delays and prevent us from successfully commercializing our product candidates on a timely basis, if at all.

          We engage consultants and contract research organizations to help design, and to develop our products. The consultants and contract research organizations we engage provide us critical skills and resources that we do not have within our own company. As a result, we depend on these consultants and contract research organizations to perform the necessary research and development to create new products. We may face delays in developing and bringing new products to market if these parties do not perform their obligations in a timely or competent fashion or if we are forced to change service providers.

          We depend on our collaborators to help us develop and test our proposed products, and our ability to develop and commercialize products may be impaired or delayed if collaborations are unsuccessful.

          Our strategy for the development, testing and commercialization of our proposed products requires that we enter into collaborations with corporate partners, licensors, licensees and others. We are dependent upon the subsequent success of these other parties in performing their respective responsibilities and the continued cooperation of our partners. Under agreements with collaborators, we may rely significantly on such collaborators to, among other things:

-	Fund research and development activities with us;

-	Pay us fees upon the achievement of milestones under STIR and SBIR programs; and

-	Market with us any commercial products that result from our collaborations.

          Our collaborators may not cooperate with us or perform their obligations under our agreements with them. We cannot control the amount and timing of our collaborators’ resources that will be devoted to our research and development activities related to our collaborative agreements with them. Our collaborators may choose to pursue existing or alternative technologies in preference to those being developed in collaboration with us.

          The development and commercialization of potential products will be delayed if collaborators fail to conduct these activities in a timely manner, or at all.

          If various outside vendors and collaborators do not achieve milestones set forth in our agreements, or if our collaborators breach or terminate their collaborative agreements with us, our business may be materially harmed.

          Our reliance on the activities of our non-employee consultants, research institutions, and scientific contractors, whose activities are not wholly within our control, may lead to delays in development of our proposed products.

          We rely extensively upon and have relationships with outside consultants and companies having specialized skills to conduct research. These consultants are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. We have limited control over the activities of these consultants and, except as otherwise required by our collaboration and consulting agreements to the extent they exist, can expect only limited amounts of their time to be dedicated to our activities. These research facilities may have commitments to other commercial and non-commercial entities. We have limited control over the operations of these collaborators and can expect only limited amounts of time to be dedicated to our research and product development goals.

Product Development Risks

          We have limited resources to manage development activities.

          Our limited resources in conducting and managing development activities might prevent us from successfully designing or implementing new products. If we do not succeed in conducting and managing our development activities, we might not be able to commercialize our product candidates, or might be significantly delayed in doing so, which will materially harm our business.

          Our ability to generate revenues from any of our product candidates will depend on a number of factors, including our ability to successfully complete and implement our commercialization strategy. In addition, even if we are successful in bringing one or more product candidates to market, we will be subject to the risk that the marketplace will not accept those products. We may, and anticipate that we will need to, transition from a company with a research and development focus to a company capable of supporting commercial activities and we may not succeed in such a transition.

          Because of the numerous risks and uncertainties associated with our product development and commercialization efforts, we are unable to predict the extent of our future losses or when or if we will become profitable.

          Our failure to successfully commercialize our product candidates or to become and remain profitable could depress the market price of our Common Stock and impair our ability to raise capital, expand our business, diversify our product offerings and continue our operations.

Risks Related to Competition

          The market for energy storage products is highly competitive.

          We expect that our most significant competitors will be large more established companies. These companies are developing products that compete with ours and they have significantly greater capital resources in research and development, manufacturing, testing, obtaining regulatory approvals, and marketing capabilities. Many of these potential competitors are further along in the process of product development and also operate large, company-funded research and development programs. As a result, our competitors may develop more competitive or affordable products, or achieve earlier patent recognition and filings.

          Our industry is characterized by rapidly evolving technology and intense competition. Our competitors include major multinational energy-storage device and battery companies as well as nanotechnology companies that specialize in micro fluid dynamics and smart surfaces.

          Many of these companies are well-established and possess technical, research and development, financial and sales and marketing resources significantly greater than ours. In addition, certain smaller nanotechnology companies have formed strategic collaborations, partnerships and other types of joint ventures with larger, well established industry competitors that afford these companies' potential research and development and commercialization advantages. Academic institutions, governmental agencies and other public and private research organizations are also conducting and financing research activities which may produce products directly competitive to those we are developing. Moreover, many of these competitors may be able to obtain patent protection, obtain regulatory approvals and begin commercial sales of their products before we do.

          In the general area of energy storage and micro fluid dynamics, we compete with a variety of companies, including Duracell, Eveready and Ultralife.

          Each of these companies is well-established and has substantial technical and financial resources compared to us. Many smaller companies may also be developing products in the rapidly changing area of energy storage and advanced micro fluid dynamics. These smaller companies may become significant competitors through rapid evolution of new technologies. Any of these companies could substantially strengthen their competitive position through strategic alliances or collaborative arrangements with larger companies.

          Our competition includes both public and private organizations and collaborations among academic institutions and large companies, most of which have significantly greater experience and financial resources than we do.

          Private and public academic and research institutions also compete with us in the research and development of nanotechnology products based on micro-fluid dynamics. In the past several years, the nanotechnology industry has selectively entered into collaborations with both public and private organizations to explore the development of new products evolving out of research in micro-fluid dynamics.

          The energy storage device and battery business are each characterized by intense competition. We compete against numerous companies, both domestic and foreign, many of which have substantially greater experience and financial and other resources than we have.

          Companies such as Duracell, Eveready and Ultralife, as well as others, many of which have substantially greater resources and experience in our fields than we do, are well situated to effectively compete with us. Any of the world's largest battery companies represents a significant actual or potential competitor with vastly greater resources than ours. These and other competitive enterprises have devoted, and will continue to devote, substantial resources to the development of technologies and products in competition with us.

RISKS RELATED TO OUR TARGETED MARKETS

          The sale of new high technology products often has a long lead-time and a multiplicity of risks.

Commercialization of new technology products often has very long lead time since it is not possible to predict when major companies will license such technology for sale to their customers. The science of nanotechnology and microfluidics used to develop our Smart NanoBattery is in its very early stages and acceptance and demand for such products can often be a long evolutionary process.

The science of nanotechnology is at a very early stage as a discipline and is subject to great uncertainty and swift changes in technology.

Microfluid dynamics and the manipulation of materials of nano size and dimensions is a very new science and the creation of new products is dependent upon new and different properties of such materials created that will result in many uncertain applications and rapid change. The evolution of nanotechnology as a new science adds greater uncertainty to new applications and new and improvedproduct introductions is unpredictable.

We may not be able to create new products from our intellectual property using microfluidics that will be acceptable in water purification, oil separation from water and other environment markets.

The market for "green" products and solutions is characterized by changing regulatory standards, new and improved product introductions, and changing customer demands.

Large companies such as General Electric with great resources are currently focusing significant monies for new solutions.

Our future success will depend upon our ability to achieve compelling technology innovations that are economic and practical to produce in large quantities. Success in new technology, products and services is a complex and uncertain process requiring high levels of innovation, highly-skilled engineering and development personnel, and the accurate anticipation of technological and market trends. We may not be able to identify, develop, market or support new or enhanced technology, products, or services on a timely basis, if at all, owing to our size and limited financial resources.

The commercialization of many applications of our technologies will depend on our ability to establish strategic relationships with commercial partners.

We are seeking commercial partners with established lines of business and greater financial resources than our own. Such partners may not place the priority that we do on joint projects because the success or failure of such projects is not as material to other existing well developed lines of business.

Our Smart Battery and our potential applications of our technology are components of end products and therefore our products are tied to the success of such end products.

The compelling need for critical mission batteries and other applications of our nanotechnology will depend upon both military and commercial needs going forward and the demand for our products as components. Thus the success of our Smart Battery and other applications of our technology will depend upon the continuing need for the end user products and market demand.

General Risks Relating to Our Business

          Our products are likely to be expensive to manufacture, and they may not be profitable if we are unable to control the costs to manufacture them.

          Our products are likely to be significantly more expensive to manufacture than most other more developed currently on the market today. Our present manufacturing processes produce modest quantities of product intended for use in our ongoing research activities, and we have not developed processes, procedures and capability to produce commercial volumes of product. We hope to substantially reduce manufacturing costs through process improvements, development of new science, increases in manufacturing scale and outsourcing to experienced manufacturers. If we are not able to make these or other improvements, and depending on the pricing of the product, our profit margins may be significantly less than that of our competitors. In addition, we may not be able to charge a high enough price for any products we develop to make a profit. If we are unable to realize significant profits from our potential product candidates, our business would be materially harmed.

          Our current very limited revenue depends on our ability to continue to obtain SBIR, STTR and other Government Grants for Research and Development.

          We have completed a Phase II STTR Army Research grant in the amount of $750,000. Although we are actively applying for new SBIR, STTR and other government grants and funding we are unable to predict whether we will be successful in obtaining such grants.

          We depend on key personnel for our continued operations and future success, and a loss of certain key personnel could significantly hinder our ability to move forward with our business plan.

          Because of the specialized nature of our business, we are highly dependent on our ability to identify, hire, train and retain highly qualified scientific and technical personnel for the research and development activities we conduct or sponsor. The loss of one or more certain key executive officers, or scientists, would be significantly detrimental to us. In addition, recruiting and retaining qualified scientific personnel to perform research and development work is critical to our success. Our anticipated growth and expansion into areas and activities requiring additional expertise, such as new applications for “smart surfaces”, manufacturing and marketing, will require the addition of new management personnel and the development of additional expertise by existing management personnel. Despite the current economic conditions and job market there is significant competition for qualified personnel in the areas of our present and planned activities, and there can be no assurance that we will be able to continue to attract and retain the qualified personnel necessary for the development of our business. The failure to attract and retain such personnel or to develop such expertise would adversely affect our business.

          Our insurance policies may be inadequate and potentially expose us to unrecoverable risks.

          We do not carry director and officer insurance and have limited commercial insurance policies. Any significant insurance claims would have a material adverse effect on our business, financial condition and results of operations. Insurance availability, coverage terms and pricing continue to vary with market conditions. We endeavor to obtain appropriate insurance coverage for insurable risks that we identify, however, we may fail to correctly anticipate or quantify insurable risks, we may not be able to obtain appropriate insurance coverage, and insurers may not respond as we intend to cover insurable events that may occur. We have observed rapidly changing conditions in the insurance markets relating to nearly all areas of traditional corporate insurance. Such conditions have resulted in higher premium costs, higher policy deductibles, and lower coverage limits. For some risks, we may not have or maintain insurance coverage because of cost or availability.

          We have no product liability insurance, which may leave us vulnerable to future claims we will be unable to satisfy.

          The testing, manufacturing, marketing and sale of consumer products entail an inherent risk of product liability claims, and we cannot assure you that substantial product liability claims will not be asserted against us. We have no product liability insurance. In the event we are forced to expend significant funds on defending product liability actions, and in the event those funds come from operating capital, we will be required to reduce our business activities, which could lead to significant losses.

          We cannot assure you that adequate insurance coverage will be available in the future on acceptable terms, if at all, or that, if available, we will be able to maintain any such insurance at sufficient levels of coverage or that any such insurance will provide adequate protection against potential liabilities. Whether or not a product liability insurance policy is obtained or maintained in the future, any product liability claim could harm our business or financial condition.

          We presently have members of management and other key employees located in various locations throughout the country which adds complexities to the operation of the business.

          Presently, we have members of management and other key employees located in both Connecticut and New Jersey, which adds complexities to the operation of our business.

          We face risks related to compliance with corporate governance laws and financial reporting standards.

          The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the Securities and Exchange Commission and the Public Company Accounting Oversight Board, require changes in the corporate governance practices and financial reporting standards for public companies. These new laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting, referred to as Section 404, have materially increased our legal and financial compliance costs and made some activities more time-consuming and more burdensome.

Risks Relating to Our Common Stock

Stock prices for development-stage technology companies have historically tended to be very volatile.

          Stock prices and trading volumes for many small development-stage technology companies fluctuate widely for a number of reasons, including but not limited to the following factors, some of which may be unrelated to their businesses or results of operations:

-	The amount of cash resources and ability to obtain additional funding,

-	Announcements of research activities, business developments, technological innovations or new products by companies or their competitors,

-	Entering into or terminating strategic relationships,

-	Disputes concerning patents or proprietary rights,

-	Changes in revenues or expense levels,

-	Reports by securities analysts,

-	Activities of various interest groups or organizations,

-	Media coverage, and

-	Status of the investment markets.

          This market volatility, as well as general domestic or international economic, market and political conditions, could materially and adversely affect the market price of our Common Stock and the return on your investment.

          A significant number of shares of our Common Stock have become available for sale and their sale could depress the price of our Common Stock.

          In addition to the shares underlying our convertible debt as described above, we may sell a substantial number of additional shares of our Common Stock in connection with a private placement or public offering of shares of our Common Stock (or other series or class of capital stock to be designated in the future). The terms of any such private placement would likely require us to register the resale of any shares of capital stock issued or issuable in the transaction. We have also issued Common Stock to certain parties, such as vendors and service providers, as payment for products and services. Under these arrangements, we may agree to register the shares for resale soon after their issuance. We may also continue to pay for certain goods and services with equity, which would dilute your interest in the company.

          Sales of a substantial number of shares of our Common Stock under any of the circumstances described above could adversely affect the market price for our Common Stock and make it more difficult for you to sell shares of our Common Stock at times and prices that you feel are appropriate.

          We do not intend to pay cash dividends on our Common Stock in the foreseeable future.

          Any payment of cash dividends will depend upon our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. We do not anticipate paying cash dividends on our Common Stock in the foreseeable future. Furthermore, we may incur additional indebtedness that may severely restrict or prohibit the payment of dividends.

          Our Common Stock is subject to "penny stock" regulations and restrictions on initial and secondary broker-dealer sales.

          The Securities and Exchange Commission (SEC) has adopted regulations which generally define "penny stock" to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Penny stocks are subject to certain additional oversight and regulatory requirements. Brokers and dealers affecting transactions in our Common Stock in many circumstances must obtain the written consent of a customer prior to purchasing our Common Stock, must obtain information from the customer and must provide disclosures to the customer. These requirements may restrict the ability of broker-dealers to sell our Common Stock and may affect your ability to sell your shares of our Common Stock in the secondary market.

           As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

          Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Risks Related to This Offering

There are substantial risks associated with the Investment Agreement, which could contribute to the decline of the price of our common stock and have a dilutive impact on our existing stockholders.

          In order to have access to capital when needed, we entered into the Investment Agreement with Dutchess. The terms of the Investment Agreement are described under the section captioned “Selling Stockholder.” The sale of our common stock pursuant to the terms of the Investment Agreement will have a dilutive impact on our existing stockholders. Dutchess is not restricted in its ability to resell the shares we issue to them, and any such resale could cause the market price of our common stock to decline. Following any decline in the market price of our common stock, any subsequent advances would require us to issue a greater number of shares of common stock in exchange for each dollar advanced.  Although Dutchess is limited to owning 4.99% of our common stock at any point in time it can sell a portion of its holding during any point in time and receive additional shares. Under these circumstances our existing stockholders would experience greater dilution. The sale of our common stock under the Investment Agreement could encourage short sales by third parties, which could contribute to the further decline of our stock price.

Dutchess intends to engage in certain hedging transactions that may cause the market price of our common stock to decline.

          In connection with the distribution of our common stock or otherwise, including upon receipt of any put notice from us, Dutchess intends to enter into certain hedging transactions with broker-dealers or other financial institutions, pursuant to which such broker-dealers or other financial institutions will engage in sales of our shares in the course of hedging the positions they assume with Dutchess. If there is an imbalance on the sell side of the market in our common stock, the price of our common stock will decline. Dutchess has no intention of, and is contractually prohibited from, entering into any short sales during the term of the Investment Agreement.

Pursuant to the terms of the Investment Agreement, Dutchess will pay less than the then-prevailing market price for our common stock.

          The common stock to be issued to Dutchess pursuant to the Investment Agreement will be purchased at 94 % of the lowest daily trading price of our common stock during the ten consecutive trading days after the date we request the advance. Dutchess has a financial incentive to sell our common stock upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Dutchess sells the shares, the price of our common stock could decrease.

We may not be able to access sufficient funds pursuant to the terms of the Investment Agreement.

          Our ability to put shares to Dutchess and obtain funds pursuant to the terms of the Investment Agreement is limited, including restrictions on when we may exercise our put rights, restrictions on the amount we may put to Dutchess at any one time, which is determined in part by the trading price of our common stock, and a limitation on Dutchess’ obligation to purchase if such purchase would result in Dutchess beneficially owning more than 4.99% of our common stock. Accordingly, we may not be able to access sufficient funds when needed.”

We would have to increase our authorized shares of common stock to 6,980,000,000 shares from the current 6 billion shares to have enough shares to exercise the full equity line

          In order to exercise the entire equity line of $10 million, the Company would be required to issue 3,223,806,432 additional shares of its common stock to Dutchess as of December 21, 2011. This would equal approximately 111% of our common stock currently outstanding of approximately 2.8 billion shares.

Our stock price is currently too low to allow us full use of the equity line

Based upon the current capital structure of the Company there are 2,228,283,513 shares of common stock available for issuance  as of December 21, 2011. This will enable the Company to access up to $7,121,594 of the $10 million equity line. In order for the Company to access the full $10 million of the equity line over the next three years the price of the Common Stock would need to equal $.004773 or greater for substantial periods of time during such period. In addition the liquidity or trading volume of the Company’s common stock would have to be sufficient to accommodate the sale in the open market of shares purchased by Dutchess.

There Are further conditions to the equity line that the Company may not be able to  meet

In addition, in order for the Company to draw monies under the Equity Line it must satisfy the following conditions set forth in Section  2D of the Investment Agreement.

Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a      Put Notice and the Investor shall not be obligated to purchase any Shares at a Closing unless each of the following conditions are satisfied:

(1)      a Registration Statement shall have been declared effective and shall remain effective and      available for the resale of all the Registrable Securities (as defined in the Registration Rights       Agreement) at all times until the Closing with respect to the subject Put Notice;

(2)      at all times during the period beginning on the related Put Notice Date and ending on and    including the related Closing Date, the Common Stock shall have been listed on the Principal Market and shall not have been suspended from trading thereon for a period of two (2) consecutive Trading Days during the Open Period and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;

(3)      the Company has complied with its obligations and is otherwise not in breach of or in default under this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith which has not been cured prior to delivery of the Put Notice;

(4)      no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

(5)      the issuance of the Securities pursuant to this Agreement will not violate any shareholder    approval requirements of the Principal Market.”

If any of the events described in clauses (1) through (5) above occurs during a Pricing Period, then     the Investor shall have no obligation to purchase the Common Stock subject to the applicable Put    Notice.

The equity line, if accessed by the Company will cause significant dilution to existing shareholders as illustrated by the following table.

FORWARD-LOOKING STATEMENTS

          This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue” and variations thereof, and other statements contained in this prospectus, regarding matters that are not historical facts and are forward-looking statements. Because these statements involve risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to risks inherent in: our early stage of development, including a lack of operating history, lack of profitable operations and the need for additional capital; the development and commercialization of largely novel and unproven technologies and products; our ability to protect, maintain and defend our intellectual property rights; uncertainties regarding our ability to obtain the capital resources needed to continue research and development operations and to conduct research; uncertainty regarding our overall ability to compete effectively in a highly complex, rapidly developing, capital intensive and competitive industry. See “Risk Factors” set forth herein for a more complete discussion of these factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

          Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development and commercialization of our technologies, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

USE OF PROCEEDS

          We will receive no proceeds from the sale of shares of Common Stock offered by the selling stockholders. . We will receive $25,000 of proceeds upon exercise of the Warrant and proceeds from time to time upon exercise by the Company of the Put under the Equity Line . All proceeds received will be used by the Company as working capital.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell their shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices.

DILUTION

“Dilution” represents the difference between the offering price per share and the net tangible book value per share of our Common Stock immediately after completion of this offering. Net tangible book value per share represents our net tangible assets (our total assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of this offering. Our net tangible book value as of September 30, 2011 was -$0.0021. Please refer to the following table presenting the number of shares issued and the corresponding price per share paid before this Offering. Following is a table illustrating the pro forma dilution as of June 30 2011, to investors if 100%, 75%, 50%, or 10% of the Offering is sold.

SELLING SECURITY HOLDERS

          The following table details the name of each selling stockholder, the number of shares owned by that selling stockholder, and the number of shares that may be offered by each selling stockholder for resale under this prospectus. The selling stockholders may sell up to 465,076,471 shares of our Common Stock from time to time in one or more offerings under this prospectus. Because each selling stockholder may offer all, some or none of the shares it holds, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling stockholder after the offering can be provided. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholders.

Security Holder	Relationship to Issuer	Amount Owned Prior to Offering	Amount Offered	Amount Owned After Offering
John Fife	None	57,236,500	185,400,000	0
Jay Wright	None	3,676,471	3,676,471	0
Dutchess Opportunity Fund II, LP - Commitment and Transaction fees	None	26,000,000	26,000,000	0
Dutchess Opportunity Fund II, LP - Put feature of Equity Line	None	0	250,000,000	0

* Less than 1%.

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. As of November 30, 2011, the Company had 2,892,510,073 shares of Common Stock issued and outstanding.

(2) Assumes the sale of all shares included in this prospectus.

(3) John Fife has the right to convert a maximum of $557,500 of principal plus a maximum of $14,865 of accrued interest at $.01 per share into 57,236,500 shares of common stock of the Company during the next 60 days under the terms of the Convertible Note. In the alternative the Company must make payments under the Convertible Note in either cash or its common stock as follows: 10 payments of principal of $55,700 per month plus accrued interest at 8% on the unpaid balance in 10 monthly payments from November 30, 2011 through and including August 30, 2012 .The price of the common stock of the Company closed at $.0046 per share on December 2, 2011. If the Company elects to make payments on a timely basis to amortize principal and interest in its common stock the holder will receive approximately a 20% discount from the current market value of the stock. Such a discount based upon a stock price of $.0046 per share would result in the holder receiving approximately 30,374,871 shares of common stock valued at $.0039 per share to cover principal and interest payments for the 60 day period following November 30, 2011. If the Company made timely payments solely in its common stock the 10 monthly payments of principal plus accrued interest from November 30, 2011 through August 30, 2012 the holder would receive a total of approximately 151,556,682shares of common stock assuming the market price continue throughout such period at $.0046 per share. Certain additional shares equal to 33,433,318 are being registered as required under the terms of the Registration Rights Agreement dated as of September 13, 2011 to provide for additional shares, if required, if the market value of the Company’s common stock declines.

(4) The Company has failed to make the payment owed on November 30, 2011 of $57,500 plus accrued interest at 8% equal to $8,375 from September 13, 2011 in either cash or shares of its common stock. As of the date hereof the holder has not declared an event of default or elected to exercise any remedies under the Convertible Note. It is anticipated that upon effectiveness of this Registration Statement the Company will pay such amount in stock of the Company. Such amount would be payable at a 20% discount and at the market value of the stock of $.0046 on December 2, 2011 would result in the payment of approximately 16,891,025 shares of common stock payable to the holder valued at $.0039 per share.

(5) Dutchess Opportunity Fund II, LP will not beneficially own any shares of common stock other than shares issued to the Company to cover commitment fees and transaction costs unless and until the Company exercises a put under the Equity Line. Dutchess Opportunity Fund II, LP is managed by its Senior Partners,  Dutchess Capital Management II, LLC which Douglas Leighton and Michael A. Movelli have deportive power.

PLAN OF DISTRIBUTION

Each selling stockholder and any of its pledges, assignees and successors-in-interest may, from time to time, sell any or all of its shares of Common Stock on the Over-the-Counter Bulletin Board or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
  a combination of any such methods of sale; or
  any other method permitted pursuant to applicable law.

          The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

          A selling stockholder or its pledges, donates, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. A selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

          We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

          The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

          A selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder is deemed affiliated with purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of Common Stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. Not only is the selling stockholder contractually restricted from engaging in short sales but in the event any such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our Common Stock. All of these limitations may affect the marketability of the shares.

          If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the Common Stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

DESCRIPTION OF SECURITIES TO BE REGISTERED

          This prospectus includes 465,076,471 shares of our Common Stock offered by the selling stockholders which constitutes approximately 16% of out currently outstanding Common Stock. The following description of our Common Stock is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

          We are authorized to issue 6,000,000,000 shares of Common Stock having a par value of $0.001 per share. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors. Our outstanding shares of Common Stock are fully paid and non-assessable. Holders of shares of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

          The validity of the shares offered hereby will be passed upon for us by Martin Smiley, Esq., EVP, CFO and General Counsel of the Company. With this exception, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company. Nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

Overview

mPhase, a New Jersey corporation founded in 1996, is a publicly-held company with over 23,000 shareholders and 2,892,510,073 shares of Common Stock outstanding as of November 30, 2011. The Company's Common Stock is traded on the Over the Counter Bulletin Board under the ticker symbol XDSL. We are headquartered in Norwalk, Connecticut and also have corporate offices in Little Falls, NJ. mPhase shares office space with Microphase Corporation, a privately held company. Microphase is a leader in the field of radio frequency and filtering technologies within the defense and telecommunications industry. It has been in operation for over 50 years and supports mPhase with both engineering and administrative and financial resources as needed. mPhase is a development stage company specializing in microfluidics, microelectromechanical systems (MEMS) and nanotechnology. mPhase is commercializing its first nanotechnology-enabled product for military and commercial applications - The Smart NanoBattery providing Power On Command™. The new patented and patent pending battery technology, based on the phenomenon of electrowetting, offers a unique way to store energy and manage power. Features of the Smart NanoBattery include potentially infinite shelf life, environmentally friendly design, fast ramp to power, programmable control, and direct integration with microelectronic devices.

The platform technology behind the Smart NanoBattery is a porous nanostructured material used to repel and precisely control the flow of liquids. The material has a Smart Surface that can potentially be designed for self-cleaning applications, water purification/desalination, liquid filtration/separation, and environmental cleanup. mPhase has completed a Phase II Small Business Technology Transfer Program (STTR) grant, part of the Small Business Innovation Research (SBIR) program, from the U.S. Army for continued development of a reserve Smart NanoBattery for a critical computer memory application.

Since our inception in 1996, we have been a development-stage company and operating activities have related primarily to research and development, establishing third-party manufacturing relationships and developing product brand recognition. In December of 2007 the Company ceased further activities with respect to its prior telecommunications equipment products which have been treated as a Discontinued Business effective June 30, 2010. Since January of 2008, the Company has focused primarily upon development of our smart reserve battery, and other battery and illuminator products as well as establishing a patent portfolio of intellectual property for “smart surfaces” in the field of nanotechnology.

Description of Operations

Microfluidics, MEMS, and Nanotechnology

In February of 2004, mPhase entered the business of developing new products based on materials whose properties and behavior are controlled at the micrometer and nanometer scales. (For reference, a micrometer or micron is equal one millionth (10 -6) of a meter and a nanometer is one billionth (10 -9) of a meter – the scale of atoms and molecules. A human hair is approximately 50 microns in diameter, or 50,000 nanometers thick.) The Company has expertise and capabilities in microfluidics, microelectromechanical systems (MEMS), and nanotechnology. Microfluidics refers to the behavior, precise control and manipulation of fluids that are geometrically constrained to a small, typically micrometer scale. MEMS is the integration of mechanical elements, sensors, actuators, and electronics on a common silicon substrate through microfabrication technology. Nanotechnology is the creation of functional materials, devices and systems through control of matter (atoms and molecules) on the nanometer length scale (1-100 nanometers), and exploitation of novel phenomena and properties (physical, chemical, biological, mechanical, electrical) at that length scale. In its Smart NanoBattery, mPhase exploits the physical phenomenon of electrowetting by which a voltage is used to change the wetting properties of a liquid/solid interface at the nanometer scale. Consider water as the liquid. Through electrowetting, mPhase can change a surface from what is referred to as a hydrophobic ("water repelling") state to a hydrophilic ("water attracting") state. In the hydrophobic state, the water beads up or is repelled by the surface. In the hydrophilic state, the water spreads out or is absorbed by the surface. The ability to electronically control the wetting characteristics of a surface at the nanometer scale forms the basis of mPhase's nanotechnology operations and intellectual property portfolio.

In the Smart NanoBattery application, mPhase uses electrowetting as a new technique to activate or literally "turn on" a battery once it is ready to be used for the first time. At the heart of the Smart NanoBattery is a porous, nanostructured superhydrophic or superlyophobic membrane designed and fabricated by mPhase. The so-called superhydrophobic membrane applies to water and the superlyophobic membrane applies to nonaqueous or organic liquids such as ethanol or mineral oil. The difference between the two membrane types lies in the nanoscale architecture at the surface. By virtue of its superhydrophobic or superlyophobic character, the membrane, although porous, is able to physically separate the liquid electrolyte from the solid electrodes so that the battery remains dormant or inactive, thus providing no voltage or current until called upon. This electrolyte-electrode separation gives the battery the feature of potentially unlimited shelf life and the benefit of being always ready when needed, which is not necessarily the case for conventional batteries. Electrowetting alters the liquid/membrane interface so that the liquid is now able to flow over the membrane's surface and rapidly move through the pores where it is able to contact the solid electrode materials located on the other side of the membrane.

mPhase uses MEMS to precisely control the machining of silicon-based materials at the micrometer and nanometer scales. This ability has led to the Company's proprietary membrane design that controls the wetting and movement of liquids on a solid surface. mPhase uses microfluidics to control the flow of liquid electrolyte through the porous membrane and this is also the basis for other possible applications such as self-cleaning surfaces, filtration and separation and liquid delivery systems.

History of Nanotechnology Operations

Smart NanoBattery

mPhase Technologies along with Bell Labs jointly conducted research from February 2004 through April of 2007 that demonstrated control and manipulation of fluids on superhydrophobic and superlyophobic surfaces to create a new type of battery or energy storage device with power management features obtained by controlling the wetting behavior of a liquid electrolyte on a solid surface. The scientific research conducted set the ground work for continued development of the Smart NanoBattery and formed a path to commercialization of the technology for a broad range of market opportunities. During 2005 and 2006, the battery team tested modifications and enhancements to the internal design of the battery to optimize its power and energy density characteristics, as well as making engineering improvements that were essential in moving the battery from a zinc-based chemistry to a commercial lithium-based chemistry that can be manufactured on a large scale. The Company began its efforts by entering into a $1.2 million 12 month Development Agreement with the Bell Labs division of Alcatel/Lucent for exploratory research of control and manipulation of fluids on superhydrophobic surfaces to create power cells ( batteries) by controlling wetting behavior of an electrolyte on nanostructured electrode surfaces. The goal was to develop a major breakthrough in battery technology creating batteries with longer shelf lives as the result of no direct electrode contact (meaning no power drain prior to activation). The Company extended its development effort twice for an additional two years ending in March of 2007 and for two additional periods thereafter through July 31, 2007. During this time, the technical focus shifted from trying to separate the liquid electrolyte from nanostructured electrodes to developing a nanostructured membrane that could physically separate the liquid electrolyte from the solid electrodes. mPhase also began working with the Rutgers University Energy Storage Research Group (ESRG) in July of 2005 to conduct contract research in advanced battery chemistries involving lithium.

This work involved characterizing and testing materials that could be used in the mPhase battery. In July of 2007, the relationship shifted to a collaboration focused on developing a memory backup battery needed by the U.S. Army. The work was funded through a Phase I Small Business Transfer grant.

The Company decided in September of 2007 to transfer its development work out of Bell Labs (Alcatel/Lucent) in order to broaden its nanotechnology product commercialization efforts. Prior to such time mPhase was limited to development using zinc-based batteries since Bell Labs did not have facilities to handle lithium chemistry. mPhase continued to work with Rutgers ESRG that has facilities capable of handing lithium battery development and also engaged in work with other companies to supply essential components, fabricate prototypes, and plan manufacturing approaches. These companies included a well-respected silicon foundry and battery manufacturer.

In February of 2008, the Company announced that a prototype of its Smart NanoBattery was successfully deployed in a gun-fired test at the Aberdeen Proving Ground at Maryland. The test was conducted by the U.S. Army Armament Research and Development and Engineering Center (ARDEC) of Picatinny, New Jersey. The battery not only survived the harsh conditions of deployment at a gravitational force in excess of 45,000 g, but was also flawlessly activated in the process.

In March of 2008, mPhase announced that it had been invited to submit a proposal for a Phase II STTR grant based upon the successful work it had performed on the Phase I grant to develop a version of the Smart NanoBattey referred to as the multi-cell, micro-array reserve battery for a critical U.S. Army memory backup application. The Phase II grant in the gross amount of $750,000 (net $500,000) was granted to the Company in the middle of September of 2008. In March of 2008, the Company also announced the successful transfer to a commercial foundry of certain processes critical to the manufacturing of its Smart NanoBattery. This enabled fabrication of the porous membranes for the multi-cell, micro-array reserve battery mentioned above. The Company successfully manufactured nanostructured membranes at the foundry that are essential to commercial production of the battery. By achieving a series of delayed activations, the shelf-life and continuous run-time of such battery is increased to a period of time in excess of twenty years. In April of 2008, the Company announced that it had successfully activated its first Smart NanoBattery prototype by electrowetting using a hard-wired configuration and a remotely-activated device. Remote activation plays a key role in providing power to wireless sensors systems and RFID tags.

Also, in April of 2008, the Company announced that it had successfully produced its first lithium-based reserve battery with a soft or pouch package and breakable separator (in place of the electrowettable membrane) that relies on mechanical rather than electrical activation to provide Power On Command™. The Company believes that it is a significant milestone in moving from a low energy density zinc-based battery to a higher energy density lithium-based battery towards proving that the Smart NanoBattery will eventually be economically and commercially viable.

In fiscal years ended June 30, 2009 and June 30, 2010, the Company focused upon further development of its Smart Nano Battery under a Phase II STTR grant from the U.S. Army as a potential reserve battery for a back-up computer memory application for a weapons system. The Company completed this Phase II Army grant in the fall of 2010. On November 12 of 2010, the Company announced that it had successfully triggered and activated its first functional multi-cell smart nano battery. Triggering and activation of the cells of the battery were achieved by using the technique of electrowetting or programmable triggering. Triggering was accomplished by applying a pulse of electrical energy to a porous, smart surface membrane located inside each cell in the battery causing the electrolyte to come in contact with the cell’s electrodes, creating the chemical reaction to produce voltage inside of the multi-cell battery. The multi-cell battery consists of a matrix of 12 individual cells populated with an electrode stack consisting of lithium and carbon monofluoride materials with each rated at 3.0 volts. Using a custom designed circuit board for testing, each of the cells in the battery were independently triggered and activated without affecting any of the non-activated cells in the multi-cell configuration. Each cell in the battery has a very long shelf-life prior to triggering.

On February 9, 2011, the Company announced that it had signed a 3 year Cooperative Research and Development Agreement (CRADA) with the U.S. Army Armament Research, Development, and Engineering Center (ARDEC) at Picatinny, New Jersey, to continue to cooperatively test and evaluate the mPhase Smart NanoBattery, including new design features functionally appropriate for DoD based systems requiring portable power sources. The army researchers are evaluating the prototypes using the Army’s testing facilities at Picatinny Arsenal in New Jersey in order to determine applicability of the technology to gun fired munitions and potentially to incorporate the technologies into research and development and other programs sponsored by Picatinny. The Research Agreement is supported by the Fuze & Precision Armaments Technology Directorate

Emergency Flashlight

On December 5, 2008, mPhase Technologies, Inc. signed a contract with Porsche Design Gesellschaft m.b.H. in Austria (“Porsche Design Studio”) to design a premium version of the AlwaysReady Emergency Flashlight. A pilot program that began in March of 2010 has resulted in the sale of approximately 56 emergency flashlights. The flashlight sold in the pilot program contained mPhase’s proprietary mechanically-activated lithium reserve battery. The battery contains a breakable barrier that separates the solid electrodes from the liquid electrolyte until the battery is manually activated. Unlike traditional batteries, the mPhase battery remains in an inert state with no leakage or self-discharge until activation. The mPhase battery is designed to have an almost infinite shelf life making it ideal for emergency lighting applications. The premium flashlight will be marketed as an accessory for automobile roadside emergency kits.

On January 29, 2009, the Company announced that it had contracted with EaglePicher Technologies to design and manufacture, in small quantities, its mechanically-activated battery that were used in the pilot program of sales of the Company’s new Emergency Flashlight. EaglePicher was selected for the project because of their experience in custom and standardized power solutions for the extreme environments of aerospace and military applications as well as medical and commercial applications.

The reserve battery is a manually activated lithium cell designed to provide Power On Command. The battery remains dormant until “turned on” by the user. It is built to the highest standards with a minimum storage life of 20 years. Once activated, the reserve battery is expected to deliver the electrical performance of a standard primary CR123 battery used in many portable electronic applications today.

EaglePicher Technologies, LLC, along with EaglePicher company, is a world leader in custom and standardized power solutions for the extreme environments of aerospace and military applications as well as medical and commercial applications. The company specializes in design and manufacture of battery cells, battery packaging, battery management systems (BMS), analysis, environmental testing, and energetic devices. Active in battery development and testing since 1922, EaglePicher Technologies has the most experience and broadest capability in battery electrochemistry of any battery supplier.

Owing to cost considerations the Company has decided to utilize a cost reduced active-reserve battery in its current version of its emergency flashlight product for potential sales after the pilot program. Such active reserve battery also has a very long shelf life and enables the Company to significantly reduce the selling price of the Emergency Flashlight. The Company has been seeking high-end products distributors with which to establish a licensing or distribution agreements in order to maximize potential revenue associated with the product. In March 2011,the Company received an initial order from Porsche Design Group in Germany for mPhase's Porsche design branded mPower Emergency Illuminators to be sold in Porsche Design stores in Germany, Great Britain and the United States and it began shipments of the Emergency Illuminators in April of 2011.

Magnetometer

In March of 2005, the Company entered into a second Development Agreement for 12 months at a cost of $1.2 million with the Bell Labs to develop MEMS-based ultrasensitive magnetic sensor devices, also known as magnetometers, that could be used in military and commercial electronics (e.g., cell phones) for determining location, as well as in portable security and metal detection applications. The agreement was renewed in April of 2006 for another 12 months. Although proven to work in the lab, the magnetometer technology could not be scaled up as quickly and as cost effectively as the Company’s nano battery. The project was suspended in September 2007 so that all technical resources could be allocated to the nano battery project.

Patents and Trademarks

Our Intellectual Property

Various aspects of the mPhase technology are protected by patents either owned directly by the Company or with respect to which the Company has full sub-licensing rights. The Company’s current battery related patent portfolio consists of seven issued patents, of which one is jointly owned with Rutgers University, two are jointly owned with Lucent Technologies and four are licensed from Lucent Technologies. These cover such aspects of the technology as the ability to use electrowetting to create a moveable liquid lens, methodology and apparatus for reducing friction between a fluid and a body, methodology for etching planar silicon substrates to develop a reserve battery device, methodology and apparatus for controlling the flow resistance of a fluid on nanostructured or microstructured surfaces, methodology for creating a structured membrane with controllable permeability, methodology for a nanostructured battery with end of life cells, and methodology for making a multi-cell battery system with multiple chemistries in each individual cell of the battery pack. Some of these patents are specific to the development of a battery device while others are more generalized. The Company also has four patent applications related to the Smart Surfaces technology that have been filed with the United States Patent Office and other foreign patent offices and that are in various stages of examiner review, as well as four additional patent applications related to other Smart Surfaces technologies under review.

The Company has obtained trademark protection for its mPower Emergency Illuminator and mPower on Command, and it currently has one additional trademark application pending.

Employees

          As of November 30, 2011, we had six full-time employees. One employee is directly involved in research and development activities and five are engaged in business development and administration. We also use the services of numerous outside consultants in business and scientific matters. We believe that we have good relations with our employees and consultants.

Competition

          The nanotechnology and battery industries are characterized by rapidly evolving technology and intense competition. Our competitors include major multinational companies, specialty nanotechnology companies and energy storage products companies. Many of these companies are well-established and possess technical, research and development, financial and sales and marketing resources significantly greater than ours. In addition, certain smaller nanotechnology companies have formed strategic collaborations, partnerships and other types of joint ventures with larger, well established industry competitors that afford these companies' potential research and development and commercialization advantages. Academic institutions, governmental agencies and other public and private research organizations are also conducting and financing research activities which may produce products directly competitive to those we are developing. Moreover, many of these competitors may be able to obtain patent protection and begin commercial sales of their products before we do.

Research and Development

          Research and development expenses have consisted principally of direct labor and payments made to MKE manufacturing (an approved vendor of Porsche), Porsche Design Studio and Microphase Corporation in connection with the Company’s Emergency Illuminator product and to Silex, a foundry located in Sweden, as well as other third party vendors involved in the development of the nanotechnology products.

          For the quarters ended September 30, 2011, 2011 and from inception through September 30, 2011 we incurred $41,403, $193,780 and $ 12,298,965 respectively, on research and development.

DESCRIPTION OF PROPERTY

          Our headquarters are located in Norwalk, Connecticut where we lease office space from Microphase Corporation. As of July 1,2011, The lease for this office is month to month at a monthly cost of $3,630 ($43,560 annually). The Company also leases corporate office space in Little Falls, New Jersey. The monthly rent for this property is $2,347 per month ($28,164 annually) and the lease term is likewise month to month.

LEGAL PROCEEDINGS

          From time to time the Company may be involved in various legal proceedings in the ordinary course of business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

          This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue” and variations thereof, and other statements contained in this prospectus, regarding matters that are not historical facts and are forward-looking statements. Because these statements involve risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to risks inherent in: our early stage of development, including a lack of operating history, lack of profitable operations and the need for additional capital; the development and commercialization of largely novel and unproven technologies and products; our ability to protect, maintain and defend our intellectual property rights; uncertainties regarding our ability to obtain the capital resources needed to continue research and development operations; uncertainty regarding our overall ability to compete effectively in a highly complex, rapidly developing, [capital intensive] and competitive industry. See “Risk Factors” set forth herein for a more complete discussion of these factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

          Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development and commercialization of our technologies, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

OVERVIEW

          The following discussion should be read in conjunction with the financial statements and notes thereto included in this prospectus.

          We are a nanotechnology company focused on developing and commercializing reserve batteries and other products with “smart surfaces” in the emerging fields of micro fluid dynamics and nanotechnology. We also develop commercial products with Porsche Design Studio as luxury consumer products and accessories that are targeted for affluent consumers and automobile enthusiasts.

Plan of Operations

While we continue to pursue research and development in connection with our work on smart surfaces, we are increasingly focused on the identification and development of product candidates utilizing our technology in both commercial and military arenas. We do not, however, expect to generate revenue sufficient to cover our expenses for the foreseeable future and expect to continue to fund our operations primarily from outside capital investment, convertible debt financings and private placements . The potential acquisition of EIP may result in the Company achieving an accelerated path to revenues and profitability since it is anticipated, subject to further due diligence, that the energy savings products of EIP will have a shorter time to commercialization and sales.

Strategy

The Company is seeking to identify strategic partners with significant financial resources through the current valuation of its patent portfolio. The Company believes that its patents as well as its development efforts in the scientific area of microfluidics and “smart surfaces” may provide compelling solutions as part of products and strategies of other companies in the area of energy storage and conservation. The Company intends to cost-reduce its emergency flashlight and sell it in volumes greater than that of the luxury goods product that was designed by Porsche Design Studio for the Company and which is currently being distributed through Porsche Design stores worldwide. In addition, the Company is developing a second automotive product with Porsche Design Studio soon to be announced to the public which is also an automotive energy-related product. Finally the Company intends to continue to pursue acquisitions of privately-held companies that have innovative products that are synergistic with the Company’s strategy of introducing new high-growth products to the market that will enhance and accelerate the Company’s growth of revenues.

Critical Accounting Policies

RESEARCH AND DEVELOPMENT

Researchand development costs are charged to operations as incurred in accordance with Statement of Financial Accounting Standards ("SFAS"), No.2, "Accounting for Research and Development Cost."

OPTIONS, WARRANTS AND OTHER CONVERTIBLE EQUITY INSTRUMENTS

STOCK BASED COMPENSATION

On July 1, 2005, the Company adopted the provisions of Financial Accounting Standards Board Statement "Accounting for Stock Based Compensation". The currently promulgated standards require companies to measure and recognize compensation expense for all employee stock-based payments at fair value over the service period underlying the arrangement. Therefore, the Company is now required to record the grant-date fair value of its stock-based payments (i.e., stock options and other equity-based compensation) in the statement of operations. The fair value of options granted in fiscal year ended June 30, 2009 was estimated as of the date of grant using the Black-Scholes stock option pricing model, based on the following weighted average assumptions: annual expected return of 0%, an average life of 5 years, annual volatility of 80.3% and a risk-free interest rate 3.0% .

MATERIAL EQUITY INSTRUMENTS

The Company has material equity instruments including convertible debentures and convertible notes that are accounted for as derivative liabilities (SEE BELOW) and options and warrants that are evaluated quarterly for potential reclassification as liabilities pursuant to FASB codification topic 815 previously known as EITF 00-19 (SEE ALSO NOTE 8 "Stockholders Equity" under the caption "Other Equity"). The Company utilized a sequencing method prescribed by EITF 00-19, based upon applying shares available to contracts with the earliest inception date first. During the fiscal year ended June 30, 2008, the Company reclassified contracts for warrants to purchase 12,604,168 shares at fixed prices ranging from $.13 to $.15 per share to liabilities.

The liability was recorded at the fair market value, which estimated value, as restated, was based upon the contractual life of the free standing warrants, using the Black-Sholes pricing model, based on the following weighted average assumptions: annual expected return of 0%, an average life of 5 years, annual volatility 81% and a risk-free interest rate 2.25% . At the issuance date of the free standing warrants, which warrants were issued during the fourth quarter of fiscal June 30, 2008; the estimated value approximated $1,006,200 and as recalculated on the quarterly measurement dates, at June 30, 2008 the estimated value approximated $433,300. During fiscal year ended 2009, the estimated value was determined to no longer be material. The net change in the liability was credited to the change in derivative value in the Consolidated Statement of Operations for the fiscal years ended June 30, 2008 and 2009 for $572,900 and $433,300, respectively, for each of these periods in accordance FASB Standards Codification Topic 815 (previously known EITF 00-19). Effective May, 2009, warrants to purchase 11,111,112 shares, and effective September, 2009, warrants to purchase 1,493,056 shares; representing all of the contracts for warrants to purchase 12,604,168 shares that were reclassified to liabilities during the fiscal year ended June 30, 2008, were reclassified to permanent equity. Subsequent to September 30, 2009 the Company has not entered into, and presently the Company does not have, any contracts for warrants or other equity instruments subject to reclassification to liabilities as prescribed by FASB Standards Codification Topic 815 (previously known as EITF 00-19).

DERIVATIVE FINANCIAL INSTRUMENTS

Presently promulgated accounting literature requires all derivatives to be recorded on the balance sheet at fair value. The conversion features of the convertible debentures are embedded derivatives and are separately valued and accounted for on our balance sheet with changes in fair value recognized during the period of change as a separate component of other income/expense. Fair values for exchange-traded securities and derivatives are based on quoted market prices. The pricing model we use for determining fair value of our derivatives is the Black-Scholes Pricing Model with a 20 day life for the look-back period of each conversion feature using volatility of 100%. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates and stock price volatilities. Selection of these inputs involves management's judgment and may impact net income.

REPARATION EXPENSE

As an incentive for additional equity contributions, the Company will, from time to time, adjust the cost of past private purchases of common stock through the issuance of additional shares in such magnitude as to reduce an investor's cost to an average price that more closely approximates current market value. The market value of additional shares issued without cash investment is charged to Reparation Expense, which is included in Other Expenses.

Results of Operations

Comparison of Three Months Ended September 30, 2011 and 2010

	3 Months Ended September 30,	3 Months Ended September 30,
	2011	2010
	Amount	Amount
Revenue	$0	$28,808
Cost of Revenue	571	9,467
Gross profit	(571)	19,341
Research and development expenses	41,403	193,780

General and administrative expenses	6,888,462	522,994

Non-operating income (expense)	754,895	2,695,795

Net Income (loss)	$(6,179,222)	$1,994,489

THREE MONTHS ENDED September 30, 2011 VS. September 30, 2010

REVENUE

Total revenues were $0 for the three months ended September 30, 2011 compared to $28,808 for the three months ended September 30, 2010.

RESEARCH AND DEVELOPMENT

Research and development expenses were $41,403 for the three months ended September 30, 2011 as compared to $193,780 during the comparable period in 2010 or a decrease of $152,377. This decrease in spending is a result of completion of its smart nano battery prototype and its emergency flashlight using its mechanically-activated reserve battery as brought to market in its pilot program Subject to available funds, the Company expects to increase its research and development efforts throughout fiscal years 2011 and 2012. Such research is expected to focus on other applications for “smart surfaces” including the Smart Nano Battery. The initial applications for the nano power cell technology will address the need to supply emergency and reserved power to a wide range of electronic devices for both commercial and defense applications.

GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative (G&A) expenses were $6,888,462 for the three months ending September 30, 2011, up from $522,994 or an increase of $6,365,468 from the comparable period in 2010. Recurring administrative expenses were held in check as the Company has made a concentrated effort to freeze or otherwise reduce administrative costs while it seeks to commercialize its smartnanobattery product capabilities and secure more substantial research funding for possible applications of its “smart surfaces” technology. The increase was due primarily to the award of stock to the officers and directors on August 25, 2011, generating a non-cash charge of $6,520,500. Additionally, there was a non-cash charge of $14,154 for the amortization of deferred compensation from the re-pricing of options on the same date.

OTHER (EXPENSE) AND INCOME

Included in this category for the current quarter are non-cash gains and costs associated with convertible debt that include a non-cash gain for the change in derivative value of $853,496, which when combined with amortization of debt discount costs of $29,042, resulted in a net gain of $824,454 from derivative liabilities associated with the Company’s convertible debt and is not indicative of operating results. Additionally, net interest expense of $70,690 and other income of $1,131 in the current period brought total other income to $771,997. For the same period in the prior fiscal year net other income totaled $2,695,795, consisting primarily of net gains of $2,725,735 from derivative liabilities, reduced by interest expense of $29,940.

NET INCOME AND (LOSS)

The Company recorded a net loss of $6,179,222 for the three months ended September 30, 2011 as compared to net income of $1,994,489 for the three months ended September 30, 2010. This represents a net loss per common share of $0.00 and net income per share (basic and diluted) of $0.00 for the three month periods ended September 30, 2011 and 2010 respectively. The net loss recorded in the current period as compared to the net income reported for the same period last year is directly attributable to the magnitude of the net gain from derivative liabilities associated with the Company’s convertible debt recorded for the three months ended September 30, 2010 and is not indicative of operating results.

TWELVE MONTHS ENDED JUNE 30, 2011 VS. JUNE 30, 2010

Revenues. Total revenues for the year ended June 30, 2011 decreased from $ 354,157 in 2010 to $49,210 in 2011. The revenue for the current fiscal year was derived primarily from payments received by the Company under the Phase II STTR grant from the United States Army and from sales of the mPower emergency illuminator.

Cost of sales. Cost of sales decreased $15,744 for the year ended June 30, 2011 to $50, 260. In addition, grants and fees received in connection with our Nanotechnology power cell have relatively low associated cost of sales.

Research and Development. Research and development expenses were $625,417 for the year ended June 30, 2011 as compared to $2,203,383 in the year ended June 30, 2010, a decrease of $1,577,966. Such decrease is attributable to the Company’s completion of both a mechanically-activated reserve battery and emergency flashlight in addition to substantial completion of research on its Smart NanoBattery product.

We expect that research and development expenses will continue to increase in the foreseeable future as we add personnel and expand our research for new products. The amount of these increases is difficult to predict due to the uncertainty inherent in the timing and extent of progress in our research programs, and initiation of new products using “smart surfaces”. As our research efforts mature, we will continue to review the direction of our research based on an assessment of the value of possible commercial applications emerging from these efforts. Based on this continuing review, we expect to establish discrete research programs and evaluate the cost and potential for cash inflows from commercializing products, partnering with others or licensing the technologies associated with these programs to third parties.

We believe that it is not possible at this stage to provide a meaningful estimate of the total cost to complete our ongoing projects and bring any proposed products to market. Costs to complete could vary substantially depending upon the products selected for development. It is possible that the completion of these products could be delayed for a variety of reasons, including delays in developing prototypes and manufacturing. Any delay in completion of a product would increase the cost of that product, which would harm our results of operations. Due to these uncertainties, we cannot reasonably estimate the size, nature or timing of the costs to complete, or the amount or timing of the net cash inflows from our current activities. Until we obtain information that enables us to further determine the scope, breadth and number of products that are actually developed using “smart surfaces”, we will not be able to estimate our future expenses related to these products or when, if ever, and to what extent we will receive material cash inflows from resulting products.

General and Administrative Expenses. Selling, general and administrative expenses were $1,823,178 for the year ended June 30, 2011, down from $1,844,776 for the comparable period in 2010, a decrease of $21,598. During fiscal year ended June 30, 2011, the Company incurred non-cash charges amounting to $62,945 for stock based compensation awarded to officers, employees and consultants. During fiscal year ended June 30, 2010, such charges amounted to $34,313, an increase of $28,632 in fiscal year ended June 30, 2011. This increase was offset by the reduction of salaries of employees in fiscal year ended June 30, 2011 resulting in lower payroll by approximately $189,000 as compared to the payroll for fiscal year ended June 30, 2010. Expenses were reduced across the board, including a reduction in legal expense of $52,000 and marketing expense of $211,000.

Other Income and Expense. The current FYE 2011 reflects non-cash charges of $0 for reparations, and net settlement income of $8,915. During the prior FYE 2010, reparation expense amounted to $35,530 and net settlement income was $203,940. In addition during FYE 2011, the Company realized a non-cash net gain of approximately $1,866,669 compared to a non-cash net loss of $2,961,939 in FYE 2010 resulting from the issuance and the changes in the derivative liability values relative to convertible debt. The current FYE 2011 includes a gain resulting from the change in derivative value of $3,836,158 offset in part by amortization of debt discount, stock issuance costs and other charges including a $55,000 extension and forbearance fee and a $28,000 intervention fee amounting to $2,319,318. This compares to a gain resulting from the change in derivative value of $356,566 offset in part by amortization of debt discount, stock issuance cost and other charges amounting to $3,318,505 in FYE 2010. During FYE 2011, the Company recorded a $244,496 gain from the settlement of liabilities from discontinued operations.

Net loss. mPhase recorded a net loss of $486,391 for the year ended June 30, 2011 as compared to a loss of $7,365,765 for the same period ended June 30, 2010. During FYE 2011, the Company recorded a net loss from continuing operations of $730,887 and net income from discontinued operations of $244,496. This represents a loss per common share of ($.00 ) in 2011 as compared to $(.01) in 2010, based upon weighted average common shares outstanding of 1,402,130,735 and 1,041,685,519 during the periods ending June 30, 2011 and June 30, 2010 respectively.

Comparison of Twelve Months Ended June 30, 2011 and 2010

	12 Months Ended June 30,		12 Months Ended June 30,
	2011		2010
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenue	$49,210	100.0%	$354,157	100%
Cost of Revenue	50,260	-102.0%	66,044	19%
Gross profit	(1,050)	-.02%	288,153	81%
Research and development expenses and	625,417	1,263%	2,203,383	622%

General and administrative expenses	1,823,178	3,705%	1,884,776	532%

Non-operating income (expense)	1,734,249	3,524%	(3,580,335)	-1,011%
Net loss	$(486,891)	-989.0%	$(7,365,745)	-2,080%

LIQUIDITY AND CAPITAL RESOURCES

The following tables sets forth a summary of our cash flows for the periods indicated below:

Cash Flows

	Quarter ended September 30,
	2011	2010
Net cash used in operating activities	$372,567	$457,004
Net cash used in investing activities	7,129	5,993
Net cash provided by financing activities	465,249	298,114
Net increase (decrease) in cash and cash equivalents	85,553	(164,793)
Cash and cash equivalents at the end of the period	$87,297	$63,644

	Fiscal Year ended June 30,
	2011	2010
Net cash used in operating activities	$1,765,506	$3,765,533
Net cash used in investing activities	5,933	15,000
Net cash provided by financing activities	1,544,746	3,908,832
Net increase (decrease) in cash and cash equivalents	(226,693)	128,229
Cash and cash equivalents at the end of the period	$1,744	$228,437

Through September 30, 2011, the Company had incurred development stage losses totaling approximately $200,823,117 and had cash and cash equivalents of $87,297. At September 30, 2011, mPhase had working capital of ($2,779,599) as compared to working capital of ($29,987) as of September 30, 2010.

The Company has convertible debentures and notes outstanding that enable the Company to raise $100,000-$200,000 per month for a portion of the fiscal year ended June 30, 2011. However conversions into common stock have been very limited since April of 2011 primarily owing to the continuing decline in the share price of the Company’s common stock and negative liquidity conditions in the capital markets. Such conditions have resulted in a significant “overhang” of approximately monies funded to the Company together with accrued interest totaling $1,733,637 and not converted into common stock as of September 30, 2011. At the current stock price such convertible debentures and notes are convertible into 438,813,632 shares of the Company’s common stock. Until such amount is successfully converted into common stock and sold by the holders of such convertible instruments, the Company will have limited access to future financing through additional issuances of convertible securities.

In addition, on June 23, 2011, the common stock of the Company ceased to be eligible for fast –trading by investors by the Depository Trust Company that handles the clearance of all securities in the United States. As a result the liquidity of the Company’s common stock has contracted and financing the Company exclusively through such instruments may be limited in the future. The Company believes that it may have expanded opportunities for supplemental private placements of equity as a result of its prospective acquisition of EIP since such acquisition may well enhance and accelerate its opportunities for revenue from sales of an additional product line that will enable it to satisfy short-term liquidity. Owing to recent cost-reductions achieved by the Company in payroll and other administrative expenses the Company believes that its short-term liquidity requirements are between $100,000-$125,000 per month.

In the longer term, we estimate that the Company will need to raise approximately $5-10 million of additional capital above the funds anticipated from the monthly funding’s and conversions by holders of revised or replacement convertible securities, to meet longer term liquidity needs through June 30, 2012. Such monies will be necessary primarily to fund future operating expenditures as well as marketing, cost-reductions and commercialization of its Smart NanoBattery, Emergency Flashlight, and a second product being developed for the Company by Porsche Design Studio. Finally, depending upon sales and margins in fiscal year 2012, additional capital may be required to fund a portion of any growth necessary in operations.

Cash used in operating activities was $1,765,506 during the twelve months ended June 30, 2011. During such period, the cash used by operating activities consisted principally of the net loss ($486,391) plus non-cash credits related to convertible debt issued and associated changes in derivative value ($2,116,064) reduced by an increase of accounts payable and accrued expenses of $412,144. These amounts are offset in part by non-cash charges related to issuance of common stock and options for services of $126,945.

During the twelve-month period ended June 30, 2011, the Company raised capital through private placements with accredited investors, whereby the Company issued 67,500,000 shares of the Company's common stock, generating net proceeds to the Company of $265,500.

During the twelve-month period ended June 30, 2010, the Company raised capital through private placements with accredited investors, whereby the Company issued 30,667,000 shares of the Company's common stock, generating net proceeds to the Company of $225,000.

We believe that it is not possible at this stage to provide a meaningful estimate of the total cost to complete our ongoing projects and bring any proposed products to market. The development of new products using the science of nanotechnology and the discipline of microfluidics is an emerging area and the time for development of future new products is unknown. Costs to complete could vary substantially depending upon the products selected for development. It is possible that the completion and commercialization of these new products could be delayed for a variety of reasons, including difficulties in developing prototypes, delays in manufacturing and the development of new sources of product distribution. Any delay in completion of a product would increase the cost of that product, which would harm our results of operations. Due to these uncertainties, we cannot reasonably estimate the size, nature nor timing of the costs to complete, or the amount or timing of the net cash inflows from our current activities. Until we have developed a larger number of products, we will not be able to estimate our future expenses related to these programs or when, if ever, and to what extent we will receive cash inflows from resulting products.

Contractual Obligations

          At September 30, 2011, our significant contractual obligations were as follows:

	Less than one year	Greater than one year	Total
Convertible Noes-JMJ Financial	$1,069,035	$0	$1,069,035
Convertible Notes-John Fife	$638,250	$0	$638,250
Convertible Note-Jay Wright	$25,150	$0	$25,150
Equipment Loan	$11,816	$13,234	$25,050
Total	$1,744,251	$1,3,234	$1,757,485

          We do not maintain any off-balance sheet arrangements, transactions, obligations or other relationships with unconsolidated entities that would be expected to have a material current or future effect upon our financial condition or results of operations.

SELECTED FINANCIAL DATA

(in thousands except per share data)

The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and notes included in this annual report. The statement of operations data from October 2, 1996 (date of inception) to June 30, 1997 and for the year ended June 30, 1998, and the balance sheet data as of June 30, 1997 and 1998, are derived from financial statements that have been audited by Schuhalter, Coughlin & Suozzo, LLC, independent auditors, and are included in this document. The statement of operations data for the years ended June 30, 1999, 2000, and 2001 and the balance sheet data as of June 30, 1999, 2000, and 2001 are derived from financial statements that have been audited by Arthur Andersen LLP., independent auditors. The statement of operations data for each year ended June 30, 2002 through June 30, 2009 and the balance sheet data as of June 30, 2002 through June 30, 2009 are derived from financial statements that have been audited by Rosenberg Rich Baker Berman & Company. The statement of operations data for the year ended June 30, 2010 and the balance sheet data as of June 30, 2010 are derived from financial statements that have been audited by Demetrius & Company, L.L.C. The statement of operations for the year ended June 30, 2011 and the balance sheet data as of June 30, 2011 have been audited by Demetrius & Company, L.L.C., independent auditors, and are included in this document.

SUMMARY OPERATING DATA
Year Ended June 30,
(in thousands except per share data)

						from
						inception
		Fiscal Years Ended June				October 2,
		30				1996 to
						June 30,
	2007	2008	2009	2010	2011	2011
Total revenues	$44	$108	$187	$354	$49	$744
Cost of sales	0	0	0	66	50	116
Research and development	2,505	988	1,256	2,203	626	12,258
General and administrative	3,402	4,021	9,554	1,845	1,823	27,230
Depreciation and amortization	94	145	34	25	15	578
Operating loss	(5,957)	(5,046)	(10,637)	(3,785)	(2,465)	$(39,438)
Other income (expense), net	(1,726)	2,379)	(3,118)	(118)	1,875	$(8,035)
Interest income (expense)	(18)	(215)	(1,321)	(3,463)	(141)	$(2,628)
Discontinued Operations	(9,151)	(501)		-	245	(144,544)
Net Loss	$(16,852)	$(3,383)	$(15,096)	$(7,366)	$(486)	$(194,644)
Basic and diluted net loss per share - continuing	$(0.02)	$(0.01)	$(0.03)	$(.01)	$(.00)
Basic and diluted net loss per share- discontinued	$(0.02)	$(0.00)	$(0.00)	$0.00	$(.00)
Shares used in basic and diluted net loss per share	310,395,562	405,032,339	592,455,950	1,041,685,519	1,402,130,735

BALANCE SHEET DATA
in $000's

	2007	2008	2009	2010	2011
Cash and cash equivalents	$23	$16	$100	$228	$2
Working capital (deficit)	$(3,088)	$(3,853)	$(3,991)	$201	$(2,705)
Total assets	$1,808	$2,351	$3,489	$5,844	$235
Long-term obligations, net of current portion	$0	$1,595	$4,433	$28	$16
Total stockholders' (deficit)	$(2,754)	$(3,238)	$(5,234)	$(7,884)	$(5,592)

Selected Quarterly Financial Information

The statement of operations data as of the quarterly periods indicated below are derived from unaudited financial statements on Form 10Q filings, and include all adjustments (consisting of normal recurring items) that management considers necessary for a fair presentation of the financial statements.

FISCAL 2012 QUARTERLY	Three Months Ended
STATEMENT OF OPERATIONS	September 30,
DATA:
(in thousands, except share amounts)
Total revenues	$0
Costs and Expenses:
Cost of sales	1
Research and development	41
General and administrative	6,888
Depreciation and amortization	4
Operating loss	(6,934)
Interest expense, Net	(71)
Other Income (expense)	826
Discontinued operations
Net ( Loss) Income	$(6,179)
Basic net (loss) gain per share- Continuing operations	$0
Discontinued operations	$0
Diluted net (loss) gain per share- Continuing operations	$0
Discontinued operations	$0
Shares used in basic net loss per share	2,053,984,273
Shares used in diluted net loss per share	N/A

FISCAL 2011 QUARTERLY			Three Months Ended
STATEMENT OF OPERATIONS	September 30,		December 31,		March 31,		June 30,
DATA:
	(in thousands, except share amounts)
Total revenues	$29		$1		$18		$1
Costs and Expenses:
Cost of sales	9		5		37		(1)
Research and development	193		141		111		180
General and administrative	523		446		455		398
Depreciation and amortization	3		4		4		4
Operating loss	(701)		(595)		(589)		(580)
Interest expense, Net	(30)		(25)		(26)		(60)
Other Income (expense)	2,725		(100)		(709)		(41)
Discontinued operations							245
Net ( Loss) Income	$1,994		$(720)		(1,324)		(436)
Basic net (loss) gain per share-
Continuing operations	$0		$0		$0		$0
Discontinued operations	$0		$0		$0		$0
Diluted net (loss) gain per share-
Continuing operations	$0		$0		$0		$0
Discontinued operations	$0	$	N/A	$	N/A	$	N/A
Shares used in basic net loss per share	1,189,554,845		1,226,037,125		1,456,690,423		1,602,502,264
Shares used in diluted net loss per share	1,713,140,738		N/A		N/A		N/A

FISCAL 2010 QUARTERLY		Three Months Ended
STATEMENT OF OPERATIONS	September 30,	December 31,	March 31,	June 30,
DATA:
	(in thousands, except share amounts)
Total revenues	$52	$34	$142	$126
Costs and Expenses:
Cost of sales	0	0	2	63
Research and development	515	579	712	397
General and administrative	421	489	453	482
Depreciation and amortization	5	7	7	7
Operating loss	(889)	(1041)	(1032)	(823)
Interest expense, Net	(681)	(42)	(33)	(31)
Other Income (expense)	1173	(2417)	1959	(3508)
Discontinued operations	0	0	0	0
Net ( Loss) Income	$(397)	$(3,500)	$894	$(4,362)
Basic net (loss) gain per share-
Continuing operations	$(0.01)	$(0.01)	$0.00	$(0.01)
Discontinued operations	$-	$-	$-	$-
Diluted net (loss) gain per share-
Continuing operations	$(0.01)	$(0.01)	$0.00	$(0.01)
Discontinued operations	$-	$-	$-	$-
Shares used in basic net loss per share	934,821,600	934,821,600	1,057,751,508	1,084,251,619
Shares used in diluted net loss per share	934,821,600	934,821,600	1,534,563,992	1,084,251,619

Includes certain reclassification from previous reported amounts

FISCAL 2009 QUARTERLY		Three Months Ended
STATEMENT OF OPERATIONS DATA:	September	31-Dec	March	June 30,
	30,		31,
	(in thousands, except share amounts)
Total revenues	$6	$45	$44	$92
Costs and Expenses:
Cost of sales	-	-	-	-
Research and development	388	216	265	386
General and administrative	6,239	499	430	2,387
Depreciation and amortization	13	13	4	4
Operating loss	(6,634)	(683)	(655)	(2,685)
Interest expense, Net	(39)	(61)	(74)	(1,146)
Other Income (expense)	355	(1,845)	73	(1,702)
Discontinued Operations	-	-	-	-
Net Loss	(6,318)	$(2,589)	$(656)	$(5,533)
Basic and diluted net (loss) gain per share-
Continuing Operations	(0.01)	$(0.01)	$-	$(0.01)
Discontinued Operations	$-	$-	$-	$-
Shares used in basic and diluted net loss per share	452,895,360	452,895,360	671,278,600	786,484,581

FISCAL 2008 QUARTERLY		Three Months Ended
				June
	September		March	30,
STATEMENT OF OPERATIONS DATA:	30,	December 31,	31,	(As Restated)
	(in thousands, except share amounts)
Total revenues	$35	$61	$1	$10
Costs and Expenses:
Cost of sales	0	1	0	0
Research and development	560	285	277	(134)
General and administrative	1,497	985	576	974
Depreciation and amortization	34	81	21	9
Operating loss	(2,056)	(1,291)	(873)	(833)
Interest expense, Net	(12)	(38)	(145)	(20
Other Income (expense)	(718)	1,436	(2,487)	3,653
Discontinued Operations	-	-	-	(5)
Net (Loss) Income	$(2,786)	$107	$(3,505)	$2,801
Basic and diluted net (loss) gain per share
Continuing operations	$(0.01)	$0	$(0.01)	$0
Discontinued operations	$-	$-	$-	$-
Shares used in basic and diluted net loss per share	389,791,154	392,557,583	397,367,531	418,881,266
Includes certain reclassification from previous reported amounts

FISCAL 2007 QUARTERLY		Three months ended
STATEMENT OF OPERATIONS	30-Sep	31-Dec	31-Mar	30-Jun
	(in thousands, except share amounts)
Total revenues	$30	$4	$4	$5
Costs and Expenses:
Cost of sales	0	0	0	0
Research and development	776	672	488	557
General and administrative	765	548	642	1,432
Depreciation and amortization	22	22	23	28
Operating loss	(1,534)	(1,238)	(1,148)	$(1,238)
Interest expense, Net	(4)	(8)	1	$(7)
Other Income (expense)	187	(1,505)	(175)	(2,035)
Discontinued Operations	(2,607)	(1,088)	(1,942)	(2,511)
Net Loss	$(3,958)	$(3,839)	$(3,264)	$(5,791)
Basic and diluted net loss per share
Continuing operations	$-	$(0.01)	$-	$(0.01)
Discontinued operations	$(0.01)	$-	$(0.01)	$(0.01)
Shares used in basic and diluted net	282,306,237	300,483,022	327,195,047	363,823,271

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(A) MARKET PRICES OF COMMON STOCK. The primary market for mPhase's common stock is the NASDAQ OTC Bulletin Board, where it trades under the symbol "XDSL." The Company became publicly traded through a merger with Lightpaths TP Technologies, formerly known as Tecma Laboratories, Inc. pursuant to an agreement dated February 17, 1997. The following table sets forth the high and low closing prices for the shares for the periods indicated as provided by the NASDAQ's OTCBB System. The quotations shown reflect inter-dealer prices, without retail mark-up, markdown, or commission and may not represent actual transactions. These figures have been adjusted to reflect a 1 for 10 reverse stock split on March 1, 1997.

YEAR/QUARTER	HIGH	LOW
Fiscal year ended June 30, 2004
First Quarter	$.42	$.29
Second Quarter	.61	.29
Third Quarter	.69	.38
Fourth Quarter	.46	.29
Fiscal year ended June 30, 2005
First Quarter	$.31	$.21
Second Quarter	.35	.23
Third Quarter	.60	.30
Fourth Quarter	.41	.25
Fiscal year ended June 30, 2006
First Quarter	$.29	$.21
Second Quarter	.32	.15
Third Quarter	.45	.19
Fourth Quarter	.34	.18
Fiscal year ended June 30, 2007
First Quarter	$.21	$.16
Second Quarter	.20	.15
Third Quarter	.24	.15
Fourth Quarter	.19	.09
Fiscal year ended June 30, 2008
First Quarter	$.13	$.07
Second Quarter	.09	.05
Third Quarter	.14	.05
Fourth Quarter	.13	.07

YEAR/QUARTER	HIGH	LOW
First Quarter	$.08	$.03
Second Quarter	.05	.01
Third Quarter	.04	.01
Fourth Quarter	.05	.01
Fiscal year ended June 30, 2010
First Quarter	$.03	$.02
Second Quarter	.02	.01
Third Quarter	.03	.02
Fourth Quarter	.02	.01
Fiscal year ended June 30, 2011
First Quarter	$.0189	$.0100
Second Quarter	.0147	.0080
Third Quarter	.0105	.0045
Fourth Quarter	.0032	.0123
Fiscal year ended June 30, 2012
First Quarter	$.0189	$.0100
Second Quarter	.0147	.0080

Penny Stock Rules

          Our shares of Common Stock are subject to the "penny stock" rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, "penny stock" is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer's net tangible assets or revenues. In the last case, the issuer's net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years or the issuer's average revenues for each of the past three years must exceed $6,000,000.

          Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our Common Stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

Dividends

          We never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws, our current preferred stock instruments, and our future credit arrangements may then impose.

          Currently under New Jersey law, unless further restricted in its certificate of incorporation, a corporation may declare and pay dividends out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets).

Securities Authorized for Issuance Under Equity Compensation Plan

          The following table shows information with respect to each equity compensation plan under which the Company's Common Stock is authorized for issuance as of the fiscal year ended June 31, 2011.

EQUITY COMPENSATION PLAN INFORMATION

Number of
	securities	Weighted	Number of
	to be issued	average	securities
	upon	exercise	remaining
	exercise of	price of	available for
	outstanding	outstanding	issuance
	options,	options,	under equity
	warrants	warrants	compensation
Plan Category	and rights	and rights	plans
	(a)(1)	(b)	(c)(2)
Equity compensation plans approved by security holders	110,085,000	$.0267	-0-
Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	110,085,000	$.0267	-0-

(1) Includes 98,000,000 options re-priced to $.0040 on August 25, 2011

(2)(excluding securities reflected in column (a))

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our exposure to market risk is limited primarily to interest income sensitivity, which is affected by changes in the general level of U.S. interest rates, particularly because a significant portion of our investments are in short term debt securities issued by the U.S. government and institutional money market funds. The primary objective of our investment activities is to preserve principal. Due to the nature of our marketable securities, we believe that we are not exposed to any material market risk. We do not have any derivative financial instruments or foreign currency instruments. If interest rates had varied by 10% in the three months ended March 31, 2011, it would not have had a material effect on our results of operations or cash flows for that period.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors are elected at the annual meeting of shareholders to hold office until the annual meeting of shareholders for the ensuing year or until their successors have been duly elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. No family relationships exist between any of the executive officers or directors.

On October 19, 2007, in connection with the settlement and dismissal of a civil law suit originally filed on November 16, 2005 by the Securities and Exchange Commission in the Federal District Court in the District of Connecticut, the SEC issued a Cease and Desist Order and certain remedial sanctions against two officers of mPhase Technologies, Inc. (the "Company"). The civil suit was filed against Packport.com, Inc. a Nevada corporation, Microphase Corporation, a Connecticut corporation, a company that provides administrative services to the Company and shares common management with the Company, and others. The two officers of the Company were Mr. Ronald A. Durando, President and Chief Executive Officer and Mr. Gustave T. Dotoli, the Chief Operating Officer. The Civil suit by the SEC named as respondents Mr. Durando, Mr. Dotoli and others in connection with their activities as officers and directors of Packetport.com. The cease and desist order from the SEC found that (1) Mr. Durando had violated Section 5 of the Securities Act of 1933, as amended, by making unregistered sales of common stock of Packetport.com.(2) Mr. Durando and Mr. Dotoli had violated Section 16(a) of the Securities Exchange Act of 1934, as amended, and Rule 16(a) thereunder by failing to timely disclose the acquisition of their holdings on Form 3’s and (3) Mr. Durando had violated Section 13(d) of the Securities Exchange Act of 1934, as amended, for failing to disclose the acquisition of more than five percent of the stock of Packetport.com.

Under the order Mr. Durando was required to disgorge $150,000 and Mr. Dotoli was required to disgorge $100,000. The Company was not named as a party to the civil suit. More information regarding the detailed terms of the settlement can be found in SEC release No 8858 dated October 18, 2007 promulgated under the Securities Act of 1933 and SEC Release No. 56672 dated October 18,2007 promulgated pursuant to the Securities Exchange Act of 1934.

Mr. Durando and Mr. Dotoli have continued to serve as officers and directors of the Company. Mr Durando and Mr. Dotoli together with Microphase corporation and others, without admitting or denying the findings of the SEC, except as to jurisdiction and subject matter, have consented to the entry of the Order Instituting Cease and Desist Proceedings, Making findings and Imposing a Cease and Desist Order and Remedial Sanctions pursuant to Section 8A of the Securities Exchange Act of 1933 and Section 21C of the Securities Exchange Act of 1934.

The following table sets forth certain information with respect to each person who is an executive officer or director. mPhase's executive officers and directors as of September 30, 2010 are as follows:

NAME	AGE	POSITION(S)
Ronald A. Durando	54	Chief Executive Officer and Director
Gustave T. Dotoli (2)	75	Chief Operating Officer and Director
Martin Smiley	64	Chief Financial Officer
OUTSIDE DIRECTORS
Anthony H. Guerino (1)(2)	66	Director
Abraham Biderman (1)(2)	65	Director
Dr. Victor Lawrence	63	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

RONALD A. DURANDO is a co-founder of mPhase and has served as the Company's President, Chief Executive Officer and Director since its inception in October 1996. Since 1994, Mr. Durando has been an Officer of Microphase Corporation. Mr. Durando is a Director of Microphase Corporation. From 1986-1994, Mr. Durando was President and Chief Executive Officer of Nutley Securities, Inc., a registered broker-dealer. Mr. Durando also served as president of PacketPort until his resignation in February, 2008, when PacketPort merged with Wyndstorm Corporation.

GUSTAVE T. DOTOLI has served as mPhase's Chief Operating Officer as well as a Director since October 1996. Prior to joining the Company, Mr. Dotoli was President and CEO of State Industrial Safety, Inc. from 1986-1996. In addition, Mr. Dotoli currently serves as the Vice President of Corporate Development of Microphase Corporation. Mr. Dotoli was also a Director and Vice President of Packet Port. He was formerly the President and Chief Executive Officer of the following corporations: Imperial Electro- Plating, Inc., World Imports USA, Industrial Chemical Supply, Inc., SISCO Beverage, Inc., and Met Pack, Inc. Mr. Dotoli received a B.S. in Industrial Engineering from Fairleigh Dickenson University in 1959.

ANTHONY H. GUERINO has been a member of the Board since February 23, 2000. Since December 1997, Mr. Guerino has been an attorney in private practice in New Jersey. Prior thereto, Mr. Guerino served as a judge of the Newark Municipal Courts for over twenty (20) years, periodically sitting in the Essex County Central Judicial Processing Court at the Essex County Courthouse. Mr. Guerino has been a chairperson for and member of several judicial committees and associations in New Jersey, and has been an instructor for the Seton Hall School of Law's Trial Moot Court Program.

ABRAHAM BIDERMAN has been a member of the Board since August 3, 2000. He currently is the Managing Director of Eagle Advisers, Inc, a small investment banking firm. From 1990 through September 30, 2003, Mr. Biderman had been employed by Lipper & Co. as Executive Vice President; Executive Vice President, Secretary and Treasurer of the Lipper Funds; and Co-Manager of Lipper Convertibles, L.P. Prior to joining Lipper & Co. in 1990, Mr. Biderman was Commissioner of the New York City Department of Housing, Preservation and Development from 1988 to 1989 and Commissioner of the New York City Department of Finance from 1986 to 1987. He was Chairman of the New York City Retirement System from 1986 to 1989. Mr. Biderman was Special Advisor to former Mayor Edward I. Koch from 1985 to 1986 and assistant to former Deputy Mayor Kenneth Lipper from 1983 to 1985. Mr. Biderman is a Director of the Municipal Assistance Corporation for the City of New York. Mr. Biderman graduated from Brooklyn College and is a certified public accountant.

MARTIN SMILEY was elected on June 28, 2006 to the Board of Directors. He joined mPhase as Executive Vice President, Chief Financial Officer and General Counsel in August 2000. Mr. Smiley has over twenty years experience as a corporate finance and securities attorney and as an investment banker. Prior to joining the company, Mr. Smiley served as a Principal at Morrison & Kibbey, Ltd., a mergers and acquisitions and investment banking firm, from 1998 to 2000, and as a Managing Director for CIBC Oppenheimer Securities from 1994 to 1998. He served as a Vice President of Investment Banking at Chase Manhattan Bank from 1989 to 1994 and as a Vice President and Associate General Counsel for Chrysler Capital Corporation from 1984 to 1989. Mr. Smiley graduated with a B.A. in Mathematics from the University of Pennsylvania and earned his law degree from the University of Virginia School Of Law.

DR VICTOR LAWRENCE is Bachelor Chair Professor of Electrical Engineering and Associate Dean for Special Programs in the Charles V Schafer, Jr. School of Engineering, at Stevens Institute of Technology. Dr. Victor Lawrence is a member of the National Academy of Engineering and has worked in the information technology and communications field for over thirty years. He is an industry leader in digital communications R&D and services, an entrepreneur, an active member of engineering professional organizations, an author, and a teacher who has extensive international experience. Prior to joining Stevens Institute of Technology,

Dr. Lawrence was Vice President, Advanced Communications Technology, Bell Laboratories, Lucent Technologies. He led the development of technologies that go into the most innovative, reliable, and cost-effective communications networks for leading telecommunications service providers. Earlier, he was Director, Advanced Multimedia Communications at Bell Labs, where he was responsible for systems engineering, exploratory development of multimedia signal processing, transmission, and switching, including speech and audio coding, modems, broadband transmission, ATM switching and protocols, and wireless communication and signal processing. He held a variety of leadership positions in data communications research, digital techniques, and information systems. Dr. Lawrence played a significant role in the development of major international voiceband modem standards, making high-speed data communication over international networks possible and led the development of high-speed modem/fax chip sets that are used in data terminals, computers, and voice terminals for secure communications worldwide. His work on high-speed transceivers for local loop and for premises applications led to the development of a variety of DSL technologies, many of which are deployed today for broadband services. As an entrepreneur, Dr. Lawrence spun off several ventures internal and external to Lucent to maximize the impact of technology developed in his organization.

At each annual meeting of stockholders, the newly elected directors' terms begin on the date of election and qualification, and continue through the next annual meeting following election. Terms may differ in the event a director resigns or is removed from office, or continues until a successor director is elected and qualified.

EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal year ended June 30, 2011 and the two previous fiscal years, the compensation earned by mPhase's chief executive officer and the other executive officers whose compensation was greater than $100,000 for services rendered in all capacities to the Company for the year ended June 30, 2011.

SUMMARY
EXECUTIVE
COMPENSATION
NAME&								NON-
PRINCIPAL				STOCK		OPTION		EQUITY	PENSION
POSITION	YEAR	SALARY	BONUS	AWARDS		AWARDS		INCENTIVE	VALUE	OTHER		TOTAL
Ronald	2011	$160,000	$0	$0		$0		N/A	N/A	$33,728	(1)	$193,728
Durando	2010	$200,000	$0	$0		$0		N/A	N/A	$56,486	(1)	$256,486
Chief Executive	2009	$275,718	$0	$1,541,700	(2)	$1,944,912	(3)	N/A	N/A	$61,473	(1)	$3,823,803
Officer
Gustave	2011	$144,000	$0	$0		$0		N/A	N/A	$18,610	(1)	$162,610
Dotoli	2010	$180,000	$0	$0		$0		N/A	N/A	$39,375	(1)	$219,375
Chief Operating	2009	$229,000	$0	$913,600	(2)	$1,166,947	(3)	N/A	N/A	$62,514	(1)	$2,372,061
Officer
Martin	2011	$140,000	$0	$0		$0		N/A	N/A	$16,569		$156,569
Smiley	2010	$175,000	$0	$0		$0		N/A	N/A	$24,536	(1)	$199,356
CFO and General	2009	$182,292	$0	$571,000	(2)	$700,168	(3)	N/A	N/A	$21,048	(1)	$1,474,508
Counsel

FOOTNOTES

(1)	Interest on loans to the Company.
(2)	Share grants are valued at the share price on the date the grant was authorized by the board of directors. The shares under the 2009 grant to officers are restricted from resale through August, 2012.
(3)

The fair value of options granted in fiscal year ended 2009 was estimated as of the date of grant using the Black-Scholes stock option pricing model, based on the following weighted average assumptions: annual expected return of 0%, an average life of 5 years, annual volatility of 80.3% and a risk-free interest rate 3.0%.

OUTSTANDING EQUITY AWARDS at FISCAL YEAR END JUNE 30, 2011

	Number of	Equity				Number of
	Securities	Incentive				shares of
	underlying	Plan				stock that	Market
	Unexercised	awards		Option	Option	has not	Value of
Number of Securities underlying	Options	Number of		Exercise	Expiration	been	Shares not	Equity
Unexercised Options (Exercisable)	(Unexercisable)	Securities		Price	Date	vested	vested	Incentive
Ronald Durando	0	0	$			0	0	0
President CEO	0	0	$			0	0	0
	0	0	$			0	0	0
	0	0	$			0	0	0
	0	0	$			0	0	0
	0	0	$			0	0	0
	0	0	$			0	0	0
	0	0	$			0	0	0
	0	0	$			0	0	0
	0	0	$			0	0	0
Gustave Dotoli	0	0	$			0	0	0
COO	0	0	$			0	0	0
	0	0	$			0	0	0
	0	0	$			0	0	0
	0	0	$			0	0	0
	0	0	$			0	0	0
	0	0	$			0	0	0
	0	0	$			0	0	0
	0	0	$			0	0	0
	0	0	$			0	0	0
Martin Smiley	0	0	$			0	0	0
Executive VP	0	0	$			0	0	0
CFO Chief Legal	0	0	$			0	0	0
Council	0	0	$			0	0	0
	0	0	$			0	0	0
	0	0	$			0	0	0

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal 2011 were Mr. Dotoli, Biderman and Guerino. Neither Messrs. Biderman nor Mr. Guerino has been an officer or employee of mPhase. None of the Company's directors or executive officers served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire Board of Directors) of another entity during fiscal 2011 that has a director or executive officer serving also as a director on mPhase's Board of Directors. Mr. Dotoli, together with Mr. Durando and Mr. Ergul, were collectively controlling shareholders and Directors of Janifast Ltd. In March of 2009, Janifast Ltd. terminated operations.

Employment Agreements

None

Director Compensation Arrangements

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of November 14, 2011 certain information regarding the beneficial ownership of our shares:

1	by each person who is known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock;

2	each of our directors;

3	by each executive officer named in the Summary Compensation Table; and

4	by all of our directors and executive officers as a group.

AFFILIATES (1 & 2)	Shares	Warrants	Options	TOTAL	%

Victor Lawrence	10,100,000	–	200,000	10,300,000	0.37%
Anthony Guerino	–	–	260,000	260,000	0.01%
Abraham Biderman	45,226,890	–	2,160,000	47,386,890	1.71%
Gustave Dotoli (3)	318,107,805	71,120,800	30,000,000	419,228,605	14.60%
Ron Durando (3)	452,241,922	108,817,598	50,000,000	611,059,520	20.86%
Ned Ergul	2,850,000	–	450,000	3,300,000	0.12%
Martin Smiley (3)	313,760,629	51,273,018	18,000,000	383,033,647	13.49%
Microphase Corporation(4) (5)	42,726,686	–	–	42,726,686	1.54%

Total Affiliates	1,185,013,932	231,211,415	101,070,000	1,517,295,347	52.71%

(1) Unless otherwise indicated, the address of each beneficial owner is 587 Connecticut Avenue, Norwalk, Connecticut 06854–1711.

(2) Unless otherwise indicated, mPhase believes that all persons named in the table have sole voting and investment power with respect to all shares of the Company beneficially owned by them. The percentage for each beneficial owner listed above is based on 2,769,950,740 shares outstanding on November 14, 2011, and, with respect to each person holding options or warrants to purchase shares that are exercisable within 60 days after November 14, 2011, the number of options and warrants are deemed to be outstanding and beneficially owned by the person for the purpose of computing such person's percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownershi p of any other person.

(3) Includes as warrants 108,817,598 shares, 71,120,800 shares and 58,132,124 shares issuable for unpaid compensation and loans plus accrued interest, if converted, for Messrs. Durando, Dotoli and Smiley respectively. Such conversions are subject to availability of authorized shares. On April 27, 2009, and amended as of August 25, 2011; the board of directors consolidated all amounts outstanding for all obligations to the officers, including unpaid compensation, and authorized the issuance of new notes with a term of five years, an interest rate of 12% and a conversion feature at a price of $.0040 on amounts outstanding plus accrued interest thereon. During the fiscal years ended June 30, 2009 , June 30, 2010 and in the three months ended September 30, 2011, the Company recorded $914,060 , $82,609 and $2,360, respectively, of beneficial interest expense with respect to the conversion feature.

(4) Messrs. Ergul and Durando and certain members of their families may be deemed to exercise shared majority voting and dispositive power for Microphase Corporation through their indirect ownership interests in Microphase Holding Company, LLC which owns 88.4% of Microphase common stock. The holding company is owned 43.9% by the Ergul Family Limited Partnership, which is wholly owned by Mr. Ergul, his wife and daughters, and 50% by Edson Realty Inc. which is 83% owned by Mr. Durando, 12% by Mr. Ergul and 5% by three unrelated shareholders. Mr. Durando owns an additional 1.6% of Microphase common stock in his individual name.

(5) Includes 26,666,667 shares issued in June 2009 in connection with which the Company, during the quarter ended September 30, 2009, recorded $586,667 in beneficial interest expense in respect of the conversion of $200,000 of accounts payable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND CORPORATE GOVERNANCE

Material Related Party Transactions

The Company has material related party transactions. The Company incurs costs for engineering, design and production of prototypes and certain administrative functions from Microphase Corporation. Prior to March, 2008, it had purchased finished goods, primarily consisting of DSL splitter shelves and filters, from Janifast Limited. The Company also incurred costs in the past for obtaining transmission rights for a product it had planned to develop within its incorporated joint venture, mPhase Television. Net, in which the Company owned a 56.5% interest. This line of business has been discontinued.

Mr. Durando, President and CEO of mPhase, owns a controlling interest and is a director and President of Janifast Limited. Mr. Durando and Mr. Dotoli are officers of Microphase Corporation. Mr. Dotoli was also a shareholder of Janifast Limited prior to its discontinuing operations in March of 2009. Mr. Ergul owns a controlling interest and is a director of Microphase Corporation and is a director and shareholder of Janifast Limited. Microphase Corporation and Janifast Ltd. are significant shareholders of mPhase.

Mr. Abraham Biderman is a Managing Director of Eagle Advisers, Inc., a firm that performs investment banking services for the Company and was employed until September 30, 2003, by our former investment banking firm Lipper & Company.

Management believes the amounts charged to the Company by Microphase, Janifast Ltd., mPhase Television. Net and Hart Telephone are commensurate with amounts that would be incurred if outside parties were used. The Company believes Microphase Corporation has the ability to fulfill its obligations to the Company without further support from the Company.

Directors that were significant shareholders of Janifast Limited prior to its ceasing operations in March of 2009 included Messrs. Durando and Dotoli.

Summary of compensation to related parties for the Three Months Ended September 30, 2011

	Durando	Dotoli	Smiley	Biderman	Lawrence	Microphase	Total
Consulting / Salary	$37,500	$34,167	$33,333				$105,000
Interest	$13,116	$8,679	$6,337				$28,132
Rent						$10,890	$10,890
G&A						$2,301	$2,301
R&D							$0
Finders Fees				$8,000			$8,000
Stock based compensation (shares issued)*	$2,488,500	$1,858,500	$1,858,500	$252,000	$63,000		$6,520,500
Stock based compensation (previously issued options repriced)**	$173,316	$103,990	$62,394				$339,700
Total compensation	$2,712,432	$2,005,336	$1,960,564	$260,000	$63,000	$13,191	$7,014,523

Common stock issued August 25, 2011*
Options issued (5years @ 5 cents in September, 2008 repriced @ $.0040; the incremental cost of $339,700 to amortized through September 18, 2013)

Summary of compensation to related parties for the Three Months Ended September 30, 2010

	Durando	Dotoli	Smiley	Biderman	Lawrence	Microphase	Total
Consulting / Salary	$40,000	$36,000	$35,000				$111,000
Interest	$9,044	$4,989	$4,477				$18,510
Rent						$9,000	$9,000
G&A						$1,529	$1,529
R&D							$0
Finders Fees							$0
Total compensation	$49,044	$40,989	$39,477	$0	$0	$10,529	$140,039

Summary of compensation to related parties for the Twelve Months Ended June 30, 2011

	Durando	Dotoli	Smiley		Biderman	Microphase	Total
Consulting / Salary	$160,000	$144,000	$140,000				$444,000
Interest	$33,728	$18,610	$16,569				$68,907
Rent				$		$36,000	$36,000
G&A				$		$9,356	$9,356
R&D							$0
Finder’s Fees					$24,500		$24,500
Total compensation	$193,728	$162,610	$156,569		24,500	$45,356 $	$582,763

Summary of compensation to related parties for the Twelve Months Ended June 30, 2010

	Durando	Dotoli	Smiley	Biderman	Microphase	Total
Consulting / Salary	$200,000	$180,000	$175,000			$555,000
Interest	$56,483	$39,375	$24,356			$120,214
Rent					$36,000	$36,000
G&A					$9,936	$9,936
R&D					$337,500	$337,500
Finder’s Fees				$25,000		$25,000
Total compensation	$256,483	$219,375	$199,356	$25,000	$383,436	$1,083,650

				Total Notes
Summary of payables to related parties as of September 30, 2011	Durando	Dotoli	Smiley	Payable	Biderman	Microphase	Total
Notes payable	$270,479	$155,306	$118,030	$543,815			$543,815
Due to Officers / Affiliates					$150,000	$31,433	$181,433
Interest Payable	$164,791	$129,177	$87,062	$381,030			$381,030

Total Payable to Officers / Affiliates	$435,270	$284,483	$205,092	$924,845	$150,000	$31,433	$1,106,278

Summary of payables to related parties as of June 30, 2011

	Durando	Dotoli	Smiley	Payable		Biderman	Microphase	Total
Notes payable	$263,479	$148,306	$111,030	$522,815	$			$522,815
Due to Officers / Affiliates						150,000	$27,242	$177,242
Interest Payable	$151,685	$120,498	$80,725	$$352,909	$			$352,909
Total Payable to Officers / Affiliates	$415,164	$268,804	$191,755	$$875,724		$150,000	$27,242	$1,052,966

Summary of payables to related parties as of June 30, 2010

				Total
				Notes
	Durando	Dotoli	Smiley	Payable	Biderman	Microphase	Total
Notes payable	$301,479	$166,306	$119,030	$586,815			$586,815
Due to Officers / Affiliates	$0	$0	$0	$0		$19,214	$19,214
Interest Payable	$117,957	$101,888	$64,157	$284,002	$150,000		$434,002
Total Payable to Officers / Affiliates	$419,436	$268,194	$183,187	$870,817	$150,000	$19,214	$1,040,031

In July of 2009, Microphase Corporation converted $200,000 of Accounts Payable owed by the Company into common stock valued at $.0075 per share (26,666,667 shares). Such price was determined based upon the price of private placements of equity by the Company during such period.

On October 7, 2009, the Company paid Messrs. Durando, Dotoli and Smiley $45,000, $45,000 and $25,000 respectively in reduction of amounts owed to them by the Company for unpaid compensation and bridge loans.

During the twelve months ended June 30, 2010, the Company incurred finders’ fees of $25,000 with Mr. Biderman’s affiliated firm of Palladium Capital Advisors. Mr. Biderman was employed until September 30, 2003, by our former investment banking firm, Lipper & Company. As of June 30, 2010, the Company owed Palladium Capital Advisors $25,000 in unpaid finders’ fees.

During the twelve months ended June 30, 2011, the Company incurred additional finders’ fees of $24,500 with Mr. Biderman’s firm Eagle Strategic Advisers.

During the twelve months ended June 30, 2007, Mr. Biderman, through his affiliated firm of Palladium Capital Advisors, earned finder's fees of $520,000 in connection with the raising of approximately $5 million in various equity transactions during the year.

In addition, at various points during fiscal year ended June 30, 2007, Messrs. Durando, Dotoli and Smiley provided $650,000 in bridge loans to the Company which was evidenced by individual promissory notes. During December 2006, Messrs. Durando and Dotoli agreed to convert their notes, in the amounts of $130,000 and $200,000 respectively, to a deferred compensation arrangement, the repayment terms of which have not been specified. Mr. Smiley has extended bridge loans to the Company of $160,000, evidenced by promissory notes for $101,000 and a $60,000 note with a 12% rate of interest. In summary as of June 30, 2007, bridge loans outstanding were $85,000, $75,000 and $161,000 to the Messrs. Durando, Dotoli and Smiley, respectively. All of the foregoing promissory notes were payable on demand and only the $161,000 payable to Mr. Smiley remained outstanding in June 2008. As of June 30, 2010, only $110,030 payable to Mr. Smiley remained outstanding.

During the 12 month period ended June 30, 2006, Eagle Advisers, an investment banking firm founded by Mr. Biderman earned fees and reimbursement expenses of approximately $782,568 in connection with services in regard to private placements of the Company's common stock and warrants and raised a total of $5,820,652 net of such fees for the Company.

During the fiscal year ended June 30, 2006, Mr. Edward Suozzo, a consultant of the Company, converted $50,000 of accounts payable owed by the Company into 331,864 shares of common stock plus a 5 year warrant to purchase 277,778 shares of common stock at $.18 per share. During fiscal year ended June 30, 2005, Mr. Suozzo converted $20,000 of accounts payable owed by the Company into 100,000 shares of common stock plus a 5 year warrant to purchase 100,000 shares of common stock at $.25 per share.

During fiscal year ended June 30, 2006, Microphase Corporation and Janifast Corp., both related parties, respectively converted $369,000 and $171,000 of accounts payable owed by the Company into 2,050,000 and 950,000 shares of common stock plus a 5 year warrant to purchase 2,050,000 and 950,000 shares of common stock at $.18 per share.

Effective June 30, 2004, the Company was $473,787 in arrears with respect to a promissory note issued to Piper Rudnick LLP plus other legal fees of $118,773.36. It should be noted that Piper & Rudnick, the Company’s outside counsel, received such promissory note in March of 2002 plus two warrants that expired in March 8, 2007 in exchange for cancellation of certain payables. Such warrants had conversion rights into our common stock for a total of 2,233,490 shares that had been registered under a Form S-1 Registration Statement, and were cashless. On September 3, 2003, in exchange for reducing the total payable to $550,000, the Company paid $10,000 in cash to Piper and issued an additional cashless warrant for $150,000 worth of the Company's common stock valued at $.25 per share. The remaining $300,000 payable had the following future payment schedule: payments of $25,000 each on December 1, 2004, March 1, 2005, June 1, 2005, September 1, 2005, March 1, 2006, June 1, 2006 and September 1, 2006, a payment of $50,000 on December 1, 2005, and a payment of $75,000 due on December 1, 2006. On August 30, 2004, the Company paid $100,000 to Piper & Rudnick, LLP in connection with the renegotiation of a Payment Agreement effective June 30, 2004. Under the terms of the renegotiated Payment Agreement, the Company agreed to payments of $25,000 each on December 1, 2004, March 1, 2005, June 1, 2005 and September 1, 2005 and a payment of $50,000 on December 1, 2006 plus $25,000 payments on March 1, 2006, June 1, 2006, September 1, 2006 and a final payment of $75,000 payment on December 1, 2007. In addition, Piper & Rudnick LLP agreed to convert $150,000 of such payable into a 5 year cashless warrant to purchase the Company's common stock at $.25 per share. The Company has made all of the above payments except for $65,000 of the $75,000 due December 1, 2006, that is presently in arrears.

Necdet F. Ergul, Ronald A. Durando and Gustave T. Dotoli are executive officers and shareholders of Microphase and Ronald Durando and Gustave T. Dotoli served as president and vice- president of PacketPort.com., respectively until Packetport.com merged with Wyndstorm Corporation in February of 2008, at which time Mr. Durando and Mr. Dotoli resigned from their respective positions..

On November 26, 1999, PacketPort, Inc., a company owned 100% by Mr. Durando, acquired a controlling interest in Linkon Corp., which subsequently changed its name to PacketPort.com, Inc. In connection with this transaction, Mr. Durando transferred 350,000 shares of our common stock to PacketPort, Inc.

Transactions with Microphase Corporation

mPhase's President and Chairman of the Board of the Company are also employees of Microphase. On May 1, 1997, the Company entered into an agreement with Microphase whereby it would use office space as well as the administrative services of Microphase, including the use of accounting personnel. This agreement for fiscal year 2011 required mPhase to pay Microphase $3,000 per month. Microphase also charges fees for specific projects on a project-by-project basis. During the year ended June 30, 2011 and for the period of time from mPhase's inception (October 2, 1996) to June 30, 2011, $45,356 and $9,477,961, respectively, have been charged to expense or inventory under these Agreements and is included in “discontinued operations” in the accompanying consolidated statements of operations. Management believes that amounts charged to the Company by Microphase are commensurate with amounts that would be incurred if outside third parties were used. The Company is obligated to pay a 3% royalty to Microphase on revenues from its proprietary Traverser Digital Video and Data Delivery System and DSL component products.

Mr. Durando, President and CEO of mPhase, owns a controlling interest and is a director and President of Janifast Limited. Mr. Durando and Mr. Dotoli are officers of Microphase Corporation. Mr. Dotoli was also a shareholder of Janifast Limited prior to its discontinuing operations in March of 2009. Mr. Ergul owns a controlling interest and is a director of Microphase Corporation and is a director and shareholder of Janifast Limited. Microphase Corporation is a significant shareholder of the Company. Janifast Limited had been a significant shareholder of the Company until September 17, 2009, when it transferred to Mr. Durando 11,735,584 shares, representing all the shares of the Company held by Janifast, in partial consideration of the cancellation of loan obligations to Mr. Durando in connection with the plan of its liquidation.

Transactions with Janifast

Janifast Ltd., a Hong Kong corporation manufacturer, had produced components for our now discontinued Traverser_ DVDDS product. Necdet F. Ergul, Ronald A. Durando and Gustave T. Dotoli are controlling shareholders of Janifast Ltd. with an aggregate ownership interest of greater than 75% of Janifast Ltd. Mr. Durando is Chairman of the Board of Directors and Mr. Ergul is a Director of Janifast. Janifast Ltd. ceased operations in March, 2009, and the Company has had no transactions with Janifast during or since its fiscal year ended June 30, 2010.

Reparation Shares issued to related parties

During the fiscal year ended June 30, 2006, the Company issued 3,931,382 shares valued at $728,434 and 4,504,542 shares valued at $834,633 for reparation of investments of $200,000 for 1,000,000 shares and $250,000 for 1,250,000 shares made during fiscal year ended June 30, 2005 by Janifast and Microphase, respectively, concurrently on the same terms reparations were issued to other investors of the same private placements.

During the fiscal year ended June 30, 2007, Janifast was issued 769,231 shares valued at $138,462 for reparation of an investment of $171,000 for 950,000 shares issued for an investment made in fiscal year ended June 30, 2006, concurrently on the same terms reparations were issued to other investors of the same private placement.

Transactions with Other Related Parties

In March 2000, mPhase acquired a 50% interest in mPhaseTelevision.Net (formerly Telco Television Network, Inc.), an incorporated joint venture. This percentage was increased to approximately 57% in fiscal year 2001. Alpha Star International, Inc. currently owns the remaining joint venture interest. The joint venture has been inactive for a period of five years and is in the process of being dissolved.

Mr. Durando, President and CEO of mPhase, owned a controlling interest and was a director and President of Janifast Limited. Mr. Durando and Mr. Dotoli are officers of Microphase Corporation. Mr. Dotoli was also a shareholder of Janifast Limited prior to its discontinuing operations in March of 2009. Mr. Ergul owns a controlling interest and is a director of Microphase Corporation and is a director and shareholder of Janifast Limited.

Microphase Corporation is a significant shareholder of the Company. Janifast Limited had been a significant shareholder of the Company until September 17, 2009, when it transferred to Mr. Durando 11,735,584 shares, representing all the shares of the Company held by Janifast, in partial consideration of the cancellation of loan obligations to Mr. Durando in connection with the plan of its liquidation.

Director Independence

The Company complies with the standards of "independence" prescribed by rules set forth by the National Association of Securities Dealers ("NASD"). Accordingly, a director will only qualify as an "independent director" if, in the opinion of our Board of Directors, that person does not have a material relationship with our company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A director who is, or at any time during the past three years, was employed by the Company or by any parent or subsidiary of the Company, shall not be considered independent. Accordingly, Anthony Guerino and Victor Lawrence meet the definition of "independent director" under Rule 4200(A)(15) of the NASD Manual; Abraham Biderman, Ronald A. Durando, Gustave T. Dotoli and Martin Smiley do not.

ADDITIONAL INFORMATION

          Federal securities laws require us to file information with the Commission concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, and other information with the Commission. You can inspect and copy this information at the public reference facility maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549.

          You can get additional information about the operation of the Commission's public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) at which you can read or download our reports and other information.

          We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the Common Stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to mPhase and the Common Stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the Company. Our certificate of incorporation provides that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

          The validity of the shares offered hereby will be passed upon for us by Martin Smiley, Esq., EVP, CFO and General Counsel of the Company.

EXPERTS

          The consolidated financial statements of mPhase Technologies, Inc. as of June 30, 2011 and June 30, 2010 have been audited by Demetrius & Company, L.L.C. and the financial statements for the fiscal year ended June 30, 2009, included in this registration statement on Form S-1, have been audited by Rosenberg, Rich, Baker & Berhman, independent auditors, as stated in their reports appearing with the financial statements. These financial statements are included in reliance upon the reports of each of Demetrius & Company, L.L.C. and Rosenberg, Rich Baker and Berhman given upon the authority of said firms as experts in accounting and auditing.

FINANCIAL STATEMENT SCHEDULES

(a)       The following documents are filed as part of this Form S-1 Consolidated Financial Statements

PAGE
Report of Demetrius & Company LLC	49
Report of Rosenberg Rich Baker Berman & Company	50
Report of Arthur Andersen LLP	51
Report of Schuhalter, Coughlin & Suozzo, PC	52
Consolidated Balance Sheets as of June 30, 2011 and 2010	53
Consolidated Statements of Operations for the years ended June 30, 2010 and 2011 and for the period from inception (October 2, 1996) through June 30, 2011	54
Consolidated Statements of Operations for the three months ended September 30, 2010 and 2011 and for the period from inception (October 2, 1996) through September 30, 2011(unaudited)	55
Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the period from inception (October 2, 1996) to June 30, 1997 and for each of the fourteen years in the period ended June 30, 2011	56-65
Consolidated Statements of Changes in Stockholders' Equity (Deficit) From July 1, 2011 to September 30, 2011 (unaudited)	66
Consolidated Statements of Cash Flows for the years ended June 30, 2010 and 2011 and for the period from inception (October 2, 1996) through June 30, 2011, as restated	67
Consolidated Statements of Cash Flows for the three months ended September 30, 2010 and 2011 and for the period from inception (October 2, 1996) through September 30, 2011(unaudited)	68
Notes to Consolidated Financial Statements	69

(2)      Financial Statement Schedules
           None.

Report of Independent Registered Public Accounting Firm
To The Board of Directors and
Shareholders of mPhase Technologies, Inc.

We have audited the accompanying consolidated balance sheets of mPhase Technologies, Inc. (a New Jersey corporation in the development stage) and its subsidiaries as of June 30, 2010 and 2011 and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the two years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the financial statements of mPhase Technologies, Inc. for the period from inception to June 30, 2009. Those statements were audited by other auditors whose reports have been furnished to us and our opinion, insofar as it relates to amounts for the period from inception to June 30, 2009, included in the cumulative totals, is based solely upon the report of the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of mPhase Technologies, Inc. and subsidiaries as of June 30, 2010 and 2011 and the results of their operations and their cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that mPhase Technologies, Inc. and subsidiaries will continue as a going concern. As shown in the financial statements, the Company has experienced significant losses and negative operating cash flows resulting in a working capital deficiency and shareholders’ deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are more fully described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Demetrius & Company, L.L.C.
Wayne, New Jersey
September 12, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of mPhase Technologies, Inc.

We have audited the accompanying consolidated balance sheet of mPhase Technologies, Inc. (a New Jersey corporation and is in the development stage) and subsidiaries as of June 30, 2009, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year then ended, for the period from July 1, 2001 to June 30, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of mPhase Technologies, Inc. for the period from inception to June 30, 2001. Those statements were audited by other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of mPhase Technologies, Inc. and subsidiaries as of June 30, 2009, and the results of its operations and its cash flows for the year then ended and for the period from July 1, 2001 to June 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

Rosenberg Rich Baker Berman & Company

Somerset, New Jersey

September 25, 2009, (April 20, 2010 as to “Other Equity” included in Note 8)

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of mPhase Technologies, Inc.:

We have audited the accompanying consolidated balance sheets of mPhase Technologies, Inc. (a New Jersey corporation in the development stage) and subsidiaries as of June 30, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the three years in the period ended June 30, 2001 and for the period from inception (October 2, 1996) to June 30, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of mPhase Technologies, Inc. for the period from inception to June 30, 1998. Such amounts are included in the cumulative from inception to June 30, 2001 totals of the statements of operations, changes in stockholders’ equity and cash flows and reflect total net loss of 6 percent of the related cumulative totals. Those statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to amounts for the period from inception to June 30, 1998, included in the cumulative totals, is based solely upon the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of mPhase Technologies, Inc. and subsidiaries as of June 30, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2001 and for the period from inception to June 30, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and is in a working capital deficit position that raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Arthur Andersen LLP
Stamford, Connecticut
October 12, 2001

PURSUANT TO SEC RELEASE NO. 33-8070 AND RULE 437A UNDER THE SECURITIES ACT OF 1933, AS AMENDED, mPHASE TECHNOLOGIES, INC. HAS NOT RECEIVED WRITTEN CONSENT AFTER REASONABLE EFFORT TO USE THIS REPORT. THIS REPORT IS A COPY OF A PREVIOUSLY ISSUED ARTHUR ANDERSEN LLP REPORT. THIS REPORT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP. WITH RESPECT TO THIS INSTANT 10K/A, YOU WILL NOT BE ABLE TO RECOVER AGAINST ARTHUR ANDERSEN LLP UNDER SECTION 11 OF THE SECURITIES ACT FOR ANY UNTRUE STATEMENTS OF A MATERIAL FACT CONTAINED IN THE FINANCIAL STATEMENTS AUDITED BY ARTHUR ANDERSEN LLP OR ANY OMISSIONS TO STATE A MATERIAL FACT REQUIRED TO BE STATED THEREIN.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of mPhase Technologies, Inc.:

We have audited the statements of operations, changes in stockholders’ equity, and cash flows for the period October 2, 1996 (date of inception) through June 30, 1998 of mPhase Technologies, Inc. (a development stage company). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the results of its operations and its cash flows for the period of October 2, 1996 (date of inception) through June 30, 1998 in conformity with generally accepted accounting principles.

Schuhalter, Coughlin & Suozzo, PC
Raritan, New Jersey

January 28, 1999

mPHASE TECHNOLOGIES, INC.
(A Development Stage Company)
Consolidated Balance Sheets

	June 30,	June 30,	September 30,
	2010	2011	2011
			(unaudited)
ASSETS
CURRENT ASSETS
Cash	$228,437	$1,744	$87,297
Accounts Receivable	122,478
Stock subscription receivable	-	50,000	-
Inventory	98,807	102,532	101,302
Prepaid and other current assets	208,707	35,242	37,215
Current Portion, Notes receivable- (Note 8 )	2,700,000	-	-
TOTAL CURRENT ASSETS	$3,358,429	$189,518	$225,814

Property and equipment, net	62,311	45,114	46,936
Notes receivable, net of contra reserve for utilization of corresponding Convertible Debenture agreement with La Jolla of $600,000 at June 30, 2010 - (Note 8 )	2,464,000	-	-
TOTAL ASSETS	$5,884,740	$234,632	$272,750

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	$539,444	$735,145	$754,526
Accrued expenses	390,203	162,038	199,416
Due to related parties	169,214	177,242	181,433
Notes payable, related parties	870,817	875,724	924,846
Short term notes	65,000	65,000	65,000
Accounts Payable and Accrued Expenses-Discontinued Activities	1,112,872	868,376	868,376
Current Portion, Long term debt	10,352	11,486	11,816
TOTAL CURRENT LIABILITIES	$3,157,902	$2,895,011	$3,005,413

Long term portion Equipment loan	27,703	16,315	13,234

OTHER OBLIGATIONS CONVERTIBLE TO EQUITY- (Note 8 )
Convertible debt derivative liability	5,966,149	1,664,575	953,218
Convertible debentures, net of discount of $2,628,739, $300,000 and $258,598 on June 30, 2010 & 2011 and September 30, 2011, respectively	4,577,710	1,250,505	1,350,701

COMMITMENTS AND CONTINGENCIES -(Note 11)

STOCKHOLDERS' DEFICIT
Common stock, par value $.01, 2,000,000,000, 6,000,000,000 and 6,000,000,000 shares authorized, 1,163,751,952 , 1,628,502,264 and 2,710,250,740 shares issued and outstanding at June 30, 2010 & 2011 and September 30, 2011, respectively	11,637,519	16,285,022	27,102,507
Additional paid in capital	174,683,294	172,775,132	169,004,373
Deferred Compensation	-	-	(325,546)
Deficit accumulated during development stage	(194,157,564)	(194,643,955)	(200,823,177)
Less-Treasury stock, 13,750 shares at cost	(7,973)	(7,973)	(7,973)
TOTAL STOCKHOLDERS' DEFICIT	($7,844,724)	($5,591,774)	($5,049,816)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$5,884,740	$234,632	$272,750

The accompanying notes are an integral part of these consolidated financial statements.

mPHASE TECHNOLOGIES, INC.
(A Development Stage Company)
Consolidated Statements of Operations

			Date of
	For the FYE June 30,		Inception to
			June 30,
	2010	2011	2011

REVENUES	$354,157	$49,210	$743,639
COSTS AND EXPENSES
Cost of Sales	65,704	50,260	115,964

Research and Development (including non-cash stock related charges of $0, $0 and $205,733 for FYE 2010 & 2011 and inception to date respectively)	2,203,383	625,417	12,257,562

General and Administrative (including non-cash stock related charges of $34,313, $62,945 and $12,754,354 for FYE 2010 & 2011 and inception to date respectively)	1,844,776	1,823,178	27,230,052
Depreciation and Amortization	25,704	15,491	578,330

TOTAL COSTS AND EXPENSES	4,139,567	2,514,346	40,181,908
OPERATING LOSS	$(3,785,410)	$(2,465,136)	$(39,438,269)
OTHER INCOME (EXPENSE)
Interest (Expense)	(786,805)	(141,335)	(2,627,585)
Net Reparation, Impairment and Other Income (Expense)	168,409	8,915	(6,584,112)
Net Charges related to Convertible Debt	(2,961,939)	1,866,669	(1,450,176)
TOTAL OTHER INCOME (EXPENSE)	(3,580,335)	1,734,249	$(10,661,873)
Loss From Continuing Operations, before Income Taxes	$(7,365,745)	$(730,887)	$(50,100,142)
Income (Loss) From Discontinued Operations,
Net of Income Taxes of $0 in 2010 and 2011, offset by benefit from tax loss carry forwards of $0 in 2010 and 2011 (including non-cash stock related charges of $0, $0 and $57,515,718 for FYE 2010 & 2011 and inception to date respectively)	-	244,496	(144,543,813)
Income Taxes	-	-	-
Net Loss	$(7,365,745)	$(486,391)	$(194,643,955)
Net loss per share from:
Continuing Operations	$(0.01)	$(0.00)
Discontinued Operations	$-	$-
Weighted Average Number of Shares Outstanding;
Basic and Diluted	1,041,685,519	1,402,130,735

The accompanying notes are an integral part of these consolidated financial statements.

mPHASE TECHNOLOGIES, INC.
(A Development Stage Company)
Consolidated Statements of Operations

	For the Three Months Ended		Date of
			Inception to
	September 30,	September 30,	September 30,
	2010	2011	2011
	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$28,808	$0	$743,639

COSTS AND EXPENSES

Cost of Sales	9,467	571	116,535

Research and Development (including non-cash stock related charges of $0, $0 and $205,733 for the three months ended September 30, 2010 & 2011 and inception to date respectively)	193,780	41,403	12,298,965

General and Administrative (including non-cash stock related charges of $62,945, $6,520,500 and $19,274,854 for the three months ended September 30, 2010 & 2011 and inception to date respectively)	522,994	6,888,462	34,118,514

Depreciation and Amortization	3,873	3,681	582,011

TOTAL COSTS AND EXPENSES	730,114	6,934,117	47,116,025

OPERATING LOSS	$(701,306)	$(6,934,117)	$(46,372,386)

OTHER INCOME (EXPENSE)
Interest (Expense)	(29,940)	(70,690)	(2,698,275)
Net Reparation, Impairment and Other Income (Expense)	0	1,131	(6,582,981)
Net Credits (Charges) related to Convertible Debt	2,725,735	824,454	(625,722)

TOTAL OTHER INCOME (EXPENSE)	2,695,795	754,895	(9,906,978)

Income (Loss) From Continuing Operations, before Income Taxes	$1,994,489	$(6,179,222)	$(56,279,364)

Income (Loss) From Discontinued Operations,
Net of Income Taxes of $0 in 2010 and 2011, offset by benefit from tax loss carryforwards of $0 in 2010 and 2011 (including non-cash stock related charges of $0, $0 and $57,515,718 for the three months ended September 30, 2010 & 2011 and inception to date respectively)	-	-	(144,543,813)

Income Taxes	-	-	-

Net Income (Loss)	$1,994,489	$(6,179,222)	$(200,823,177)

Net loss per share from:
Continuing Operations-Basic	$0.00	$(0.00)
Discontinued Operations-Basic	$-	$-

Continuing Operations-Diluted	$0.00	N/A
Discontinued Operations-Diluted	$-	N/A

Weighted Average Number of Shares Outstanding;
Basic	1,189,554,845	2,053,984,273
Diluted	1,713,140,738	N/A

The accompanying notes are an integral part of these consolidated financial statements.

mPHASE TECHNOLOGIES INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN
STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (OCTOBER 2, 1996)
TO JUNE 30, 1997 AND FOR EACH OF THE FOURTEEN YEARS
IN THE PERIOD ENDED JUNE 30, 2011

	Common
	Stock			Additional
		Par Value	Treasury	Paid-In
	Shares	0.01	Stock	Capital
Balance, October 2, 1996 (date of inception).	1,140,427	$11,404		$459,753
Issuance of common stock of Tecma Laboratories, Inc., for 100% of the Company.	6,600,000	66,000		(537,157)
Issuance of common stock, in private placement, net of offering costs of $138,931	594,270	5,943		752,531
Net loss
Balance, June 30, 1997	8,334,697	$83,347		$675,127
Issuance of common stock with warrants, in private placement, net of offering costs of $84,065	999,502	9,995		791,874
Issuance of common stock for services	300,000	3,000		147,000
Issuance of common stock in connection with investment in unconsolidated subsidiary	250,000	2,500		122,500
Repurchase of 13,750 shares of common stock			(7,973)
Issuance of common stock with warrants in private placement, net of offering costs of $121,138	1,095,512	10,955		659,191
Issuance of common stock for financing services	100,000	1,000		(1,000)
Issuance of common stock in consideration for 100% of the common stock of Microphase Telecommunications, Inc.	2,500,000	25,000		1,685,000
Net loss
Balance, June 30, 1998	13,579,711	$135,797	$(7,973)	$4,079,692

The accompanying notes are an integral part of these Consolidated Financial Statements.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN
STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (OCTOBER 2, 1996)
TO JUNE 30, 1997 AND FOR EACH OF THE FOURTEEN YEARS
IN THE PERIOD ENDED JUNE 30, 2011

							Total
				Additional			Stockholders
	Common	Par	Treasury	Paid-In	Deferred	Accumulated	Equity
		Value
	Stock	0.01	Stock	Capital	Compensation	Deficit	(Deficit)
	Shares
Balance, June 30, 1998	13,579,711	$135,797	$(7,973)	$4,079,692	$0	$(5,122,305)	$(914,789)
Issuance of common stock with warrants in private placements, net of offering	3,120,000	31,200		2,981,800			3,013,000
Issuance of common stock for services	1,599,332	15,993		8,744,873			8,760,866
Issuance of common stock with warrants in private placement, net of offering	642,000	6,420		1,553,227			1,559,647
Issuance of common stock in private placement, net of offering costs of $679,311	4,426,698	44,267		10,343,167			10,387,434
Issuance of stock options for services				7,129,890			7,129,890
Issuance of warrants for services				16,302			16,302
Deferred employee stock option compensation					(140,000)		(140,000)
Net loss						(22,838,344)	(22,838,344)
Balance, June 30, 1999	23,367,741	$233,677	$(7,973)	$34,848,951	$(140,000)	$(27,960,649)	$6,974,006
Issuance of common stock and options in settlement	75,000	750		971,711			972,461
Issuance of common stock upon exercise of warrants and options	4,632,084	46,321		5,406,938			5,453,259
Issuance of common stock in private placement, net of cash offering costs of $200,000	1,000,000	10,000		3,790,000			3,800,000
Issuance of common stock in private placement, net of cash offering costs of $466,480	1,165,500	11,655		9,654,951			9,666,606
Issuance of common stock for services	1,164,215	11,642		8,612,265			8,623,907
Issuance of options for services				9,448,100			9,448,100
Deferred employee stock option compensation				1,637,375	(1,637,375)		—
Amortization of deferred employee stock option compensation					551,707		551,707
Net loss						(38,161,542)	(38,161,542)
Balance, June 30, 2000	31,404,540	$314,045	(7,973)	$74,370,291	$(1,225,668)	$(66,122,191)	$7,328,504

The accompanying notes are an integral part of these Consolidated Financial Statements.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN
STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (OCTOBER 2, 1996)
TO JUNE 30, 1997 AND FOR EACH OF THE FOURTEEN YEARS
IN THE PERIOD ENDED JUNE 30, 2011

							Total
	Common			Additional			Stockholders
	Stock	Par Value	Treasury	Paid-In	Deferred	Accumulated	Equity
	Shares	0.01	Stock	Capital	Compensation	Deficit	(Deficit)
Balance, June 30, 2000	31,404,540	$314,045	$(7,973)	$74,370,291	$(1,225,668)	$(66,122,191)	$7,328,504

Issuance of common stock upon exercise of options	320,000	3,200		324,300			327,500
Issuance of common stock with warrants in private placements, net of cash offering costs of $512,195	4,329,850	43,298		7,766,547			7,809,845
Issuance of common stock for services	450,000	4,500		1,003,125			1,007,625
Issuance of options and warrants for services				5,849,585			5,849,585
Deferred employee stock option compensation				607,885	(607,885)
Amortization of deferred employee stock option compensation					1,120,278		1,120,278
Issuance of common stock in settlement of debt to directors and related parties	4,840,077	48,402		2,371,637			2,420,039
Net Loss						(23,998,734)	(23,998,734)

Balance June 30, 2001	41,344,467	$413,445	$(7,973)	$92,293,370	$(713,275)	$(90,120,925)	$1,864,642

Issuance of Common stock with warrants in private placement	6,980,643	69,807		1,903,943			1,973,750
Issuance of Common stock for services	2,976,068	29,760		1,169,241			1,199,001
Issuance of options and warrants for services				1,877,937			1,877,937
Cancellation of unearned options to former employees				(140,802)	140,802
Amortization of deferred employee stock option compensation					548,550		548,550
Issuance of common stock and warrants in settlement of debt to related parties and strategic vendors	7,492,996	74,930		2,663,728			2,738,658
Sale of Common stock to certain Officers and Directors in private placement	2,000,000	20,000		980,000			1,000,000
Issuance of Common stock upon exercise of options	13,334	133		3,867	4,000
Net Loss						(11,249,387)	(11,249,387)
Balance, June 30, 2002	60,807,508	$608,075	$(7,973)	$100,751,284	$(23,923)	$(101,370,312)	$(42,849)

The accompanying notes are an integral part of these Consolidated Financial Statements.

mPHASE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENT OF CHANGES IN
SHAREHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (OCTOBER 2, 1996)
TO JUNE 30, 1997 AND FOR EACH OF THE FOURTEEN YEARS
IN THE PERIOD ENDED JUNE 30, 2011

							Total
	Common	Par		Additional			Stockholders
	Stock	Value	Treasury	Paid-In	Deferred	Accumulated	Equity
	Shares	0.01	Stock	Capital	Compensation	Deficit	(Deficit)
Balance, June 30, 2002	60,807,508	$608,075	$(7,973)	$100,751,284	$(23,923)	$(101,370,312)	$(42,849)
Issuance of Common stock with warrants in private placement, net of Cash offering costs of $124,687	4,296,680	42,967		1,121,351			1,164,318
Issuance of Common stock for services	426,000	4,260		107,985			112,245
Issuance of options and warrants for services				274,100			274,100
Amortization of deferred employee stock option compensations					23,923		23,923
Issuance of common stock and warrants in settlement of debt to related parties and strategic vendors	5,923,333	59,233		1,826,329			1,885,562
Net Loss						(6,646,185)	(6,646,185)
Balance, June 30, 2003	71,453,521	$714,535	$(7,973)	$104,081,049	$0	$(108,016,497	$(3,228,886)
Issuance of common stock with warrants in private placement, net of cash offering costs of $313,200	15,177,973	151,779		4,322,934			4,474,713
Issuance of common stock for services	924,667	9,247		238,153			247,400
Issuance of options and warrants for services				1,067,393			1,067,393
Issuance of common stock pursuant to exercise of warrants	1,233,334	12,333		304,467			316,800
Issuance of common stock and warrants in settlement of debt to related parties and strategic vendors	110,467	1,105		1,962,099			1,963,204
Net Loss						(7,758,586)	(7,758,586)
Balance, June 30, 2004	88,899,962	$888,999	$(7,973)	$111,976,095	$0	$(115,775,083)	$(2,917,962)

The accompanying notes are an integral part of these Consolidated Financial Statements.

mPHASE TECHNOLOGIES, INC. CONSOLIDATED STATEMENT
OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (OCTOBER 2, 1996)
TO JUNE 30, 1997 AND FOR EACH OF THE FOURTEEN YEARS IN THE PERIOD ENDED JUNE 30, 2011

				Additional		Total
	Common	Par Value	Treasury	Paid-In	Accumulated	Stockholders
	Stock	0.01	Stock	Capital	Deficit	Equity
	Shares					(Deficit)
Balance, June 30, 2004	88,899,962	$888,999	$(7,973)	$111,976,095	$(115,775,083)	$(2,917,962)
Issuance of Shares in Private Placement	39,853,661	398,535		6,888,553		7,287,088
Issuance of in connection with exercise of warrants	3,637,954	36,380		644,229		680,609
Conversion of Debt to Common stock and warrants	3,895,171	38,952		1,174,134		1,213,086
Options Awarded to Consultants				2,191,043		2,191,043
Options Awarded to Officers				625,290		625,290
Issuance of shares to Officers and consultants for services	1,151,000	11,510		322,500		334,010
Exercise of cashless warrants	4,949,684	49,499		(49,499)
Exercise of warrants by officers	1,770,400	17,704				17,704
Reparation of Private Placement Offering	891,000	8,910		176,811		185,721
Net Loss					(11,234,324)	(11,234,324)
Balance June 30, 2005	145,048,832	$1,450,489	$(7,973)	$123.949,156	$(127,009,407)	$(1,617,735)
Issuance of common stock pursuant to the exercise of warrants, net of cash expenses of $108,000	15,720,120	157,201		2,850,523		3,007,724
Issuance of common stock with warrants in private placements, net of cash expenses of $674,567	72,786,897	727,868		9,329,781		10,057,649
Issuance of common stock for services	11,500,000	115,000		2,324,000		2,439,000
Conversion of related party and strategic vendor debts to common stock and warrants	3,331,864	33,319		556,681		590,000
Stock options awarded to consultants, employees and officers				3,837,423		3,837,423
Issuance of additional shares and warrants to effect revised pricing on previous private offering charged to expense	29,848,271	298,483		5,232,021		5,530,504
Net loss					(24,450,650)	(24,450,650)
Balance, June 30, 2006	278,235,984	$2,782,360	$(7,973)	$148,079,585	$(151,460,057)	$(606,085)

The accompanying notes are an integral part of these Consolidated Financial Statements.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN
STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (OCTOBER 2, 1996)
TO JUNE 30, 1997 AND FOR EACH OF THE FOURTEEN YEARS
IN THE PERIOD ENDED JUNE 30, 2011

								Total
					Additional			Shareholders
		$ .01 Stated		Treasury	Paid in	Deferred	Accumulated	(Deficit)
	Shares	Value		Stock	Capital	Compensation	Deficit	Equity
Balance June 30, 2006	278,235,984	$2,782,360		$(7,973)	$148,079,585		$(151,460,057)	$(606,085)
Issuance of common stock pursuant to the exercise of warrants (net of cash expenses of $150,000)	14,740,669	$147,406	$		$1,922,261			$2,069,667
Issuance of common stock in private placements, (net of cash expenses of $216,134)	47,958,060	$479,581	$		$5,711,788			$6,191,369
Issuance of common stock for services	18,172,983	$181,730	$		$2,486,885	$(627,250)		$2,041,365
Conversion of related party and strategic vendor debt to common stock	6,073,728	$60,737	$		$930,972			$991,709
Issuance of additional shares and warrants to effect repricing	22,664,580	$226,646	$		$1,647,374			$1,874,020
Stock options awarded to employees and officers			$		$1,321,853			$1,321,853
Deferred stock compensation						213,166		$213,166
Net Loss							$(16,851,562)	$(16,851,562)
Balance June 30, 2007	387,846,004	$3,878,460		$(7,973)	$162,100,718	$(414,084)	$(168,311,619)	$(2,754,498)

mPHASE TECHNOLOGIES, INC. CONSOLIDATED STATEMENT
OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (OCTOBER 2, 1996)
TO JUNE 30, 1997 AND FOR EACH OF THE FOURTEEN YEARS IN THE PERIOD ENDED JUNE 30, 2011

				Additional				Total
				Paid				Shareholder
		$.01 Par	Treasury	in	Deferred		Accumulated	(Deficit)
	Shares	Value	Stock	Capital	Compensation		Deficit	Equity
Balance June 30, 2007	387,846,004	$3,878,460	$(7,973)	$162,100,718	$(414,084)		$(168,311,619)	$(2,754,498)
Issuance of common stock in private placements net of $116,253 offering cost	24,600,000	$246,000		$898,247		$		1,144,247
Exercise of Warrants net of Offering Cost $72,222	11,111,113	$111,111		$538,889		$		650,000
Contingent liability recorded on warrant exercise above	1,019,200	$10,192		(1,006,200)				(1,006,200)
Common shares in settlement of accrued expenses				$89,808		$		100,000
Issuance of additional shares effect repricing	4,663,741	$46,637		$345,401		$		392,038
Stock options/ warrants awarded to employees and investors				$85,682		$		85,682
Stock based compensation	1,000,000	10,000		$90,192		$		100,192
Amortization of deferred stock compensation					414,084	$		414,084
Investment in Granita				$514,000		$		514,000
Conversion of debt	4,904,942	$49,050		$192,073		$		241,123
Cost related to convertible debt financing	5,250,000	$52,500		$212,500		$		265,000
Net Loss							$(3,383,821)	$(3,383,821)
Balance June 30, 2008	440,395,000	$4,403,950	$(7,973)	$164,061,310	0		$(171,695,440)	$(3,238,153)

The accompanying notes are an integral part of these Consolidated Financial Statements.

mPHASE TECHNOLOGIES, INC. CONSOLIDATED STATEMENT OF CHANGES IN
SHAREHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (OCTOBER 2, 1996)
TO JUNE 30, 1997 AND FOR EACH OF THE FOURTEEN YEARS IN THE PERIOD ENDED JUNE 30, 2011

						Total
				Additional		Shareholders
		$01 Par	Treasury	Paid in	Accumulated	(Deficit)
	Shares	Value	Stock	Capital	Deficit	Equity
Balance June 30, 2008	440,395,000	$4,403,950	$(7,973)	$164,061,310	$(171,695,440)	$(3,238,153)
Issuance of common stock in private placements net of offering cost ($80,000)	72,333,333	$723,333		$(3,333)		$720,000
Issuance of additional shares effect repricing	19,522,000	$195,220		$236,952		$432,172
Stock options/ warrants awarded to employees and investors				$4,071,348		$4,071,348
Stock based compensation	61,750,000	$617,500		$2,908,115		$3,525,615
Vendor settlements	(1,926,470)	($19,265)		$19,265		$0
Beneficial Conversion feature of Notes Payable, including $914,060 on Officers' Notes Payable				$1,028,560		$1,028,560
Forgiveness of related party debt				$19,336		$19,336
Conversion of debt securities and interest	278,346,019	$2,783,459		$519,874		$3,303,333
Net Loss					$(15,096,379)	$(15,096,379)
Balance June 30, 2009	870,419,882	$8,704,197	$(7,973)	$172,861,427	$(186,791,817)	$(5,234,168)

The accompanying notes are an integral part of these consolidated financial statements.

mPHASE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENT OF CHANGES IN
SHAREHOLDERS' EQUITY (DEFECIT)
FOR THE PERIOD FROM INCEPTION (OCTOBER 2, 1996)
TO JUNE 30, 1997 AND EACH OF THE FOURTEEN YEARS IN THE PERIOD ENDED JUNE 30, 2011

	Common Stock			Additional		Total
		$.01 Par	Treasury	Paid in	Accumulated	Shareholders
	Shares	Value	Stock	Capital	Deficit	(Deficit)
Balance June 30, 2009	870,419,882	$8,704,197	$(7,973)	$172,861,427	$(186,791,819)	$(5,234,168)
Conversions of Convertible
Debentures plus accrued interest	232,723,736	2,327,238	-	1,088,012	-	3,415,250
Conversions of Accounts Payable	26,666,667	266,667	-	(66,667	-	200,000
Issuance of common stock in private placements net of offering cost ($25,000)	30,666,667	306,667	-	(81,667	-	225,000
Issuance of Common Stock for Services	1,575,000	15,750		18,563		34,313
Issuance of Common Stock for Reparations	1,700,000	17,000		18,530		35,530
Beneficial Conversion feature of Officers' Notes Payable and conversion of accounts payable	-	-	-	669,276	-	669,276
Cancellation of Capital Notes in Subsidiary issued in connection with equity				175,820		175,820
Net Loss for the Year Ended June 30, 2010	-	-	-	-	(7,365,745	(7,365,745)
Balance June 30, 2010	1,163,751,952	$11,637,519	$(7,973)	$174,683,294	$(194,157,564)	$(7,844,724)

The accompanying notes are an integral part of these consolidated financial statements.

mPHASE TECHNOLOGIES, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN
SHAREHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (OCTOBER 2, 1996)
TO JUNE 30, 1997 AND EACH OF THE FOURTEEN YEARS IN THE PERIOD ENDED JUNE 30, 2011

	Common Stock
				Additional		Shareholders'
		$ .01 Par	Treasury	Paid in	Accumulated	(Deficit)
	Shares	Value	Stock	Capital	Deficit	Equity

Balance July 1, 2010	1,163,751,952	$11,637,519	$(7,973)	$174,683,294	$(194,157,564)	$(7,844,724)

Conversions of Convertible Debentures plus accrued interest	382,175,312	3,821,753		(1,474,857)		2,346,896

Issuance of Common Stock for Services	15,075,000	150,750		(23,805)		126,945

Issuance of Common Stock to accredited investors in private placement, net of $29,500 fees	67,500,000	675,000		(409,500)		265,500

Net Loss for the Year Ended June 30, 2011					(486,391)	(486,391)

Balance June 30, 2011	1,628,502,264	16,285,022	(7,973)	172,775,132	$(194,643,955)	(5,591,774)

The accompanying notes are an integral part of these consolidated financial statements.

mPHASE TECHNOLOGIES, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN
SHAREHOLDERS' EQUITY (DEFICIT)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011
(Unaudited)

	Common Stock
							Shareholders'
		$.01 Par	Treasury	Additional Paid in	Deferred	Accumulated	(Deficit)
	Shares	Value	Stock	Capital	Compensation	Deficit	Equity
Balance June 30, 2011	1,628,502,264	$16,285,022	$(7,973)	$172,775,132	$-	$(194,643,955)	$(5,591,774)

Conversions of Convertible Debentures plus accrued interest	26,748,476	267,485	-	(155,279)	-	-	112,206

Issuance of Common Stock for Services	1,035,000,000	10,350,000	-	(3,829,500)	-	-	6,520,500

Deferred stock compensation	-	-	-	339,700	(339,700)	-	-
Beneficial Conversion feature of Notes Payable, including $2,320 on Officers' Notes Payable				2,320			2,320
Issuance of Common Stock to accredited investors in private placement, net of $8,000 fees	20,000,000	200,000	-	(128,000)		-	72,000

Amortization of deferred stock compensation	-	-	-	-	14,154	-	14,154

Net Loss for the Three Months Ended September 30, 2011	-	-	-	-	-	(6,179,222)	(6,179,222)
Balance September 30, 2011	2,710,250,740	$27,102,507	$(7,973)	$169,004,373	$(325,546)	$(200,823,177)	$(5,049,816)

The accompanying notes are an integral part of these consolidated financial statements.

mPHASE TECHNOLOGIES, INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows

			2-Oct-96
	Fiscal Year Ended		(Date of
			Inception)
	June 30,	June 30,	To June 30,
	2010	2011	2011
Cash Flow From Operating Activities:
Net Income (Loss) From Continuing Operations	($7,365,745)	($730,887)	($50,100,142)
Net Income (Loss) From Discontinued Operations	$0	$244,496	($144,543,813)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	37,356	23,130	7,460,786
(Gain) loss on debt extinguishments	(147,238)	(257,911)	(1,342,519)
Non-cash charges relating to issuance of common stock, common stock options and warrants	34,313	126,945	70,378,689
Reparation charges	35,530	-	8,264,264
Derivative Value and Debt Discount charges	2,961,939	(1,883,669)	2,083,327
Write off of Granita Inventory/ Sovereign Investment		-	615,910
Other non cash charges including amortization of deferred compensation and beneficial conversion interest expense	669,276	-	2,712,901
Changes in assets and liabilities:
Accounts receivable	(76,413)	122,478	427,876
Inventories	(98,807)	(3,725)	(613,003)
Prepaid expenses and Other current assets	(55,071)	173,465	45,819
Other			906,535
Accounts payable, Accrued expenses, Deferred revenue	256,441	412,144	8,978,468
Due to/from related parties
Microphase / Janifast//Lintel	(17,114)	8,028	5,500,801
Officers and Other	-	-	1,711,357
Net cash used in operating activities	($3,765,533)	($1,765,506)	($87,512,744)
Cash Flow from Investing Activities:
Payments related to patents and licensing rights	-	-	(450,780)
Purchase of fixed assets	(15,000)	(5,933)	(3,308,493)
Investment in Sovereign	-	-	(110,000)
Net Cash (used) in investing activities	($15,000)	($5,933)	(3,869,273)
Cash Flow from Financing Activities:
Proceeds from issuance of common stock, exercises of warrants, net of finder’s fees	225,000	215,500	83,139,379
Payment of short term notes & equipment loans	(6,993)	(10,254)	(1,298,799)
Advances from Microphase	-	-	347,840
Issuance of Convertible Debentures	500,000	-	766,500
Net Proceeds (Repayment) from notes payable related parties	(595,175)	(64,000)	(424,659)
Proceeds from the collection of Notes Receivable under securities purchase agreements	3,786,000	1,403,500	8,339,500
Sale of minority interest in Granita subsidiary	-	-	514,000
Net cash provided by financing activities	3,908,832	1,544,746	91,383,761

Net increase (decrease) in cash	$128,299	($226,693)	$1,744
CASH AND CASH EQUIVALENTS, beginning of period	$100,138	$228,437	$0
CASH AND CASH EQUIVALENTS, end of period	$228,437	$1,744	1,744

The accompanying notes are an integral part of these consolidated financial statements.

mPHASE TECHNOLOGIES, INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Unaudited)

			2-Oct-96
	Three Months Ended		(Date of Inception)
	September 30,	September 30,	To September 30,
	2010	2011	2011
Cash Flow From Operating Activities:
Net Income (Loss) From Continuing Operations	$1,994,489	($6,179,222)	($56,279,364)
Net Income (Loss) From Disontinued Operations	$0	$0	($144,543,813)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,786	4,176	$7,220,466
(Gain) loss on debt extinguishments	-	-	($1,098,023)
Non-cash charges relating to issuance of common stock, common stock options and warrants	62,945	6,520,500	$76,899,189
Reparation charges	-	-	$8,264,264
Derivative Value and Debt Discount charges	(2,725,735)	(824,454)	$1,258,873
Write off of Granita Inventory/ Sovereign Investment	-	-	$615,910
Other non cash charges including amortization of deferred compensation and beneficial conversion interest expense	-	17,845	$2,730,746
Changes in assets and liabilities:
Accounts receivable	33,253	-	$427,876
Inventories	(46,654)	1,230	($611,773)
Prepaid expenses and Other current assets	(39,757)	(1,214)	$44,605
Other	-	-	$906,535
Accounts payable, Accrued expenses, Deferred revenue	259,641	84,381	$9,062,849
Due to/from related parties
Microphase / Janifast//Lintel	(1,972)	4,191	$5,504,992
Officers and Other	-	-	$1,711,357
Net cash used in operating activities	($457,004)	($372,567)	($87,885,311)
Cash Flow from Investing Activities:
Payments related to patents and licensing rights	-	-	($450,780)
Purchase of fixed assets	(5,933)	(7,129)	($3,315,622)
Investment in Sovereign	-	-	($110,000)
Net Cash (used) in investing activities	($5,933)	($7,129)	($3,876,402)
Cash Flow from Financing Activities:
Proceeds from issuance of common stock, exercises of warrants, net of finders fees	-	122,000	$83,261,379
Payment of short term notes & equipment loans	(2,456)	(2,751)	($1,301,550)
Advances from Microphase	-	-	$347,840
Issuance of Convertible Debentures	-	325,000	$1,091,500
Net Proceeds (Repayment) from notes payable related parties	-	21,000	($403,659)
Proceeds from the collection of Notes Receivable under securities purchase agreements	300,600	-	$8,339,500
Sale of minority interest in Granita subsidiary	-	-	$514,000
Net cash provided by financing activities	298,144	465,249	91,849,010

Net increase (decrease) in cash	($164,793)	$85,553	$87,297

CASH AND CASH EQUIVALENTS, beginning of period	$228,437	$1,744
CASH AND CASH EQUIVALENTS, end of period	$63,644	$87,297	$87,297

The accompanying notes are an integral part of these consolidated financial statements.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011 (Unaudited for September 30, 2011 information)

1. ORGANIZATION AND NATURE OF BUSINESS

mPhase, a New Jersey corporation founded in 1996, is a publicly-held company with over 23,000 shareholders and approximately 1.63 billion shares of common stock outstanding as of June 30, 2011. The Company's common stock is traded on the Over the Counter Bulletin Board under the ticker symbol XDSL.

The Company is in the development stage and historically has focused much of its efforts in the commercial deployment of its TV+ products for delivery of broadcast IPTV, and DSL component products which include POTS splitters. Beginning in 2004, the Company added a new line of power cell batteries and electronic sensors (magnetometers) being developed through the use of nanotechnology. Since mPhase is in the development stage, the accompanying consolidated financial statements should not be regarded as typical for normal operating periods.

In recent years, the Company has shifted its primary business focus to the development of innovative power cells and related products through the science of microfluidics, microelectromechanical systems (MEMS) and nano- technology. Using these disciplines, it has developed a battery that has a significantly longer shelf life prior to activation than conventional batteries. In addition, such battery product, unlike conventional batteries, is capable of disposal after use without harm to the environment.

On April 17, 2007, the Company announced that it had formed AlwaysReady, Inc., a New Jersey Corporation, as a new wholly-owned subsidiary. The Company planned to transfer all of its nanotechnology assets and appropriate liabilities to such company so as to separate its nanotechnology product line from its IPTV product. Although management and staff of AlwaysReady Inc were hired the Company funded all operations of Always Ready, Inc. to date and no assets or liabilities have been transferred.

On June 20, 2007, the Company announced the formation of a new subsidiary, Granita Media, Inc. ("Granita"), a Delaware corporation, to promote and develop its IPTV product line including targeted advertising and middleware solution. Capitalization of Granita amounted to $514,000 of equity, provided by employees and independent investors. During FYE June 30, 2008, related assets and liabilities were transferred to Granita and its results consolidated into the these financial statements. Additional funding was to have been arranged from outside institutional financing and potentially involve the sale of up to 10% of the common stock of Granita with mPhase retaining 90% of the stock of Granita. Owing to very challenging conditions in the capital markets, Granita was unable to raise funds necessary to operate as a self sufficient enterprise and fund the additional software development necessary for a targeted advertising enhancement capability of its TV+ solution. In order to conserve financial resources, all employees of Granita were either terminated or had resigned by December 31, 2007. (See also footnote 6.) As of June 30, 2011, the Company has treated Granita as a discontinued business.

We are headquartered in Norwalk, Connecticut with offices in Little Falls, NJ. mPhase shares common office space with Microphase Corporation, a privately held company in which the CEO of the company owns a minority interest. Microphase is a leader in the field of radio frequency and filtering technologies within the defense and telecommunications industry. It has been in operation for over 50 years and has supported mPhase with engineering, administrative and financial resources.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011 (Unaudited for September 30, 2011 information)

2. LOSSES DURING THE DEVELOPMENT STAGE AND MANAGEMENT'S PLANS

Through June 30, 2011, the Company incurred development stage losses totaling approximately $194,643,955 and at June 30, 2011 had working capital of $(2,705,943). Funding in our traditional capital markets was difficult during FYE 2010 and 2011.

Through September 30, 2011, the Company had incurred cumulative (a) development stage losses totaling $(200,823,177), (b) stockholders' deficit of ($5,049,816), and (c) negative cash flow from operations equal to ($87,885,311).

The Company was able to enter into convertible debt arrangements with independent investors to provide liquidity and capital resources during the year. Such arrangements have provided the Company with cash in the amounts of $4,511,000 and $1,619,000 during FYE 2010 and 2011 respectively. These arrangements will likely need to be revised to continue to provide a portion of the working capital anticipated to be needed during the next fiscal year. In addition and from time to time during FYE 2010 and 2011, the Company raised necessary working capital via bridge loans from officers and private placements of equity. Such loans have subsequently received partial repayments (see notes payable to officers-discussed in Note 9).

The Company is currently focused on the continued development and commercialization of its "Always Ready" battery product using the science of nanotechnology. The Company believes that such battery has a much longer shelf life than conventional batteries and will have significant commercial and military applications. The Company is also actively working on the commercialization and marketing of its emergency flashlight, the mPower Emergency Illuminator. The Company has suspended development of its magnetometer sensor devices and discontinued all activities related to its IPTV business. It is unclear whether any intellectual property related to those operations will have significant value.

The Company's ability to continue as a going concern and its future success is dependent upon its ability to raise capital in the near term to: (1) satisfy its current obligations, (2) continue its research and development efforts, and (3) successfully develop, market and sell its products. The Company believes that it will be able to complete the necessary steps in order to meet its cash flow requirements throughout fiscal 2011 and continue its development and commercialization efforts.

However, there can be no assurance that mPhase will generate sufficient revenues to provide positive cash flows from operations or that sufficient capital will be available, when required, to permit the Company to realize its plans. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of mPhase and its wholly-owned and majority owned subsidiaries. Significant inter-company accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain reclassifications have been made in the prior period consolidated financial statements to conform to the current period presentation.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

STOCK BASED COMPENSATION

On July 1, 2005, the Company adopted the provisions of Financial Accounting Standards Board Statement “Accounting for Stock Based Compensation" that requires companies to measure and recognize compensation expense for all employee stock-based payments at fair value over the service period underlying the arrangement. Therefore, the Company is now required to record the grant-date fair value of its stock-based payments (i.e., stock options and other equity-based compensation) in the statement of operations. Effective, July 1, 2005, the Company adopted the promulgated authority "modified prospective" method, and has recorded as an expense the fair value of all stock based grants to employees after such date. The Company has not restated its operating results for any prior fiscal year end or quarter.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of three to five years.

REVENUE RECOGNITION

As required, mPhase has adopted the Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition in Financial Statements," which provides guidelines on applying generally accepted accounting principles to revenue recognition based on the interpretations and practices of the SEC. The Company recognizes revenue on its research grant contract upon delivery of milestones defined in the contract, at the fixed predetermined price under the contract in which payment is reasonably expected as enumerated in SAB104.

RESEARCH AND DEVELOPMENT

Research and Development cost are charged to operations when incurred. The amounts charged to expense for continuing operations for the years ended 2010, 2011 and inception to date were $2,203,383, $625,417 and $12,257,562; and the amounts charged to expense for continuing operations were $ 193,780, $41,403 and $12,298,965 for the three months ended September 30, 2010, 2011 and inception to date to September 30, 2011, respectively.

PATENTS AND LICENSES

Patents and licenses are capitalized when mPhase determines there will be a future benefit derived from such assets, and are stated at cost. Amortization is computed using the straight-line method over the estimated useful life of the asset, generally five years. Amortization expense was $0, and $0 for the years ended June 30, 2010 and 2011, respectively. As of June 30, 2008, the book value of such assets has been fully amortized.

INVENTORIES

The Company uses the First In First Out method (FIFO) to account for inventory which is carried at the lower of market value or cost. As of June 30, 2007, inventory consisted primarily of component parts being assembled on location in anticipation of deployment of specific IPTV systems. Appropriate reserves have been taken to assure that the cost of such inventory does not exceed the value of the underlying contract. During the year ended June 30, 2008, the Company determined that the value of inventory related to IPTV had been impaired and charged to earnings all associated amounts ($505,910).

As of June 30, 2010 and June 30, 2011, the inventory related to the Emergency Flashlight was valued at $98,807 and $102,532, respectively. As of September 30, 2011 inventory was valued at $101,302.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

LONG-LIVED ASSETS

The Company reviews long-term assets for impairment whenever events or circumstances indicate that the carrying amount of those assets may not be recoverable. The Company also assesses these assets for impairment based on their estimated future cash flows.

REPARATION EXPENSE

As an incentive for additional equity contributions, the Company will from time to time, adjust the cost of past private purchases of common stock through the issuance of additional shares in such magnitude as to reduce an investor’s cost to an average price that more closely approximates current market value. The market value of additional shares issued without cash investment is charged to Reparation Expense, which is included in Other Expenses. Reparations expenses have amounted to $35,530, $0 and $8,299,794 for the years ended 2010, 2011 and inception to date to June 30, 2011; and $0, $0 and $8,299,794 for the three months ended September 30, 2010, 2011 and inception to date to September 30, 2011, respectively.

LOSS PER COMMON SHARE, BASIC AND DILUTED

mPhase accounts for net loss per common share in accordance with the requirements FASB Earnings Per Share. Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net loss adjusted for income or loss that would result from the assumed conversion of potential common shares from contracts that may be settled in stock or cash by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The Company had warrants and options and convertible debentures (if funded in full – see note 8) outstanding at June 30, 2011, convertible into, respectively, approximately 21,480,837 and 113,720,000 and 792,273,901 shares of the Company's common stock based upon the conversion terms at June 30, 2011. The Company has also granted a conversion feature to certain officers for notes outstanding, giving these note holders the right to convert principal and interest outstanding, subject to availability, into 116,763,169 shares of the Company’s common stock based on a $.0075 per share conversion price (see note 13). The inclusion of the warrants and potential common shares to be issued in connection with convertible debt have an anti-dilutive effect on diluted loss per share and have been omitted in such computation. The Company had warrants to purchase 19,323,974 shares of its common stock and options to purchase 110,085,000 shares of its common stock outstanding at September 30, 2011, as well as convertible debentures and convertible notes plus accrued interest thereon held by officers of the Company convertible into approximately 407,966,329 and 231,211,415 shares of the Company's common stock based upon the conversion terms at September 30, 2011.

BUSINESS CONCENTRATIONS AND CREDIT RISK

To date, the Company's products have been sold to a limited number of customers, earlier primarily in the telecommunications and defense industry and recently including some sales of the Emergency Illuminator. In fiscal year ended 2010, revenue continued to be derived from US Army research contracts as well as from sales by the Company of the Company’s mPower Flashlight and battery products. In fiscal year ended 2011, revenue was derived from research contracts with the U.S. Army and sales of the Company’s mPower emergency illuminator. Throughout the year, cash balances that the Company maintains at financial institutions may exceed the Federal Deposit Insurance Corporation insurance limitation of up to $250,000. Cash balances exceeded FDIC insured limits at times throughout the years ended June 30, 2010 and 2011 and the three months ended September 30, 2011.

BASIS OF PRESENTATION

The Consolidated Balance Sheet at September 30, 2011 was derived from unaudited interim financial statements that do not include all disclosures required by accounting principles generally accepted in the United States of America. The other information in the Consolidated Statements of Operations & Consolidated Statements of Cash Flows for the three months ended September 30, 2010 and 2011 and for the period from inception (October 2, 1996) through September 30, 2011 and the Consolidated Statements of Changes in Stockholders' Equity (Deficit) From July 1, 2011 to September 30, 2011 is unaudited but, in the opinion of management, reflects all adjustments necessary for a fair presentation of the results for the periods covered. All such adjustments are of a normal recurring nature unless disclosed otherwise. These condensed financial statements, including notes, have been prepared in accordance with the applicable rules of the Securities and Exchange Commission and do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. These condensed financial statements should be read in conjunction with the financial statements and additional information as contained in our Annual Report on Form 10-K for the year ended June 30, 2011.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010 (Unaudited for September 30, 2011 information)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

MATERIAL EQUITY INSTRUMENTS

The Company has material equity instruments including convertible debentures and convertible notes that are accounted for as derivative liabilities (SEE BELOW) and options and warrants that are evaluated quarterly for potential reclassification as liabilities pursuant to current accounting guidance.

DEBT DISCOUNTS

Costs incurred with parties who are providing the actual long-term financing, which generally may include the value of warrants, fair value of the derivative conversion feature, or the intrinsic value of conversion features associated with the underlying debt, are reflected as a debt discount. These costs and discounts are generally amortized over the life of the related debt.

DERIVATIVE FINANCIAL INSTRUMENTS

Derivatives are recorded on the balance sheet at fair value. The conversion features of the convertible debentures are embedded derivatives and are separately valued and accounted for on our balance sheet with changes in fair value recognized during the period of change as a separate component of other income/expense. Fair values for exchange-traded securities and derivatives are based on quoted market prices. The pricing model we use for determining fair value of our derivatives is the Black-Scholes Pricing Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates and stock price volatilities. Selection of these inputs involves management's judgment and may impact net income. During the fiscal years ended June 30, 2010 and June 30, 2011, the Company utilized an expected life of 20 days based upon the look-back period of its convertible debentures and notes and a volatility of 100%.

INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At June 30, 2011, the Company had a full valuation allowance against its deferred tax assets.

ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash, accounts payable, long term debt, line of credit, convertible debt and due to related parties. Management believes the estimated fair value of cash, accounts payable and debt instruments at June 30, 2011 approximate their carrying value as reflected in the balance sheets due to the short-term nature of these instruments or the use of market interest rates for debt instruments. Fair value of due to related parties cannot be determined due to lack of similar instruments available to the Company.

NEW ACCOUNTING PRONOUNCEMENTS

In May 2011, the Financial Accounting Standards Board issued ASU 2011-04 Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS (“ASU 2011-04”), which is intended to result in convergence between U.S. GAAP and International Financial Reporting Standards requirements for measurement of, and disclosures about, fair value. ASU 2011-04 clarifies or changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements. The new guidance is effective for our third quarter of the fiscal year ending June 30, 2012, and we do not expect its adoption to have a material effect on our financial position or results of operations.

In June 2011, the Financial Accounting Standards Board issued ASU 2011-05 Presentation of Comprehensive Income, which makes the presentation of items within other comprehensive income (“OCI”) more prominent. The new standard will require companies to present items of net income, items of OCI and total comprehensive income in one continuous statement or two separate consecutive statements, and companies will no longer be allowed to present items of OCI in the statement of shareholders’ equity. Reclassification adjustments between OCI and net income will be presented separately on the face of the financial statements. The new guidance is effective for our fiscal year ending June 30, 2013, and we do not expect its adoption to have a material effect on our financial position or results of operations.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

	For the FYE June 30,
SUPPLEMENTAL CASH FLOW INFORMATION	2010	2011	For the three months September 30,
			2010	2011
				(Unaudited)
Statement of Operation Information:
Fee on Amendment to Convertible Debt Arrangement	$0	$55,000	$0	$0
Interest Received from Notes Receivable	$275,000	$218,500	$74,400	$0
Interest Accrued Unpaid	$324,229	$57,983	$60,028	$38,413

Non Cash Investing and Financing Activities:
Interest Paid (net interest income)	$27,412	$9,181	$0	$0
Stock issued in settlement of accrued expenses and accounts payable	$200,000	$0	$0	$0
Beneficial Conversion of Officers’ Notes and Conversion of Accounts Payable	$669,276	$0	$0	$2,320
Convertible Debt issued for Notes Receivable	$6,400,000	$0	$0	$0
Conversion of Convertible Debt and Related Expenses	$3,415,520	$2,346,896	$650,587	$112,206
Reversal of note payable to former Granita employee (Footnote 7) to equity	$175,820	$0	$0	$0

4. PROPERTY AND EQUIPMENT

Property and equipment, at cost, consist of the following:

	June 30,		September
	2010	2011	30, 2011
			(Unaudited)
Research Equipment	$36,452	$42,385	$48,383
Office and Marketing	142,280	142,280	142,280
Gross Cost	178,732	184,665	190,663
Less Accumulated
Depreciation	(116,421)	(139,551)	(143,727)
Net Property and Equipment	$62,311	$45,114	$46,936

Depreciation expense for the years ended June 30, 2010 and 2011 totaled $37,356 and $23,130 respectively, of which $11,652 and $7,639 respectively, relates to research laboratory and testing equipment included in research and development expense.

Depreciation expense for the three months ended September 30, 2010 and 2011 totaled $6,786 and $4,176 respectively, of which $2,913and $ 495 respectively, relates to research laboratory and testing equipment included in research and development expense.

5. ACCRUED EXPENSES

Accrued expenses consist of the following as of each Balance Sheet date:	June 30,
	2010	2011	September
			30, 2011
			(Unaudited)
Accrued Interest- Convertible Debentures	$324,229	$87,983	$126,396
Other Expenses	$65,994	$74,055	$73,020
Total	$390,203	$162,038	$199,416

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

6. GRANITA MEDIA

Effective July 1, 2007, the Company formed Granita Media, Inc. to separate its IPTV business and facilitate the raising of capital. Pursuant to an arrangement with four employees of mPhase, such employees were terminated from mPhase as of July 1, 2007 and became employees of Granita Media Inc and invested solely in the common stock of Granita Media Inc. Under the arrangement, each of the four employees was required to invest $125,000 in exchange for an aggregate 2% equity interest in Granita Media, Inc, with mPhase continuing to own 98% of the Company. The four employees contributed a total of $339,000 of the total $500,000 equity investment required from them and raised from third party investors another $175,000 for a total of $514,000. Granita Media has 19,000,000 shares of common stock outstanding of which 18,000,000 was owned by mPhase Technology and 1,000,000 was being held for issuance to the four employees and the third party investors pending an agreement among such persons of the allocation of such shares. Under the terms of the arrangement between mPhase and the four employees, such employees were authorized to sell up to 7.99% of additional equity in the Company for a total of not less than $2,000,000 of additional capital by December 31, 2007. As noted above, the employees raised a total of $175,000 of outside capital only and pursuant to the arrangement, such employees either resigned or were terminated by mPhase together with several lower level employees of Granita. A dispute arose between Granita Media and one of the former employees with respect to a sum of approximately $176,000 included in short term loans. It is the Company's position that such sums were voluntarily advanced to fund operating expenses after July 1, 2007. Since the four employees/officers of Granita Media were required to cover operating expenses of Granita Media after July 1, 2007 through equity investments either directly or from third parties, the Company took the position that neither such amount nor any related interest and fees are owed to the employee. In addition, the Company had substantial rights of offset for unpaid rent with respect to the portion of its Little Falls office occupied by Granita Media after July 1, 2007. Granita Media, Inc. ceased operations in December of 2007. In the fourth quarter of fiscal year 2010, the Company elected to treat Granita Media, Inc. as a discontinued operation.

7. SHORT TERM NOTES PAYABLE

Short term debt is comprised of the following:

	June 30,	June 30,	September
	2010	2011	30, 2011
			(Unaudited)

Note payable to Granita Employee (See note #6) Note payable to law firm bearing 8% interest, originally monthly installments of $5,000 per month commencing in June 2002 and continuing through December 1, 2003 with a final payment of principal plus accrued interest due at maturity on December 31, 2003, this note was in arrears as of June 30, 2004 and the company negotiated a new settlement arrangement as of August 31, 2004. Under such settlement agreement, the Company made a $100,000 cash payment and gave a cashless warrant to purchase $150,000 worth of common stock valued at $.25 per share. In addition, the Company agreed to pay $25,000 on each of December 1, 2004, March 1, 2005, June 1, 2005, September 1, 2005 and $50,000 on December 1, 2005. Thereafter, the Company was obligated to pay $25,000 on each of March 1, 2006, June 1, 2006, September 1, 2006 with a final payment of $75,000 on December 1, 2006, of which $10,000 was paid in 2008. The Company is currently in default with respect to the remainder.

	$0	$0	$0
Total Short Term Notes	$65,000	$65,000	$65,000
	$65,000	$65,000	$65,000

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

8. STOCKHOLDERS' EQUITY

mPhase initially authorized capital of 50,000,000 shares of common stock with no par value. On February 23, 2000, the Board of Directors proposed, and on May 22, 2000 the shareholders approved, an increase in the authorized capital to 150,000,000 shares of common stock. On June 15, 2004, a Special Meeting of Shareholders of the Company approved a proposal by the Company to amend the Company's Certificate of Incorporation under New Jersey law to increase the authorized shares of common stock from 150 million to 250 million shares and change the par value of all shares of common stock from no par to $0.01 par stock. Effective June 2005, June 2006, and June 2008, the Company received authorization to increase the number of authorized shares to 500 million, 900 million and 2 billion, respectively. A further increase in the number of authorized shares of common stock to 6 billion was approved at a Special Meeting of Shareholders of the Company held on June 29, 2011.

Long Term Convertible Debentures / Note Receivable / Debt Discount and related Interest

The Company has entered into eleven separate convertible debt arrangements with activity through and as of June 30, 2010 and June 30, 2011 with independent investors, and seven arrangements with activity through and as of September 30, 2011, included in our balance sheets for those dates under the caption“OTHER OBLIGATIONS CONVERTIBLE TO EQUITY”.

General

The economic substance of convertible debt arrangements entered into beginning December 2007 was to provide the Company with needed liquidity to supplement the private equity markets.

The form of the transaction generally involves the following:

  The receipt of cash.
  The issuance of a note payable from mPhase.
  The issuance of a note receivable due to mPhase.
  A Securities Purchase Agreement.
  The note payable contains conversion features which permit the holder to convert debt into equity. Such debt is eligible to be converted into the Company's common stock immediately, thus requiring the recording of the entire liability upfront. Finally, to encourage conversion, a discount from market value is offered.
  The aggregate amount of notes payable exceeds the amount of cash received. As "Consideration" for this difference the Company takes back a secured note receivable. Security is generally liquid investments of the investor.
  The note receivable provides a commitment to fund mPhase. The notes are secured and collateralized and carry terms which are different from the related note payable and no right of offset exists.

A summary of our arrangements for notes payable and notes receivable under convertible debt and debenture agreements with activity through and as of June 30, 2010 and June 30, 2011 is as follows:

Arrangement #1 (Golden Gate Investors)

In December, 2007, the Company received proceeds of $500,000 under a Securities Purchase Agreement. This transaction involves three related agreements: 1) a Securities Purchase Agreement, dated as of December 11, 2007, which may under certain circumstances permit the Company to draw up to $1.5 million of funds; 2) a convertible debenture in the amount of $1.5 million, with an interest rate of 7 ¼% and a maturity date of December 11, 2010; and 3) a secured note receivable in the amount of $1.0 million, with an interest rate of 8 ¼ % and a maturity date of February 1, 2011 due from the holder of the convertible debenture. In March of 2009, by mutual consent of the parties, the Securities Purchase Agreement was terminated. Total draws under this facility were $1.5 million.

As of June 30, 2008 $950,000 was included in notes receivable under this arrangement. During FYE 2009, $1,365,000 of such debt was converted into 74,368,943 shares of common stock and the Company received a total of $950,000 under the provisions of the related note receivable. As of June 30, 2009 all notes receivable had been paid and all debt converted. No further obligations exist by either party.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

8. STOCKHOLDERS' EQUITY- (continued)

Arrangement #2 ( St. George Investments, LLC)

In February 2008, the Company entered into a convertible debenture transaction which involved the receipt of $500,000 cash, a note payable of $550,000 and the issuance of 3,250,000 shares of stock. The relative fair value of the shares was $105,000. The terms of the debenture provide for a 7.5% interest rate, a due date of February 2012 and conversion privileges equal to 75% of the three lowest trading price over the 20 day period prior to conversion. During FYE 2009, $614,209 of such debt and related interest was converted into 60,536,482 shares of common stock. As of June 30, 2009, all debt had been converted and no further obligation exists by either party.

Arrangement #3 (JMJ Financial, Inc.)

In April, 2008, the Company received proceeds of $300,000 under a Securities Purchase Agreement. This transaction involves three related agreements: 1) a Securities Purchase Agreement which may under certain circumstances permit the Company to draw up to $1,000,000 of funds; 2) two convertible debentures totaling $1,450,000, with a one-time interest factor of 12% ($132,000) and a maturity date of March 25, 2011; and 3) a secured note receivable in the amount of $1.0 million, with a onetime interest factor of 13.2 % and maturity dates of March 25, 2012 due from the holders of the convertible debentures. The note receivable is collateralized by $1 million of Blue Chip Stocks. Conversion of outstanding debentures into common shares is at the option of the holder. The number of shares into which this debenture can be converted is equal to the dollar amount of the debenture divided by 75% of the lowest trade price during the 20 day trading period prior to conversion.

As of June 30, 2008, $1,000,000 was included in notes receivable under this arrangement. During FYE 2009, $964,250 of such debt and related interest was converted into 100,951,309 shares of common stock. In addition, the Company received $650,000 cash payments of the note receivable. As of June 30, 2009, the face value of the note receivable was $350,000 plus interest of $132,000 included in other current assets and the note payable was $527,750 plus interest of $132,000 included in accrued expenses and an FMV adjustment of $115,801. As of June 30, 2010 both the note receivable and note payable were converted in full and funded in full.

Arrangement #4 (JMJ Financial, Inc.)

On December 31, 2008, the Company entered into a second agreement with JMJ Financial. This transaction involves: 1) a convertible debenture in the amount of $1.1 million, plus a one-time interest factor of 12% ($132,000) and a maturity date of December 31, 2011, and 2) a secured note receivable in the amount of $1.0 million, plus a one-time interest factor of 13.2% ($132,000) and maturity date of December 31, 2012 due from the holder of the convertible debentures. Conversion of outstanding debentures into common shares is at the option of the holder. The number of shares into which this debenture can be converted is equal to the dollar amount of the debenture divided by 75% of the lowest trade price during the 20 day trading period prior to conversion.

As of June 30, 2009, $1,000,000 was included in notes receivable under this arrangement. During FYE 2010 the Company collected the $1,000,000 note receivable plus $132,000 of accrued interest on this note. The FMV addition to this debt during FYE 2010 was $307,899.On June 30, 2009 the derivative value of this security was calculated to be $444,552. During the year ended June 30, 2010, amortization of debt discount amounted to $508,821 reducing the debt discount balance also to zero.

Arrangement #5 (LaJolla Cove Investors, Inc.)

On Sept 11, 2008, the Company received proceeds of $200,000 under a Securities Purchase Agreement. This transaction involves three related agreements: 1) a Securities Purchase Agreement which may under certain circumstances permit the Company to draw up to $2,000,000 of funds; 2) a convertible debenture totaling $2,000,000, with an interest rate of 7 1/4% and a maturity date of September 30, 2011; and 3) a secured note receivable in the amount of $1,800,000, with an interest rate of 8 1/4% and maturity dates of September 30, 2011 due from the holders of the convertible debentures. In addition, the holder of the debenture is related to the holder in Arrangement #1. Conversion of outstanding debentures into common shares is similar to the terms of Arrangement #1. As of FYE 2009, $190,000 of debt was converted into 21,714,285 shares of common stock. On June 30, 2009 and June 30, 2010 the note receivable balance was $1,800,000, the note payable was $1,810,000 and the FMV addition $387,228 for which the Company recorded a reserve for utilization against each of $600,000. As of June 30, 2010, the derivative value of this security was calculated to be $1,114,768.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

8. STOCKHOLDERS' EQUITY- (continued)

On March 16, 2011, the holder and the Company entered into a termination agreement whereby $1,800,000 of the principal of both the note receivable and the convertible debenture, plus $90,291 in accrued interest receivable and $84,175 in accrued interest payable, was cancelled. Additionally in connection with the termination, the Company paid the holder $17,000 and assigned to a consultant engaged by the Company the unconverted portion of the convertible debenture in the amount of $10,000 which had been fully funded in cash and which remained outstanding at March 31, 2011 and the derivative value of the remaining security was calculated to be $3,468 As of June 30, 2011, this value was calculated to be $3,442. During the year ended June 30, 2011, amortization of debt discount amounted to $282,774, reducing the balance to $0.

Arrangement #6 (JMJ Financial, Inc.)

On August 19, 2009, the Company issued a 12% convertible note maturing on August 10, 2012 in the principal amount of $1,870,000 to JMJ Financial for a purchase price of $1,700,000. The Company initially received $250,000 in cash as partial payment of the purchase price for the convertible note plus a 13.2% secured promissory note maturing on August 10, 2012 in the amount of $1,450,000. As of June 30, 2010, the Company has received a total of $1,523,500 cash and has issued 109,920,635 shares of common stock to the holder upon conversions. The remaining $570, 900 of cash to be received from the holder plus accrued and unpaid interest is convertible into shares of common stock at the option of the holder. Upon receipt, in full, of cash by the Company equaling the purchase price of the convertible note plus interest or any portion thereof payable through maturity, the holder may convert such portion of the total amount of interest funded that would accrue to maturity into additional shares of common stock . The number of shares into which this convertible note can be converted is equal to the dollar amount of the debenture divided by 75% of the lowest trading price during the 20 day trading period prior to conversion. Based upon the price of the Company’s common stock on June 30, 2010 of $.0162 per share the holder could convert the remaining principal amount plus interest of this convertible note into approximately 46,987,654 shares of common stock. At the commitment date, the derivative value of the embedded conversion feature of such security was $1,080,395 and the debt discount was valued at $1,250,395. As of June 30, 2011, this value was calculated to be $0. During the year ended June 30, 2011, the holder converted $346,501 of principal and $224,400 of interest into 66,172,223 shares of common stock and amortization of debt discount amounted to $222,081, reducing the balance to $0.

Arrangement #7 (JMJ Financial, Inc.)

On September 30, 2009, the Company issued a 12% convertible note maturing on September 23, 2012 in the principal amount of $1,200,000 to JMJ Financial for a purchase price of $1,100,000. The Company initially received $150,000 in cash as partial payment of the purchase price for the Convertible Note plus a 13.2% secured promissory note maturing on August 10, 2012 in the amount of $950,000. Through June 30, 2011the Company has received a total of $1,200,000 of principle and $144,000 of interest for full funding of the purchase price of this note. Upon receipt, in full, of cash by the Company equaling the purchase price of the convertible note plus interest or any portion thereof payable through maturity, the holder may convert such portion of the total amount of interest funded that would accrue to maturity into additional shares of common stock .The number of shares into which this convertible note can be converted is equal to the dollar amount of the note divided by 75% of the lowest trading price during the 20 day trading period prior to conversion.

Based upon the price of the Company’s common stock on June 30, 2010 of $.0162 per share the holder could convert the remaining principal amount plus interest of this convertible note into approximately 110,617,784 shares of common stock.

At the commitment date, the derivative value of the embedded conversion feature of such security was $480,000 and the debt discount was valued at $580,000. As of June 30, 2011, this value was calculated to be $0. During the twelve months ended June 30, 2011, the holder converted $1,200,000 of principle and $144,000 of interest into 240,722,223 shares of common stock and the amortization of debt discount amounted to $386,668, reducing the debt and debt discount balances to $0.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

8. STOCKHOLDERS' EQUITY- (continued)

Arrangement #8 (JMJ Financial, Inc.)

On November 17, 2009, the Company received a total of $186,000 of proceeds in connection with a new financing agreement with JMJ Financial. This transaction consists of the following: 1) a convertible note in the amount of $1,200,000 plus a one-time interest factor of 12% ($144,000) and a maturity date of September 23, 2012 and (2) a secured promissory note in the amount of $1,100,000 plus a one-time interest rate factor of 13.2% ($144,000 each) and a maturity date of September 23, 2012 due from the holder of the convertible note. Conversion of outstanding principal into shares of common stock is at the option of the holder. The number of shares into which this note can be converted is equal to the dollar amount of the note divided by 75% of the lowest trade price during the 20 day trading period prior to conversion.

To date the Company has received a total of $639,500 in cash and has issued 10,000,000 shares of common stock to the holder upon conversions of $33,750. The remaining $604,600 of cash to be received from the holder plus accrued and unpaid interest is convertible into shares of common stock at the option of the holder. Upon receipt, in full, of cash by the Company equaling the purchase price of the convertible note plus interest or any portion thereof payable through maturity, the holder may convert such portion of the total amount of interest funded that would accrue to maturity into additional shares of common stock . Based upon the price of the Company’s common stock on June 30, 2011 of $.0073 per share the holder could convert the remaining principal amount plus interest of this convertible note into approximately 222,142,857 shares of common stock at the full contract value; of which the derivative liability associated with this arrangement is calculated.

The Company and the holder are presently negotiating potential amendments to this agreement, and funding and conversions have not occurred since April, 2011. For accounting purposes the note receivable has been fully reserved, and the liability is recorded, when netted against the debt discount and cumulative conversions, at the amount funded. Based upon the price of the Company’s common stock on June 30, 2011, the net liability of this note is convertible into approximately 115,380,952 shares of common stock. At the commitment date, the derivative value of the embedded conversion feature of such security was $536,000 and the debt discount was valued at $636,000. As of June 30, 2011, this value was calculated to be $472,773. During the year ended June 30, 2011, the holder converted $33,750 of principal into 10,000,000 shares of common stock and amortization of debt discount amounted to $412,332, reducing the debt discount balance to $100,000.

Arrangement #9 (JMJ Financial, Inc.)

On December 15, 2009, the Company entered into a new financing agreement with JMJ Financial that consists of the following: 1) a convertible note issued by the Company in the amount of $1,500,000 plus a one-time interest factor of 12% ($180,000) and a maturity date of December15, 2012 and (2) a secured promissory note in the amount of $1,400,000 plus a one-time interest rate factor of 13.2% ($180,000 ) and a maturity date of December 15, 2012 due from the holder of the convertible note. To date the Company has received a total of $300,000 cash and has issued no shares of common stock to the holder upon conversions. The remaining $1,280,000 of cash to be received from the holder plus accrued and unpaid interest is convertible into shares of common stock at the option of the holder. Upon receipt, in full, of cash by the Company equaling the purchase price of the convertible note plus interest or any portion thereof payable through maturity, the holder may convert such portion of the total amount of interest funded that would accrue to maturity into additional shares of common stock. The number of shares into which this convertible note can be converted is equal to the dollar amount of the note divided by 75% of the lowest trade price during the 20 day trading period prior to conversion. Based upon the price of the Company’s common stock on June 30, 2011 of $.0073 per share the holder could convert the remaining principal amount plus interest of this convertible note into approximately 285,714,286 shares of common stock at the full contract value; of which the derivative liability associated with this arrangement is calculated.

The Company and the holder are presently negotiating potential amendments to this agreement, and funding and conversions have not occurred since April, 2011. For accounting purposes the note receivable has been fully reserved, and the liability is recorded, when netted against the debt discount and cumulative conversions, at the amount funded. Based upon the price of the Company’s common stock on June 30, 2011, the net liability of this note is convertible into approximately 38,095,238 shares of common stock..At the commitment date, the derivative value of the embedded conversion feature of such security was $542,714 and the debt discount was valued at $642,714. As of June 30, 2011, this value was calculated to be $607,994. During the year ended June 30, 2011, amortization of debt discount amounted to $418,552, reducing the balance to $100,000.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

8. STOCKHOLDERS' EQUITY- (continued)

Arrangement #10 (JMJ Financial, Inc.)

On April 5, 2010, the Company entered into a new financing agreement with JMJ Financial that consists of the following: 1) a convertible note issued by the Company in the principal amount of $1,200,000 plus a one-time interest factor of 12% ($144,000) and a maturity date of December 15, 2012, and (2) a secured promissory note from the holder of the convertible note in the amount of $1,100,000 plus a one-time interest rate factor of 13.2% ($144,000 each) and a maturity date of December 15, 2012. To date the Company has received a total of $100,000 cash and has issued no shares of common stock to the holder upon conversions. The remaining $1,144,000 of cash to be received from the holder plus accrued and unpaid interest is convertible into shares of common stock at the option of the holder. Upon receipt, in full, of cash by the Company equaling the purchase price of the convertible note plus interest or any portion thereof payable through maturity, the holder may convert such portion of the total amount of interest funded that would accrue to maturity into additional shares of common stock .The number of shares into which this convertible note can be converted is equal to the dollar amount of the note divided by 75% of the lowest trade price during the 20 day trading period prior to conversion. Based upon the price of the Company’s common stock on June 30, 2011 of $.0073 per share the holder could convert the remaining principal amount plus interest of this convertible note into approximately 228,571,429 shares of common stock at the full contract value; of which the derivative liability associated with this arrangement is calculated.

The Company and the holder are presently negotiating potential amendments to this agreement, and funding and conversions have not occurred since April, 2011. For accounting purposes the note receivable has been fully reserved, and the liability is recorded, when netted against the debt discount and cumulative conversions, at the amount funded. Based upon the price of the Company’s common stock on June 30, 2011, the net liability of this note is convertible into approximately 19,047,619 shares of common stock. At the commitment date, the derivative value of the embedded conversion feature of such security was $421,891 and the debt discount was valued at $521,891. As of June 30, 2011, this value was calculated to be $486,795. During the year ended June 30, 2011, amortization of debt discount amounted to $378,761, reducing the balance to $100,000.

Arrangement #11 (J. Fife)

On March 5, 2010, the Company entered into an new financing agreement with J. Fife that consist of a convertible note issued by the Company in the principal amount of $550,000 bearing interest at 7.5% per annum in which the Company received $495,000 cash up front. The Convertible Note has a maturity date of one year from the date of issuance. In addition, the Company had committed to issue in the future 2 additional promissory notes each in the principal amount of $275,000 each with an interest rate of 7.5% each upon the receipt of $250,000 of cash funding in exchange for such notes. The issuance of each of such notes was expected to take place upon the full conversion of the holder of its previous note into common stock of the Company. As of June 30, 2011, the 2 additional promissory notes are expected to be cancelled as part of a new extension and forbearance agreement the Company is presently renegotiating with the holder. Conversion of each of the Convertible Notes into common stock of the Company is at the option of the holder at a price equal to the dollar amount of the note being converted divided by 75% of the three lowest volume weighted average prices during the 20 day trading period immediately preceding the date of conversion. At the time of the transaction (March 5, 2010) the derivative value of this security was calculated to be $193,767 and the debt discount was valued at $243,767. As of June 30, 2010 and 2011, this liability was estimated to be $396,291 and $78,059, respectively, creating a non-cash credit to earnings of $318,232 in fiscal 2011. During the year ended June 30, 2011, the holder converted $398,245 of principal into 65,280,866 shares of common stock and amortization of debt discount amounted to $ 227,621, reducing the balance of the debt discount to $0.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

8. STOCKHOLDERS' EQUITY- (continued)

On October 22, 2010, the Company entered into a Forbearance Agreement with this convertible note holder in which the lender agreed not to convert any additional amounts under the convertible notes until January 15, 2011, in exchange for increasing the original principal amount of those notes by 10% from $550,000 to $605,000 resulting in a charge of $55,000 for debt extension fees corresponding with the addition to the note principal. At the time of the October 22, 2010 transaction, the embedded conversion feature of this security for this incremental liability and loan discount was calculated to be $20,005. On June 30, 2011, given the changes in the Company’s stock price during the 20 day look-back period for June 30, 2011, this estimated liability decreased to $15,556; a decrease for the period from October 22, 2010 through June 30, 2011 of $4,449, creating a non-cash credit to earnings for the period ended June 30, 2011 of that amount. During the same period ended June 30, 2011, amortization of debt discount amounted to $20,005 reducing the balance to $0. Also, as of June 30, 2011, $30,000 of additional interest was accrued and $28,000 intervention fees were added to principle on the original note, consistent with the terms of a new extension and forbearance agreement the Company is presently renegotiating with the holder. This note which was originally scheduled to mature March 4, 2011 is expected to be extended to June 30, 2012. These increases in the convertible note will also be convertible into common stock of the Company at the option of the holder at a price equal to the dollar amount of the note being converted divided by 75% of the three lowest volume weighted average prices during the 20 day trading period immediately preceding the date of conversion. Based upon the price of the Company's common stock on June 30, 2011 of $.0073 per share, the holder could convert the remaining principal amount plus interest of this convertible note into approximately 55,845,329 shares of common stock

The following table summarizes notes receivable under convertible debt and debenture agreements as of June 30, 2010 and June 30, 2011:

	June 30, 2010	June 30, 2011
	Amount	Amount
Arrangement #5- LaJolla Cove Investors, Inc.	$1,800,000	$-
less: reserve for utilization -LaJolla Cove Investors, Inc	$(600,000)	$-
Arrangement #7 - JMJ Financial, Inc	$950,000	$-
Arrangement #8 - JMJ Financial, Inc	$914,000	$-
Arrangement #9 - JMJ Financial, Inc	$1,100,000	$-
Arrangement #10 - JMJ Financial, Inc	$1,000,000	$-
total notes receivable	$5,164,000	$-
less: current portion, expected to be drawn within a year	$(2,700,000)	$-
Notes Receivable-long term portion	$2,464,000	$-

The following table summarizes notes payable under convertible debt and debenture agreements as of June 30, 2010 and June 30, 2011:

	June 30, 2010		June 30, 2011
	Amount		Amount
Arrangement #5- LaJolla Cove Investors, Inc.	$1,810,000	(**1 )	10,000
less: reserve for utilization -LaJolla Cove Investors, Inc	$(600,000)		$-
Arrangement #6 - JMJ Financial, Inc	$346,500		$-
Arrangement #7 - JMJ Financial, Inc	$1,200,000		$-
Arrangement #8 - JMJ Financial, Inc	$1,200,000		$705,750
Arrangement #9 - JMJ Financial, Inc	$1,500,000		$400,000
Arrangement #10 - JMJ Financial, Inc	$1,200,000		$200,000
Arrangement #11 - J. Fife	$550,000	(**2 )	234,755
total notes payable	$7,206,500		$1,550,505
less: unamortized debt discount	$(2,628,790)		$(300,000)
Convertible Notes payable-long term portion	$4,577,710		$1,250,505

(**1) INCLUDES BALANCE DUE TO ASSIGNEE SUBSEQUENT TO SETTLEMENT OF MARCH 17, 2011
(**2) INCLUDES INCREMENTAL LIABILITY SUBSEQUENT TO AMENDMENT DATED OCTOBER 22, 2010

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

8. STOCKHOLDERS' EQUITY- (continued)

A summary of our arrangements for notes payable and notes receivable under convertible debt and debenture agreements with activity from July1, 2010 to and as of September 30, 2011 is as follows:

Arrangement #1(La Jolla Cove Investors, Inc.)

On Sept 11, 2008, the Company received proceeds of $200,000 under a Securities Purchase Agreement from La Jolla Cove Investors, Inc. This transaction involves three related agreements: 1) a Securities Purchase Agreement which may under certain circumstances permit the Company to draw up to $2,000,000 of funds, 2) a convertible debenture totaling $2,000,000, with an interest rate of 7 1/4% and a maturity date of September 30, 2011, and 3) a secured note receivable in the amount of $1,800,000 with an interest rate of 8 1/4% and maturity date of September 30, 2011 due from the holder of the convertible debenture.

Conversion of outstanding debentures into common shares is at the option of the holder at a price equal to the dollar amount of the debenture divided by the lesser of $.35 per share or 80% of the three lowest volume weighted average prices during a 20 day trading period. At the time of the transaction (September 11, 2008), the derivative value of this security was calculated to be $1,176,471. On June 30, 2011, the derivative value of this security was calculated to be $3,468.

On March 16, 2011, the holder and the Company entered into a termination agreement whereby $1,800,000 of the principal, for both the note receivable and the convertible debenture, plus $90,291 in accrued interest receivable and $84,175 in accrued interest payable, was cancelled. Additionally in connection with the termination, the Company paid the holder $17,000 and assigned to a consultant engaged by the Company the unconverted portion of the convertible debenture in the amount of $10,000, which had been fully funded in cash and which was converted in full together with accrued interest of $500 for 2,560,976 shares of common stock during the quarter ended September 30, 2011 and as of September 30, 2011, this convertible note has been satisfied in full.

Arrangement #2 (JMJ Financial, Inc.)

On November 17, 2009, the Company received a total of $186,000 of proceeds in connection with a new financing agreement with JMJ Financial. This transaction consists of the following: 1) a convertible note payable in the amount of $1,200,000 plus a one-time interest factor of 12% ($144,000) and a maturity date of September 23, 2012, and (2) a secured promissory note receivable in the amount of $1,100,000 plus a one-time interest rate factor of 13.2% ($144,000 each) and a maturity date of September 23, 2012 due from JMJ Financial. Conversion of outstanding principal into shares of common stock is at the option of the holder. The number of shares into which this note can be converted is equal to the dollar amount of the note divided by 75% of the lowest trade price during the 20 day trading period prior to conversion.

At the commitment date, the derivative value of the embedded conversion feature of such security was $536,000 and the debt discount was valued at $636,000. As of June 30, 2011, this value was calculated to be $472,773. During the year ended June 30, 2011 the holder converted $33,750 of principal into 10,000,000 shares of common stock and amortization of debt discount amounted to $412,332, reducing the debt discount balance to $100,000. On September 30, 2011, given the changes in the Company’s stock price during the 20 day look-back period for September 30, 2011, this estimated liability had decreased to $235,517, a decrease this period of $237,206, creating a non-cash credit to earnings for the three months ended September 30, 2011 of that amount. During the three month period ended September 30, 2011, the Company reduced the note payable and debt discount by $42,000 in proportion with the amount funded to the total original funding commitment and amortization of debt discount amounted to $11,600 reducing the balance to $43,400. Also during the three months ended September 30, 2011 $54,456 of principle was converted into 14,187,500 shares of common stock. As of September 30, 2011, this convertible note has $609,294 outstanding.

Based upon the price of the Company’s common stock on June 30, 2011 of $.0073 per share the holder could convert the remaining principal amount plus interest of this convertible note into approximately 222,142,857 shares of common stock at the full contract value; of which the derivative liability associated with this arrangement is calculated. Based upon the price of the Company’s common stock on September 30, 2011 of $.0047 per share the holder could convert the remaining principal amount plus interest of this convertible note into approximately 277,948,500 shares of common stock at the full contract value; of which the derivative liability associated with this arrangement is calculated.

The Company and the holder negotiated amendments to this agreement, and funding and conversions did not occur between April, 2011 and September, 2011, when the agreement was revised to have a floor conversion price of $.0040. For accounting purposes the note receivable has been fully reserved, and the liability is recorded, when netted against the debt discount and cumulative conversions, at the amount funded. Based upon the price of the Company’s common stock on June 30, 2011, the net liability of this note is convertible into approximately 115,380,952 shares of common stock. Based upon the price of the Company’s common stock on September 30, 2011, the net liability of this note is convertible into approximately 152,323,500 shares of common stock.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

8. STOCKHOLDERS' EQUITY- (continued)

Arrangement #3 (JMJ Financial, Inc.)

On December 15, 2009, the Company entered into a new financing agreement with JMJ Financial that consists of the following: 1) a convertible note issued by the Company in the amount of $1,500,000 plus a one-time interest factor of 12% ($180,000) and a maturity date of December15, 2012, and (2) a secured promissory note receivable in the amount of $1,400,000 plus a one-time interest rate factor of 13.2% ($180,000 ) and a maturity date of December 15, 2012 due from JMJ Financial. The number of shares into which this convertible note can be converted is equal to the dollar amount of the note divided by 75% of the lowest trade price during the 20 day trading period prior to conversion. To date the Company has received a total of $300,000 cash and has issued no shares of common stock to the holder upon conversions.

At the time of the transaction, the derivative value of the embedded conversion feature of this security was calculated to be $542,714. As of June 30, 2011, this value was calculated to be $607,994. During the year ended June 30, 2011 amortization of debt discount amounted to $418,552, reducing the debt discount balance to $100,000. On September 30, 2011, given the changes in the Company’s stock price during the 20 day look-back period for September 30, 2011, this estimated liability had decreased to $317,753, a decrease this period of $290,241, creating a non-cash credit to earnings for the three months ended September 30, 2011 of that amount. During the three month period ended September 30, 2011, the Company reduced the note payable and debt discount by $79,000 in proportion with the amount funded to the total original funding commitment and amortization of debt discount amounted to $3,600 reducing the balance to $17,400. As of September 30, 2011, this convertible note has $321,000 outstanding.

Based upon the price of the Company’s common stock on June 30, 2011 of $.0073 per share the holder could convert the remaining principal amount plus interest of this convertible note into approximately 285,714,286 shares of common stock at the full contract value; of which the derivative liability associated with this arrangement is calculated. Based upon the price of the Company’s common stock on September 30, 2011 of $.0047 per share the holder could convert the remaining principal amount plus interest of this convertible note into approximately 375,000,000 shares of common stock at the full contract value; of which the derivative liability associated with this arrangement is calculated.

The Company and the holder negotiated amendments to this agreement, and funding and conversions did not occur between April, 2011 and September, 2011, when the agreement was revised to have a floor conversion price of $.0040. For accounting purposes the note receivable has been fully reserved, and the liability is recorded, when netted against the debt discount and cumulative conversions, at the amount funded. Based upon the price of the Company’s common stock on June 30, 2011, the net liability of this note is convertible into approximately 38,095,238 shares of common stock. Based upon the price of the Company’s common stock on September 30, 2011, the net liability of this note is convertible into approximately 80,250,000 shares of common stock.

Arrangement #4 (JMJ Financial, Inc.)

On April 5, 2010, the Company entered into a new financing agreement with JMJ Financial that consists of the following: 1) a convertible note issued by the Company in the principal amount of $1,200,000 plus a one-time interest factor of 12% ($144,000) and a maturity date of December 15, 2012, and (2) a secured promissory note receivable from JMJ Financial in the amount of $1,100,000 plus a one-time interest rate factor of 13.2% ($144,000) and a maturity date of December 15, 2012. The number of shares into which this convertible note can be converted is equal to the dollar amount of the note divided by 75% of the lowest trade price during the 20 day trading period prior to conversion. To date the Company has received a total of $100,000 cash and has issued no shares of common stock to the holder upon conversions.

At the time of the transaction, the derivative value of the embedded conversion feature of this security was calculated to be $421,891 and at June 30, 2011, the estimated liability was calculated to be $486,795. During the year ended June 30, 2011 amortization of debt discount amounted to $378,761, reducing the debt discount balance to $100,000. On September 30, 2011, given the changes in the Company’s stock price during the 20 day look-back period for September 30, 2011, this estimated liability had decreased to $254,203, a decrease this period of $232,592, creating a non-cash credit to earnings for the three months ended September 30, 2011 of that amount. During the three month period ended September 30, 2011, the Company reduced the note payable and debt discount by $91,000 in proportion with the amount funded to the total original funding commitment and amortization of debt discount amounted to $1,543 reducing the balance to $7,457. As of September 30, 2011, this convertible note has $109,000 outstanding.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

8. STOCKHOLDERS' EQUITY- (continued)

Based upon the price of the Company’s common stock on June 30, 2011 of $.0073 per share the holder could convert the remaining principal amount plus interest of this convertible note into approximately 228,571,429 shares of common stock at the full contract value; of which the derivative liability associated with this arrangement is calculated. Based upon the price of the Company’s common stock on September 30, 2011 of $.0047 per share the holder could convert the remaining principal amount plus interest of this convertible note into approximately 300,000,000 shares of common stock at the full contract value; of which the derivative liability associated with this arrangement is calculated.

The Company and the holder negotiated amendments to this agreement, and funding and conversions did not occur between April, 2011 and September, 2011, when the agreement was revised to have a floor conversion price of $.0040. For accounting purposes the note receivable has been fully reserved, and the liability is recorded, when netted against the debt discount and cumulative conversions, at the amount funded. Based upon the price of the Company’s common stock on June 30, 2011, the net liability of this note is convertible into approximately 19,047,619 shares of common stock. Based upon the price of the Company’s common stock on September 30, 2011, the net liability of this note is convertible into approximately 27,250,000 shares of common stock.

Arrangement #5 (J. Fife)

On March 3, 2010, the Company entered into a financing agreement with J. Fife that consisted of a convertible note issued by the Company in the principal amount of $550,000 bearing interest at 7.5% per annum in which the Company received $495,000 cash up front. The convertible note has a maturity date of 4 years from the date of issuance. In addition, the Company has committed to issue in the future 2 additional promissory notes each in the principal amount of $275,000, each with an interest rate of 7.5% and each upon the receipt of $250,000 of cash funding in exchange for such notes. The issuance of each of such notes is expected to take place upon the full conversion by the holder of its previous note into common stock of the Company. Conversion of each of the convertible notes into common stock of the Company is at the option of the holder at a price equal to the dollar amount of the note being converted divided by 75% of the three lowest volume weighted average prices during the 20 day trading period immediately preceding the date of conversion.

At the time of the transaction, the embedded conversion feature of this security was calculated to be $193,767 and the loan discount totaled $243,767 and at June 30, 2011, the estimated liability was calculated to be $78,065 and the debt discount had been amortized to $0. Also during the year ended June 30, 2011 approximately $30,000 of additional interest and $28,000 of intervention fees were added to the note balance for exceeding the first anniversary and the curtailment of conversions in April, 2011. On September 30, 2011, given the changes in the Company’s stock price during the 20 day look-back period for September 30, 2011 and conversions during the period this estimated liability had decreased to $28,069, a decrease this period of $49,996, creating a non-cash credit to earnings for the three months ended September 30, 2011 of that amount.

On October 22, 2010 the Company entered into a Forbearance Agreement with holder J. Fife in which J. Fife agreed not to convert any additional amounts under the convertible notes until January 15, 2011 in exchange for increasing the original principal amount of those notes by 10% from $550,000 to $605,000. This increase in the convertible notes is also convertible into common stock of the Company at the option of the holder at a price equal to the dollar amount of the note being converted divided by 75% of the three lowest volume weighted average prices during the 20 day trading period immediately preceding the date of conversion.

At the time of the transaction, the embedded conversion feature of this security for this incremental liability and loan discount was calculated to be $20,005 and at June 30, 2011, the estimated liability was calculated to be $15,556 and the debt discount had been amortized to $0. On September 30, 2011, given the changes in the Company’s stock price during the 20 day look-back period for September 30, 2011, this estimated liability decreased to $11,651, a decrease for the period from June 30, 2011 through September 30, 2011 of $3,905 creating a non-cash charge to earnings for the quarter ended September 30, 2011 of that amount.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

8. STOCKHOLDERS' EQUITY- (continued)

On September 13, 2011 the Company entered into a second Forbearance Agreements with John Fife restructuring the investment. Under the terms of the Forbearance Agreement the agreed principal and accrued interest amount of the Convertible Note outstanding was $328,000 and the two additional promissory notes were cancelled. The Convertible Note which originally scheduled to mature March 4, 2011was extended until June 30, 2012 and a floor of $.0040 was put in the conversion price feature. Increases in the principal amount of the convertible note are also be convertible into common stock of the Company at the option of the holder at a price equal to the dollar amount of the note being converted divided by 75% of the three lowest volume weighted average prices during the 20 day trading period immediately preceding the date of conversion. During the three months ended September 30, 2011 $47,250 of principle was converted into 10,000,000 shares of common stock.

As of September 30, 2011, this convertible note has a total of $187,505 of principle and $93,245 of accrued interest outstanding, convertible into 46,876,218 shares of common stock.

Arrangement #6 (J. Wright)

On August 11, 2011 the Company issued to Jay Wright a Convertible Note plus a Warrant in a Private Placement pursuant to Section 4(2) of the Securities Act of 1933 and received $25,000 in gross proceeds. The instrument is in the principal amount of $25,000 and matures on February 11, 2011. Interest only is payable at the rate of 1% per month by the Company to the holder until maturity. The Convertible Note may be converted into common stock of the Company at $.0068 per share, provided, however, such price may be adjusted downward if the Company issues any common stock below such price. The Warrant gives the holder the right for a period of 5 years to purchase up to 3,676,471 shares of the Company’s common stock also at $.0068 per share subject also to a downward adjustment to provide anti-dilution protection.

All proceeds received in connection with the above financing have been used by the Company as working capital.

At the time of the transaction, the embedded conversion feature of this security and the warrant was calculated to be $4,660 and the loan discount totaled the same. On September 30, 2011, given the changes in the Company’s stock price during the 20 day look-back period for September 30, 2011 and conversions during the period this estimated liability had increased to $8,411, an increase this period of $3,751, creating a non-cash charge to earnings for the three months ended September 30, 2011 of that amount. During the three month period ended September 30, 2011 amortization of debt discount amounted to $1,306 reducing the balance to $3,354.

As of September 30, 2011, this convertible note has $25,000 of principle and $400 of accrued interest outstanding, convertible into 6,250,000 shares of common stock.

Arrangement #7 (St. George Investments)

On September 13, 2011, the Company issued a second Convertible Note to John Fife founder and president of St. George Investments, in a Private Placement pursuant to Section 4(2) of the Securities Act of 1933. The initial principal amount of the first funded tranche of the Convertible Note was $357,500 and the Company received cash proceeds of $300,000. A second tranche of the Convertible Note in the amount of $200,000 cash is funded upon the filing by the Company of a Registration Statement on Form S-1 with the Securities and Exchange Commission providing for the registration of 185,400,000 shares of common stock that may be converted into from time to time by the holder of the Convertible Note. The instrument is convertible into the Company’s common stock at 75% of the volume weight average price of the stock based upon the average of the three lowest trading days in the 20 day trading period immediately preceding such conversion. Absent an effective Registration Statement, the holder of the Convertible Note may not sell any common stock prior to 6 months from the date of funding of each of the respective tranches of such instrument under Rule 144 of the Securities Act of 1933.

All proceeds received in connection with the above financing have been used by the Company as working capital.

At the time of the transaction, the embedded conversion feature of this security and the warrant was calculated to be $137,481 and the loan discount totaled 194,981. On September 30, 2011, given the changes in the Company’s stock price during the 20 day look-back period for September 30, 2011 and conversions during the period this estimated liability had decreased to $97,614, a decrease this period of $39,868, creating a non-cash credit to earnings for the three months ended September 30, 2011 of that amount. During the three month period ended September 30, 2011 amortization of debt discount amounted to $10,993 reducing the balance to $183,987. As of September 30, 2011, this convertible note has $357,500 of principle and $1,250 of accrued interest outstanding, convertible into 95,016,611 shares of common stock.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

8. STOCKHOLDERS' EQUITY- (continued)

The following table summarizes notes payable under convertible debt and debenture agreements as of June 30, 2011 and September 30, 2011 (unaudited):

	June 30, 2011	September 30, 2011
		(unaudited)
	Amount	Amount
Arrangement #1- LaJolla Cove Investors, Inc. (…1)	$10,000	$-
less: reserve for utilization -LaJolla Cove Investors, Inc	$-	$-
Arrangement #2 - JMJ Financial, Inc	$705,750	$609,294
Arrangement #3 - JMJ Financial, Inc	$400,000	$321,000
Arrangement #4 - JMJ Financial, Inc	$200,000	$109,000
Arrangement #5 - J. Fife	$234,755	$187,505
Arrangement #6 - Jay Wright	$-	$25,000
Arrangement #7 - St. George Investments	$-	$357,500
total notes payable	$1,550,505	$1,350,701
less: unamortized debt discount	$(300,000)	$(258,598)
Convertible Notes payable-long term portion	$1,250,505	$1,092,103

During the three months ending September 30, 2011 and 2010, the following transactions impacted stockholders equity

Private Placements

During the three months ended September 30, 2011, the Company issued 20 million shares of its common stock in connection with private placements pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, raising gross proceeds of $80,000 and paying finder’s fees in the amount of $8,000. The proceeds were used by the Company as working capital.

During the three months ended September 30, 2010, the Company did not issue any shares of its common stock in connection with private placements.

Stock Based Compensation

During the three months ended September 30, 2011, the Company issued 1,035,000,000 shares of common stock to officers and directors, valued at $ 6,520,500, the entire amount of which is included general and administrative expenses in theConsolidated Statements of Operations for that period. Also during the three months ended September 30, 2011, the Company issued no shares of its common stock to consultants and the Board of Directors revised the exercise price of options to purchase up to 98,000,000 shares of common stock previously granted to officers inSeptember, 2008 (originally exercisable for 5 years with an exercise price of 5 cents per share). The exercise price of options to purchase up to 98,000,000 shares was revised to $.0040; the incremental cost of $339,700 was recorded as deferred compensation which will be amortized to expense through September 18, 2013.

During the three months ended September 30, 2010, the Company did not issue any stock-based compensation, warrants or options to officers or employees and issued 5,075,000 shares of its common stock to consultants valued at $62,945, the entire amount of which is included general and administrative expenses in theConsolidated Statements of Operations for that period.

Conversion of Debt Securities

During the three months ended September 30, 2011, $112,206 of convertible debt and accrued interest thereon was converted into 26,748,476 shares of common stock.

During the three months ended September 30, 2010, $650,587 of convertible debt and accrued interest thereon was converted into 72,133,538 shares of common stock.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

8. STOCKHOLDERS' EQUITY- (continued)

During the fiscal year ending June 30, 2011, the following transactions impacted stockholders equity

Private Placements

During the fiscal year ended June 30, 2011, the Company received $ 265,500 of net proceeds from the issuance of 67,500,000 shares of common stock in private placements with accredited investors, which included $50,000 of stock subscriptions that were collected on July 6, 2011. The aggregate cost of such placements was $ 29,500.

Stock Based Compensation

The Company did not issue any awards of common stock or options to Officers, Directors or Employees during the fiscal year ended June 30, 2011.

Conversion of debt securities

During the fiscal year ended June 30, 2011, $ 2,346,896 of debt was converted into 382,175,312 shares of common stock to holders of Convertible Notes.

Reparations

The Company did not issue any shares to investors for reparations.

During the fiscal year ending June 30, 2010, the following transactions impacted stockholders equity

Private Placements

During the fiscal year ended June 30, 2010, the Company received $225,000 of net proceeds from the issuance of 30,666,667 shares of common stock in private placements with accredited investors. The aggregate cost of such placements was $25,000.

Stock Based Compensation

The Company did not issue any awards of common stock or options to Officers, Directors or Employees during the fiscal year ended June 30, 2010. The Company issued 1,575,000 shares of common stock to various vendors and consultants valued at a total of $34,313 based upon the market price of the common stock on various different dates to such persons during the period.

Conversion of debt securities

During the fiscal year ended June 30, 2010, $3,415,250 of debt was converted into 232,723,736 shares of common stock to holders of Convertible Notes. In addition the Company issued 26,666,667 shares of common stock to Microphase Corporation for the conversion of $200,000 of previously outstanding accounts payable at $.0075 per share. The price was based upon the price offered to investors in concurrent private placements with accredited investors during this period. The Company recorded an addition to interest expense on this beneficial conversion feature.

Reparations

On November 19, 2009, an investor received 1,700,000 shares of common stock valued at $35,530 for reparation of a prior investment of $50,000 for the issuance of 5,000,000 shares of common stock.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

8. STOCKHOLDERS' EQUITY- (continued)

During the Fiscal Year Ended June 30, 2009 the following transactions impacted stockholders equity

Private Placements

During the quarter ended September 30, 2008, the Company issued 4,000,000 shares of its common stock at $.05 per share in private placements, generating net proceeds of $180,000. Related to this transaction was the issuance of 3,862,000 shares as reparations shares to effect re-pricing at a cost estimated to be $216,689.

No private placements occurred in the quarter ending December 31, 2008.

During the quarter ended March 31, 2009, the Company issued 35,000,000 shares of its common stock at $.01 per share in private placements generating net proceeds of $315,000. Related to these transactions was the issuance of 7,660,000 shares as reparations shares to effect re-pricing, costing an estimated $99,483.

During the quarter ended June 30, 2009, the Company issued 33,333,333 shares of its common stock at $.0075 per share in private placements generating gross proceeds of $225,000. Related to these transactions was the issuance of 2,000,000 shares as reparations shares to effect re-pricing, costing an estimated $64,000 and finder's fees of $25,000.

Also during the quarter ended June 30, 2009, the Company issued 20,775,000 shares in settlement of $169,875 of prior promissory notes payable plus accrued interest and incurred a beneficial conversion of $114,500.

Stock Based Compensation

During the three months ended September 30, 2008, the Company issued 5 year options to purchase 104,675,000 shares of common stock at $.05 per share. The value of such options was estimated to be $4,071,348 using the Black Scholes method, based on an assumed volatility of 78% and an interest rate of 1.5% . In addition, 61,750,000 shares of common stock valued at $3,525,615 were issued to employees and consultants. (See note 3.)

No such transactions occurred in the quarters ending December 31, 2008 and March 31, 2009.

During the quarter ended June 30, 2009, the Company granted 3 officers of the Company the right to convert an aggregate of $1,465,992 of loans and accrued and unpaid compensation and accrued interest into common stock of the Company at a price of $.0075 per share.

Conversion of debt securities

During the fiscal year ended June 30, 2009, $3,303,333 of debt was converted into 278,346,019 shares of common stock. Included in this amount is $112,500 of notes payable to a related party which were sold to an investor for $112,500 cash and subsequently converted into 15,000,000 shares of the Company's common stock valued at $.0075 per share. Additionally $57,375 of prior notes plus accrued interest outstanding was settled by the issuance of 5,775,000 shares of common stock. All other debt converted involved long term convertible debentures.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

8. STOCKHOLDERS' EQUITY- (continued)

Reparations

During the year ended June 30, 2009, the Company issued certain shares to effect re-pricing of prior private placements and to induce new investments as summarized of the following table:

		REPARATION		PRIOR		NEW	NEW	TOTAL
DATE		SHARES	VALUE	INVESTMENT		INVESTMENT	INVESTMENT
							SHARES
9/30/2008	INVESTOR 1	3,862,000	$216,689	$1,000,000		$200,000	4,000,000	$216,689
3/25/2009	INVESTOR 2	7,660,000	$99,483	$520,000		$150,000	15,000,000	$99,483
4/15/2009	INVESTOR*3	1,000,000	$12,000	$1,126,723		$-	-	$12,000
5/15/2009	INVESTOR*3	1,000,000	$20,000	$-		$-	-	$20,000
6/15/2009	INVESTOR*3	1,000,000	$20,000	$-	$		-	$20,000
6/29/2009	INVESTOR 4	5,000,000	$64,000	$250,000		$50,000	5,000,000	$64,000
TOTALS		19,522,000	$432,172	$2,896,723		$400,000	24,000,000	$431,172

Note:	INVESTOR*3	3,000,000	$52,000					$52,000
REPARATION of INVESTOR 3 was for conversion of debt

BENEFICIAL CONVERSION FEATURE

In April 2009, the Board of Directors authorized the right for the officers to convert into shares of the Company's common stock officers' loans discussed in Note 9, plus accrued interest thereon, at any time for the next five years providing such shares are issued, outstanding and available, at a conversion price of $.0075. The officers' notes plus accrued interest are convertible into approximately 116,763,169 shares of the Company's common stock based upon the conversion terms at June 30, 2011 (see note 13).

Other Equity

During the years ended June 30, 2008 and 2009, the Company reevaluated warrants contracts to purchase 13,104,168 shares at fixed prices ranging from $.05 to $.15 per share originally issued during fiscal year ended June 30, 2008 pursuant to FASB Standards Codification Topic 815 (previously known as EITF 00-19). Such reevaluation was to review if the Company should record an additional derivative liability which would be recordable if the other convertible instruments the Company has outstanding, primarily the convertible debentures discussed above, would limit or prevent the Company from honoring the conversion of these fixed price warrants during their contract term. The evaluation was performed on a contract by contract basis on equity instruments subject to FASB Standards Codification Topic 815 (previously known as EITF 00-19), namely warrants discussed above and the convertible debenture agreements. The Company utilized a sequencing method prescribed by FASB Standards Codification Topic 815 (previously known as EITF 00-19), applying shares available to contracts with the earliest inception date first.

During the fiscal year ended June 30, 2008, the Company reclassified contracts for warrants to purchase 12,604,168 shares at fixed prices ranging from $.13 to $.15 per share to contingent liabilities. Contracts for warrants to purchase 11,111,112 shares of the Company’s common stock at $.14 per share were reclassified to permanent equity in May of 2009, and contracts for warrants to purchase 1,604,168 shares of the Company’s common stock at fixed prices ranging from $.13 to $.15 per share were reclassified to permanent equity in September, 2009. The liability was recorded at the fair market value, such estimated value, as restated, was based upon the contractual life of the free standing warrants, using the Black Sholes pricing model, based on the following weighted average assumptions: annual expected return of 0%, an average life of 5 years, annual volatility of 81% and a risk-free interest rate 2.25% . At the issuance date of the free standing warrants, which warrants were issued during the fourth quarter of fiscal June 30, 2008, the estimated value approximated $1,006,200 and, as recalculated on the quarterly measurement dates, at June 30, 2008 the estimated value approximated $433,300. During the fiscal year ended 2009, the estimated value was determined to no longer be material. The net change in the contingent liability was credited to the change in derivative value in the Consolidated Statement of Operations for each of the fiscal years ended June 30, 2008 and 2009 for $572,900 and $433,300, respectively, in accordance FASB Standards Codification Topic 815 (previously known as EITF 00-19).

Subsequent to September 30, 2009, the Company has not entered into, and presently the Company does not have, any have contracts for warrants or other equity instruments subject to reclassification to liabilities as prescribed by FASB Standards Codification Topic 815 (previously known EITF 00-19) until August 10, 2011 when it entered into a Convertible Note for $25,000 which concurrently provided the note holder a warrant and recorded an additional derivative liability for the warrant.

mPHASE TECHNOLOGIES, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

8. STOCKHOLDERS' EQUITY- (continued)

STOCK OPTIONS

A summary of the stock option activity for the years ended June 30, 2010 and 2011 pursuant to the terms of both plans, which include incentive stock options and non-qualified stock options, is set forth on the below:

	Number of	Weighed
	Options	Average
		Exercise
		Price
Outstanding at June 30, 2009	145,293,000	$0.11
Granted	0
Exercised	0
Cancelled/Expired	(7,775,000)	(0.25)
Outstanding at June 30, 2010	137,518,000	$.087
Granted	0
Exercised	0
Cancelled/Expired	(23,798)	(.21)
Outstanding at June 30, 2011	113,720,000	$$.063

The fair value of options granted in fiscal year ended June 30, 2009 was estimated as of the date of grant using the Black-Scholes stock option pricing model, based on the following weighted average assumptions: annual expected return of 0%, an average life of 5 years, annual volatility of 80.3% and a risk-free interest rate of 3.0% in the year 2009.

The following summarizes information about stock options outstanding at June 30, 2011:

RANGE OF EXERCISE	NUMBER	WEIGHTED	WEIGHTED	NUMBER	WEIGHTED
PRICE	OUTSTANDING	AVERAGE	AVERAGE	EXERCISABLE	AVERAGE
		REMAINING	EXERCISE		EXERCISE
		CONTRACTUAL	PRICE		PRICE
		LIFE
$.00-$.05	103,475,000	2.2	$.05	103,475,000	$.050
$.05-$.21	10,245,000.7		$.195	10,245,000	$.195
Totals				113,720,000	$.063

During the quarter ended & at September 30, 2011; options to purchase 3,635,000 & 110,085,000 shares; expired & remain outstanding.

WARRANTS

During the fiscal year ended June 30, 2011, the Company issued no warrants and warrants covering 83,711,665 shares of common stock expired. During the fiscal year ended June 30, 2010, the Company issued no warrants, and warrants covering 40,953,943 shares of common stock expired. As of June 30, 2011 and 2010, warrants covering 21,480,837 and 105,192,502 shares respectively remained outstanding with a weighted average exercise price of $ 0.063 and $0.21, respectively.

The following summarizes information about warrants outstanding at June 30, 2011:

	NUMBER	WEIGHTED	WEIGHTED	NUMBER	WEIGHTED
RANGE OF EXERCISE	OUTSTANDING	AVERAGE	AVERAGE	EXERCISABLE	AVERAGE
PRICE		REMAINING	EXERCISE		EXERCISE
		CONTRACTUAL	PRICE		PRICE
		LIFE
$.00-$.15	13,104,168	1.8	$.1350	13,104,168	$.1350
$16-$.21	8,376.669	.5	$.1816	8,376,669	$.1816
Total				21,480,837	$.1532

During the quarter ended & at September 30, 2011; warrants to purchase 3,676,471, 6,208,334 & 19,323,974 shares; were issued, expired & remain outstanding.

mPHASE TECHNOLOGIES, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

9. RELATED PARTY TRANSACTIONS

Mr. Durando, the President and CEO of mPhase, together with Mr. Ergul own a controlling interest and are officers of Janifast Limited. Mr. Durando and Mr. Dotoli are officers of Microphase Corporation. Mr. Ergul, retired as the chairman of the board of mPhase in Nov 2007, owns a controlling interest and is a director of Microphase Corporation.

Mr. Abraham Biderman was employed until September 30, 2003, by our former investment-banking firm, Lipper & Company.

During the fiscal year ended June 30, 2007, Mr. Biderman's current firm, Eagle Advisers, Inc., as a finder of money generated finders’ fees of $520,000, as well as additional administrative and occupancy charges of $43,400. In 2008, Mr. Biderman was paid $188,472 in finders’ fees. During fiscal years ended June 30, 2009 and June 30, 2010 Mr. Biderman charged finders’ fees of $80,000 and $25,000 respectively. During the year ended June 30, 2011, Mr. Biderman charged finders’ fees of $24,500.

During fiscal year ended June 30, 2009, Messrs. Durando, Dotoli and Smiley provided no net bridge loans to the Company.

As of June 30, 2010, bridge loans outstanding, including accrued interest thereon, from Mr. Smiley equaled $183,187. As of June 30, 2010, Mr. Durando and Mr. Dotoli were owed unpaid compensation plus accrued interest thereon at 12% per annum equal to $419,436 and $268,194, respectively. On October 7, 2009, the Company paid Messrs. Durando, Dotoli and Smiley $45,000, $45,000 and $25,000 respectively in reduction of amounts owed to them by the Company for unpaid compensation and bridge loans.

In April 2009, the Board of Directors authorized the right for the officers to convert such loans plus accrued interest thereon at any time for the next five years into common shares provided such shares are issued, outstanding and available, at a conversion price of $.0075, which price is comparable to that of private placements during the period. The Company recorded beneficial conversion interest expense of $914,060, $82, 609 and $0 during the years ended June 30, 2009, June 30, 2010 and June 30, 2011, respectively, on the conversion feature based upon principal at the commitment date and accrued interest through June 30 of 2009, 2010 and 2011, respectively. On August 25, 2011, the Board amended the conversion feature of these officers’ loans to a conversion price of $.0040. During the three months ended September 30, 2011 the Company recorded beneficial conversion interest expense of $2,320.

As of June 30, 2011 and September 30, 2011, outstanding bridge loans from Mr. Smiley, including accrued interest thereon, amounted to $191,755 and $205,092, respectively. All of the promissory notes are payable on demand. As of June 30, 2011 and September 30, 2011, unpaid compensation owing to Mr. Durando and Mr. Dotoli, plus accrued interest thereon at 12% per annum, equaled $415,164 and $268,204 and $435,270 and $284,483 respectively. All of the promissory notes are payable on demand. The officers' notes plus accrued interest are convertible into approximately 116,763,169 and 231,211,415 shares of the Company's common stock based upon the conversion terms at June 30, 2011 and September 30, 2011, respectively.

MICROPHASE

The Company leases office space from Microphase at both its Norwalk and Little Falls location. As of July 1, 2011, rental expense is $3,630 and $2,347 per month at Norwalk and Little Falls, respectively. In addition, Microphase provides certain research and development services and shares administrative personnel from time to time.

During the year ended June 30, 2011, Microphase Corporation charged the Company $36,000 for rent and $9,356 for administrative expenses.

During the year ended June 30, 2010, Microphase Corporation charged the Company $36,000 for rent and $9,936 for administrative expenses and $337,500 development fees related to the Emergency Flashlight product launch included in research and development expenses. Additionally, in July 2009 Microphase Corporation converted $200,000 of accounts payable into 26,666,667 shares of the Company's common stock at $.0075 per share. Such price was determined based upon the price of private placements of equity by the Company during such period. The Company recorded beneficial conversion interest expense of $586.667 relating to this conversion. During the three months ended September 30, 2010 and September 30, 2011 and from inception (October 2, 1996), $10,529, $13,191 and $9,491,152, respectively, have been charged to expense. As a result of the foregoing transactions, as of September 30, 2011, the Company had a $31,433 payable to Microphase.

mPHASE TECHNOLOGIES, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

9. RELATED PARTY TRANSACTIONS - (continued)

JANIFAST

During the year ended June 30, 2000, mPhase advanced money to Janifast Limited, which is owned by U.S. Janifast Holdings, Ltd, a related party of which three directors of mPhase are significant shareholders, in connection with the manufacturing of POTS Splitter shelves and DSL component products.

During the years ended June 30, 2003, 2004 and 2005 and the period from inception (October 2, 1996) to June 30, 2005, there had been $174,959, $2,771,925, 1,536,494 and $15,001,105, respectively, of invoices for products and services that had been charged to inventory or expense and is included in “discontinued operations” in the accompanying statements of operations.

During the year ended June 30, 2007, Janifast agreed to convert $108,000 of debt into 830,000 shares of common stock and received 769,231 additional shares of stock as reparations.

In March of 2009, Janifast Ltd. ceased operations owing to its financial condition and the global downturn in the capital markets.

STRATEGIC VENDORS

On August 30, 2004, the Company paid $100,000 in cash to Piper Rudnick LLP, outside legal counsel to the Company, as part of a renegotiated settlement agreement that was originally effective as of March 31, 2002. The Company was in arrears with respect to payments due under the original settlement agreement and as part of the renegotiated agreement agreed to make the following payments:

a.

$25,000 on each of December 1, 2004, March 2005, June 1, 2005, September 1, 2005 and a $50,000 payment on December 1, 2005. Thereafter the Company is obligated to pay $25,000 on each of March 1, 2006, June 1 2006, and September 1, 2006 with a final payment of $75,000 of December 1, 2006.

b.	The Company also delivered a 5 year cashless warrant to purchase $150,000 worth of common stock at $.25 per share.

The warrant was valued pursuant to EITF 96-18, the ascribed value of the warrant minus the debt cancelled, resulting in a loss of $40,500.

Equity Conversions of Debt and Other Financial Instruments with Related Parties

During the fiscal years ended June 30, 2010 and June 30, 2011, there were limited equity conversions of debt or other financial instruments with related parties.

		2010		2011
Janifast:
Number of shares		None		None
Number of warrants		None		None
Amount converted to equity	$	None	$	None
Microphase Corporation:
Number of shares		26,666,667		None
Number of warrants		0		None
Amount converted to equity		$200,000	$	None
Total Related Party Conversions
Number of shares		26,666,667		None
Number of warrants		0		None
Amount converted to equity		$200,000	$	None

mPHASE TECHNOLOGIES, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

9. RELATED PARTY TRANSACTIONS - (continued)

Summary of compensation to related parties for the Twelve Months Ended June 30, 2011

	Durando	Dotoli	Smiley	Biderman	Microphase	Total
Consulting / Salary	$160,000	$144,000	$140,000			$444,000
Interest	$33,728	$18,610	$16,569			$68,907
Rent					$36,000	$36,000
G&A					$9,356	$9,356
R&D						$0
Finder’s Fees				$24,500		$24,500
Total compensation	$193,728	$162,610	$156,569	$24,500	$45,356	$582,763

Summary of compensation to related parties for the Twelve Months Ended June 30, 2010

	Durando	Dotoli	Smiley	Biderman	Microphase	Total
Consulting / Salary	$200,000	$180,000	$175,000			$555,000
Interest	$56,483	$39,375	$24,356			$120,214
Rent					$36,000	$36,000
G&A					$9,936	$9,936
R&D					$337,500	$337,500
Finder’s Fees				$25,000		$25,000
Total compensation	$256,483	$219,375	$199,356	$25,000	$383,436	$1,083,650

Summary of compensation to related parties for the Three Months Ended September 30, 2011 (unaudited)

	Durando	Dotoli	Smiley	Biderman	Lawrence	Microphase	Total
Consulting / Salary	$37,500	$34,167	$33,333				$105,000
Interest	$13,116	$8,679	$6,337				$28,132
Rent						$10,890	$10,890
G&A						$2,301	$2,301
R&D							$0
Finders Fees				$8,000			$8,000
Stock based compensation (shares issued)*	$2,488,500	$1,858,500	$1,858,500	$252,000	$63,000		$6,520,500
Stock based compensation (previously issued options repriced)**	$173,316	$103,990	$62,394				$339,700
Total compensation	$2,712,432	$2,005,336	$1,960,564	$260,000	$63,000	$13,191	$7,014,523

Common stock issued August 25, 2011*

Options issued (5years @ 5 cents in September, 2008 repriced @ $.0040; the incremental cost of $339,700 to amortized through September 18, 2013)

Summary of compensation to related parties for the Three Months Ended September 30, 2010 (unaudited)

	Durando	Dotoli	Smiley	Biderman	Lawrence	Microphase	Total
Consulting / Salary	$40,000	$36,000	$35,000				$111,000
Interest	$9,044	$4,989	$4,477				$18,510
Rent						$9,000	$9,000
G&A						$1,529	$1,529
R&D							$0
Finders Fees							$0
Total compensation	$49,044	$40,989	$39,477	$0	$0	$10,529	$140,039

mPHASE TECHNOLOGIES, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

9. RELATED PARTY TRANSACTIONS - (continued)

Summary of payables to related parties as of June 30, 2011

				Total
				Notes
	Durando	Dotoli	Smiley	Payable	Biderman	Microphase	Total
Notes payable	$263,479	$148,306	$111,030	$522,815			$522,815
Due to Officers / Affiliates					$150,000	$27,242	$177,242
Interest Payable	$151,685	$120,498	$80,725	$352,909			$352,909
Total Payable to Officers / Affiliates	$415,164	$268,804	$191,755	$875,724	$150,000	$27,242	$1,052,966

Summary of payables to related parties as of June 30, 2010

				Total
				Notes
	Durando	Dotoli	Smiley	Payable	Biderman	Microphase	Total
Notes payable	$301,479	$166,306	$119,030	$586,815			$586,815
Due to Officers / Affiliates	$0	$0	$0	$0		$19,214	$19,214
Interest Payable	$117,957	$101,888	$64,157	$284,002	$150,000		$434,002
Total Payable to Officers / Affiliates	$419,436	$268,194	$183,187	$870,817	$150,000	$19,214	$1,040,031

Summary of payables to related parties as of September 30, 2011 (unaudited)				Total Notes
	Durando	Dotoli	Smiley	Payable	Biderman	Microphase	Total
Notes payable	$270,479	$155,306	$118,030	$543,815			$543,815
Due to Officers / Affiliates					$150,000	$31,433	$181,433
Interest Payable	$164,791	$129,177	$87,062	$381,030			$381,030

Total Payable to Officers / Affiliates	$435,270	$284,483	$205,092	$924,845	$150,000	$31,433	$1,106,278

EXECUTIVE COMPENSATION AWARD DURING QUARTER ENDED SEPTEMBER 30, 2011(UNAUDITED)

On August 25, 2011, the Board of Directors awarded Messrs Ronald A. Durando, CEO, Gustave T. Dotoli, COO and Martin Smiley, EVP, 395,000,000, 295,000,000 and 295,000,000 restricted shares of common stock of the Company and awarded Messrs. Abraham Biderman and Victor Lawrence, as Directors 40and 10 million restricted shares of common stock of the Company.

In addition, previous 5 year option awards issued on September 18, 2008 to Messrs. Durando, Dotoli and Smiley were re-priced to $.0040 per share from $.05 per share covering 50,000,000 shares, 30,000,000 shares and 18,000,000 shares of common stock of the Company respectively. The revised exercise price of options to purchase up to 98,000,000 shares to $.0040 resulted in an incremental cost of $339,700 which was recorded as deferred compensation which will be amortized to expense through September 18, 2013. Additionally on August 25, 2011, the Board amended the conversion feature of officers loans discussed earlier in this Note 9, with a conversion price of $.0075 originally set in April 2009, to a revised conversion price of $.0040.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

NOTE 10 - INCOME TAXES

The accompanying consolidated balance sheet includes the following components of deferred taxes under the liability method:

The accompanying consolidated balance sheet includes the following components of deferred taxes under the liability method:

	2010	2011
Deferred Tax Liabilities
Property and equipment	-	-
Accrued expenses	-	-
Deferred Tax Assets
Net operating loss carry forward	$40,728,080	$44,185,925
Accrued expenses	-	-
	40,728,080	44,185,925
Net Deferred Tax Asset	40,728,080	44,185,925
Valuation allowance	(40,787,080	(44,185,925)
	$-	$-

At June 30, 2011, the Company has federal net operating loss carry forwards of approximately $ 111.6 million and $ 110.7 million to offset future federal and state income taxes, respectively, which expire at various times from 2016 through 2030. The federal net operating loss carry forwards may be subject to the separate return loss limitation rules and IRC section 382 limitations due to changes in ownership. The Company has assessed the evidence of its forecasted future operations against the potential likelihood of the realization of the deferred tax assets to make the determination that the Company will not utilize these carry forwards and has recorded a valuation allowance against the net deferred tax asset.

The Company has a loss of $ $7,365,745 in 2010 and $486,391 in 2011. Deferred income taxes relate principally to the use of net operating loss carry forwards; these can differ from computations based upon book losses for the use for tax purposes of accelerated depreciation methods and the difference in the book and tax basis of certain stock based compensation.

The provision for income taxes from continuing operations differs from taxes that would result from applying Federal statutory rates because of the following:

		Year ended June 30,
	2010
	Amount	Percent		Amount	Percent
Taxes at Federal Statutory Rate	$(2,504,470)	(34.0%	)	$(148,373)	(34.0)%
State Taxes Net of Federal Tax	(407,285)	(5.60%	)	(24,438)	(5.60)%
Benefit Utilization of NOL
Tax Credits
Valuation Allowance	2,911,715	39.6%		172,811	39.6%
Other-non deductible stock based compensation- restricted shares and unexercised options	$-	-		$-	-

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

11. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

The Company had a lease obligation for the rental of office space in Little Falls New Jersey until May 1, 2011. The current annual obligation under such lease requires rent of $2,347 per month ($28,164 annually) for the year beginning June 1, 2011 and ending May 31, 2012.

mPhase has entered into various agreements with Georgia Tech Research ("GTRC") and its affiliate, Georgia Tech Applied Research Corporation ("GTARC"), pursuant to which the Company receives technical assistance in developing the commercialization of its Digital Video and Data Delivery System. The amount incurred by the Company for GTRC technical assistance with respect to its research and development activities during the years ended 2009, 2010 and 2011 totaled $0, $0 and $0 respectively, and $13,539,952 from the period from inception through June 30, 2011, all of which is included in “discontinued operations”.

CONTINGENCIES

The Company has offered and sold convertible notes to JMJ Financial in the aggregate principal amount plus accrued interest of $10,270,400 through June 30, 2011. Such convertible notes provide cash funding to the Company of up to $9,500,600. Through June 30, 2011 and September 30, 2011, approximately $6,472,000 of cash has been received by the Company, $5,936,150 and $5,990,606 of which of which has been converted by JMJ Financial through June 30, 2011 and September 30, 2011, respectively, into a substantial number of shares of common stock without registration under the Securities Act of 1933, as amended, or qualification under state securities laws. The Company believes that any sales of common stock by JMJ are in full compliance with Rule 144 of the Securities Act of 1933, as amended, and has obtained an opinion of outside counsel regarding such compliance.

Nevertheless, it is possible such compliance could be challenged in the future by either regulatory agencies or shareholders. In particular, questions regarding the economic risk of JMJ Financial with respect to the collateral required under the secured note delivered by JMJ Financial in payment of the purchase price for the Company's convertible note could be raised since the secured note contains a prepayment provision allowing JMJ to prepay such note, in full, by returning the convertible note. If a court of law determines that any offer or sale of common stock of the Company received in a conversion by JMJ Financial was not in compliance with Rule 144 then JMJ could be deemed to be an underwriter. The result would be that the Company would have been engaged in a primary offering of common stock through an underwriter in violation of the registration requirements of the Securities Act of 1933, as amended.

The Securities Act of 1933, as amended, requires that any claim for rescission be brought within one year of the violation. The time periods within which claims for rescission must be brought under state securities laws vary and may be two years or more from the date of the violation. At June 30, 2011 and September 30, 2011, approximately 395 million shares of our outstanding common stock issued in respect of our convertible note transactions with JMJ Financial could be subject to rescission with a potential liability approximating $4.08 and $4.171 million, including a liability of approximately $448,000 and $538,800 for interest at 10% per annum, respectively.

12. FAIR VALUE MEASUREMENTS

Effective July 1, 2008, we adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157), which provides a framework for measuring fair value under GAAP. SFAS 157 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. SFAS 157 requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. SFAS 157 also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

Financial assets and liabilities valued using level 1 inputs are based on unadjusted quoted market prices within active markets. Financial assets and liabilities valued using level 2 inputs are based primarily on quoted prices for similar assets or liabilities in active or inactive markets. For certain long-term debt, the fair value was based on present value techniques using inputs derived principally or corroborated from market data. Financial assets and liabilities using level 3 inputs were primarily valued using management's assumptions about the assumptions market participants would utilize in pricing the asset or liability. Valuation techniques utilized to determine fair value are consistently applied.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

12. FAIR VALUE MEASUREMENTS- (continued)

The table below presents a reconciliation for liabilities measured at fair value on a recurring basis at June 30, 2010 and 2011:

	Fair Value Measurements
	Using
	Significant
	Unobservable Inputs (Level
	3)
	Derivative Liability
	June 30,	June 30,	September 30,
	2010	2011	2011
			(Unaudited)
Balance at July 1, 2009, 2010 and 2011	$2,380,816	$5,966,149	$1,664,575
Increase (Decrease) in Derivative and associated liabilities	356,566	(1,911,669)	(853,499)
Debt discounts	3,228,767	(2,389,905)	142,141
Balance at June 30, 2010 and 2011 & September 30, 2011	$5,966,149	$1,664,575	$953,218

Financial instruments are considered Level 3 when their values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is input is unobservable. Level 3 financial instruments also include those for which the determination of fair value requires significant management judgment or estimation.

Some of the Company’s financial instruments are not measured at fair value on a recurring basis but are recorded at amounts that approximate fair value due to their liquid or short-term nature, such as cash and cash equivalents, receivables and payables.

We have determined that it is not practical to estimate the fair value of our notes payable because of their unique nature and the costs that would be incurred to obtain an independent valuation. We do not have comparable outstanding debt on which to base an estimated current borrowing rate or other discount rate for purposes of estimating the fair value of the notes payable and we have not been able to develop a valuation model that can be applied consistently in a cost efficient manner. These factors all contribute to the impracticability of estimating the fair value of the notes payable. At September 30, 2011, the carrying value of the notes payable and accrued interest for convertible agreements and officers’ notes was approximately $2.276 million. The JMJ convertible notes, which are due at various times through December 2012, yield an interest rate of 12%. Refer to Note 3 of these financial statements for more information about the Company’s notes payable.

13. SUBSEQUENT EVENTS

On July 1, 2011, the Company filed an amendment to its Amended Certificate of Incorporation with the Secretary of State of New Jersey increasing its authorized shares of common stock to 6 billion shares.

On July 28, 2011, the Company announced that it entered into a letter of intent (LOI) to acquire Energy Innovative Products, Inc. (EIP), a developer of proprietary technologies for reducing energy usage in refrigeration and cooling systems, as well as equipment utilizing AC induction motors. EIP, based in Fairfield, NJ, uses patented and patent pending solutions to offer a series of products that control voltage and current used by compressor systems, including those in refrigeration decks, HVAC wall units, commercial refrigeration systems, and consumer equipment. The company, founded in 2008, believes its technology is uniquely positioned to capitalize on each of these multi-billion dollar market opportunities by allowing legacy systems to achieve Energy Star status as well as compliance with emerging standards by the United States Department of Energy (DOE) and other regulatory bodies. In the United States alone, there are several million legacy refrigerated vending machines used by major beverage companies. The Company, subject to further due diligence, believes that EIP's solution is the only one certified for Energy Star status and able to deliver a significant reduction in power consumption by vending machines without reducing efficiency or cooling and without requiring a change-out in the unit's refrigeration deck. Governmental and power company rebates are available to support the purchase of EIP's products in several states. The terms of the deal include the issuance of common shares and warrants for an 81% stake in EIP. The transaction is expected to become a Definitive Agreement by the end of 2011 and close no later than January 31, 2011.

mPHASE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011(Unaudited for September 30, 2011 information)

13. SUBSEQUENT EVENTS- (continued)

On August 12, 2011, the Company issued a $25,000 Convertible Note with a 6 month maturity convertible into 3,676,471 shares of common stock of the Company at a price of $.0068 per share plus a 5 year warrant to purchase at $.0068 per share an additional 3,676,471 shares of common stock of the Company pursuant to Rule 506 Regulation D of the Securities Act of 1933,as amended, in a Private Placement to one accredited investor. The Convertible Note pays interest at a rate of 1% per month. The Company is using $12,500 of the proceeds to fund a loan to EIP prior to the closing of an expected 81% interest in EIP and $12,500 as additional working capital for the Company.

On August 24, 2011 the Company issued 10,000,000 shares of its common stock to one Accredited Investor in a private placement pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, in a Private Placement. The Company received gross proceeds of $40,000 and paid a $4,000 placement fee to Eagle Advisers, Inc. The proceeds will be used as working capital by the Company.

On August 25, 2011, the Board of Directors awarded Messrs Ronald A. Durando, CEO, Gustave T. Dotoli, COO and Martin Smiley, EVP, 395,000,000, 295,000,000 and 295,000,000 restricted shares of common stock of the Company and awarded Messrs. Abraham Biderman and Victor Lawrence, as Directors 40,000,000 and 10 million restricted shares of common stock of the Company. In addition, previous 5 year option awards issued on September 18, 2008 to Messrs. Durando, Dotoli and Smiley were re-priced to $.0040 per share from $.05 per share covering 50,000,000 shares, 30,000,000 shares and 18,000,000 shares of common stock of the Company respectively. Additionally, the Board amended the conversion feature of officers loans discussed in Note 9, originally with a conversion price of $.0075 in April 2009, to a conversion price of $.0040.

On September 13, 2011, the Company entered into a second Forbearance Agreements with John Fife restructuring the investment. Under the terms of the Forbearance Agreement the agreed principal amount of the Convertible Note outstanding was $328,000 and the two additional promissory notes were cancelled. As of September 30, 2011, $47,200 of the outstanding balance has been converted into 10,000,000 shares of common stock leaving a remaining outstanding balance of $280,800. Based upon the price of the Company’s common stock price of $.0047 on September 30, 2011, the holder could convert into approximately 59,744,681 shares of the Company’s common stock.

The Convertible Note which originally scheduled to mature March 4, 2011was extended until June 30, 2012 pursuant to the Forbearance Agreement dated as of September 13, 2011. Increases in the principal amount of the convertible note are also be convertible into common stock of the Company at the option of the holder at a price equal to the dollar amount of the note being converted divided by 75% of the three lowest volume weighted average prices during the 20 day trading period immediately preceding the date of conversion.

On September 13, 2011, the Company issued a second Convertible Note to John Fife in a Private Placement pursuant to Section 4(2) of the Securities Act of 1933. The initial principal amount of the first funded tranche of the Convertible Note was $357,500 and the Company received cash proceeds of $300,000. A second tranche of the Convertible Note in the amount of $200,000 cash is funded upon the filing by the Company of a Registration Statement on Form S-1 with the Securities and Exchange Commission providing for the registration of 185,400,000 shares of common stock that may be converted into from time to time by the holder of the Convertible Note. The instrument is convertible into the Company’s common stock at 75% of the volume weight average price of the stock based upon the average of the three lowest trading days in the 20 day trading period immediately preceding such conversion. Absent an effective Registration Statement, the holder of the Convertible Note may not sell any common stock prior to 6 months from the date of funding of each of the respective tranches of such instrument under Rule 144 of the Securities Act of 1933.

14. SUBSEQUENT EVENTS- (Unaudited)

From October 1, through November 4, 2011, the Company issued 59,700,000 shares of its common stock in connection with the conversion of $238,800 of the convertible debt arrangements and accrued interest thereon.

On July 28, 2011, the Company announced that it entered into a letter of intent (LOI) to acquire Energy Innovative Products, Inc. (EIP), a developer of proprietary technologies for reducing energy usage in refrigeration and cooling systems, as well as equipment utilizing AC induction motors. EIP, based in Fairfield, NJ, uses patented and patent pending solutions to offer a series of products that control voltage and current used by compressor systems, including those in refrigeration decks, HVAC wall units, commercial refrigeration systems, and consumer equipment. The Company has revised its estimate date to execute the terms of the deal include the issuance of common shares and warrants for an 81% stake in EIP. The transaction is expected to become a Definitive Agreement by the end of January 15, 2012 and close by February 1, 2012.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the Common Stock by the selling shareholders. The estimated expenses of issuance and distribution are set forth below.

SEC filing fee	$252
Legal expenses	$0
Accounting expenses	$5,000
Miscellaneous	$350
Total	$5,602

* Estimate

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the Company. Our certificate of incorporation provides that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Private Placements

During the fiscal years ended June 30, 2009, 2010 and 2011 the following transactions resulted in the issuances of the Company’s Common Stock:

Fiscal Year ended June 30, 2009

Private Placements

During the quarter ended September 30, 2008, the Company issued 4,000,000 shares of its common stock at $.05 per share in private placements, generating gross proceeds of $200,000 which after deducting finder fees of $20,000 to Eagle Advisors who acted as placement agent, generated net proceeds of $180,000. The proceeds were used as working capital by the Company. Related to this transaction was the issuance of 3,862,000 shares as reparations shares to effect re-pricing at a cost estimated to be $216,689.

No private placements occurred in the quarter ending December 31, 2008.

During the quarter ended March 31, 2009, the Company issued 35,000,000 shares of its common stock at $.01 per share in private placements, generating gross proceeds of $350,000 which after deducting finder fees of $35,000 to Eagle Advisors who acted as placement agent, generated net proceeds of $315,000. Related to these transactions was the issuance of 7,660,000 shares as reparations shares to effect re-pricing, costing an estimated $99,483.

During the quarter ended June 30, 2009, the Company issued 33,333,333 shares of its common stock at $.0075 per share in private placements, generating gross proceeds of $250,000 which after deducting finder fees of $25,000 to Eagle Advisors who acted as placement agent, generated gross proceeds of $225,000. Related to these transactions was the issuance of 2,000,000 shares as reparations shares to effect re-pricing, costing an estimated $64,000 and finder's fees of $25,000.

Also during the quarter ended June 30, 2009, the Company issued 20,775,000 shares in settlement of $169,875 of prior promissory notes payable plus accrued interest and incurred a beneficial conversion of $114,500.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, and/or Section 4(2) of said Securities Act. No advertising or general solicitation was employed in offering the securities. The issuances were made to a limited number of persons, all of whom were accredited investors, and transfer of the securities was restricted in accordance with the requirements of the Securities Act of 1933.

All proceeds received in connection with the above transactions were used by the Company as working capital.

Stock Based Compensation

During the three months ended September 30, 2008, the Company issued 5 year options to purchase 104,675,000 shares of common stock at $.05 per share. The value of such options was estimated to be $4,071,348 using the Black Scholes method, based on an assumed volatility of 78% and an interest rate of 1.5% . In addition, 61,750,000 shares of common stock valued at $3,525,615 were issued to employees and consultants.

No such transactions occurred in the quarters ended December 31, 2008, nor March 31, 2009.

During the quarter ended June 30, 2009, the Company granted 3 officers of the Company the right to convert an aggregate of $1,465,992 of loans and accrued and unpaid compensation and accrued interest into common stock of the Company at a price of $.0075 per share.

All of the above transactions are exempt from Section 5 of the Securities Act of 1933, as amended since no “sale” for additional consideration of a “security” took place.

Conversion of debt securities

During the fiscal year ended June 30, 2009, $3,303,333 of debt was converted into 278,346,019 shares of common stock. Included in this amount is $112,500 of notes payable to a related party which were sold to an investor for $112,500 cash and reinvested in the Company and the investor subsequently converted into 15,000,000 shares of the Company's common stock valued at $.0075 per share. Additionally $57,375 of prior notes plus accrued interest outstanding was settled by the issuance of 5,775,000 shares of common stock. All other debt converted involved long term convertible debentures as described below.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, and/or Section 4(2) of said Securities Act. No advertising or general solicitation was employed in offering the securities. The issuances were made to a limited number of persons, all of whom were accredited investors, and transfer of the securities was restricted in accordance with the requirements of the Securities Act of 1933.

All proceeds received by the Company in connection with the above transactions was used as working capital.

Long Term Convertible Debentures / Note Receivable / Debt Discount and Related Interest

During the fiscal year ended June 30, 2009, the Company entered into convertible debt arrangements as follows:

(JMJ Financial, Inc.)

On December 31, 2008, the Company entered into a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended with JMJ Financial. This transaction involved 1) the issuance by the Company of a convertible note in the amount of $1.1 million, plus a one-time interest factor of 12% ($132,000) and a maturity date of December 31, 2011, and 2) a secured note receivable in the amount of $1.0 million, plus a one-time interest factor of 13.2% ($132,000) and maturity date of December 31, 2012 due from the holder of the convertible note to pay periodic installments of the purchase price of the instrument. No cash was initially exchanged relative to this agreement.

Conversion of outstanding debentures into common shares is at the option of the holder. The number of shares into which this debenture can be converted is equal to the dollar amount of the debenture divided by 75% of the lowest trading price during the 20 day trading period prior to conversion. As of June 30, 2010, all installments in cash had been funded under the secured note and converted into shares of common stock no amounts remain outstanding under this agreement.

During the fiscal year ended June 30, 2010, the Company received $1,000,000 of cash advances and $132,000 of contract interest. During the year ended June 30, 2010, the holder converted $1,232,000 of principal and interest into 78,792,702 shares of the Company’s common stock. Additionally, the Company recorded $488,889 amortization of debt discount under this agreement.

All of the proceeds received by the Company in connection with the above transaction were used as working capital.

(LaJolla Cove Investors, Inc.)

On Sept 11, 2008, the Company received proceeds of $200,000 under a Securities Purchase Agreement in a Private Placement pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended. This transaction involved three related agreements: 1) a Securities Purchase Agreement which may under certain circumstances permit the Company to draw up to $2,000,000 of funds, 2) the issuance by the Company of a convertible debenture totaling $2,000,000, with an interest rate of 7 1/4% and a maturity date of September 30, 2011, and 3) a secured note receivable in the amount of $1,800,000, with an interest rate of 8 1/4% and maturity dates of September 30, 2011 to fund periodic payments of the purchase price of the Convertible Debenture due from the holder of the instrument.

Conversion of outstanding debentures into common shares is similar to the terms of Arrangement were based upon a 20% discount from the price of the Company’s common stock based upon a formula look-back period from the date of the conversion. The transaction resulted in a note discount which is being amortized as expense over the life of the loan. During the twelve month period ended June 30, 2010, amortization of debt discount amounted to $71,646. However the transaction was terminated by mutual agreement by the Company and the holder and no further payments were received by the Company. The original $200,000 received was converted down to $10,000 of common stock and as part of the termination of the agreement the Company paid the holder $17,000 to assign the unconverted portion of the instrument to a third party investor as a Section 4(2) Private Placement. On September 22, 2011 said investor converted the remaining $10,000 into 2,560,976 shares of the Company’s common stock. Accordingly all amounts under this instrument have been fully converted into common stock and no amount of indebtedness remains outstanding.

All proceeds received by the Company from the above-transactions was used as working capital.

Fiscal Year Ended June 30, 2010

Private Placements

During the quarter ended September 30, 2009, the Company received $200,000 of gross proceeds from the issuance of 26,666,667 shares of common stock in private placements with accredited investors, which after deducting finder fees of $20,000 generated net proceeds of $180,000.

No private placements occurred in the quarter ending December 31, 2009.

During the quarter ended March 31, 2010 the Company received $50,000 of gross proceeds from the issuance of 4,000,000 shares of common stock in private placements with accredited investors, which after deducting finder fees of $5,000 generated net proceeds of $45,000.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, and/or Section 4(2) of said Securities Act. No advertising or general solicitation was employed in offering the securities. The issuances were made to a limited number of persons, all of whom were accredited investors, and transfer of the securities was restricted in accordance with the requirements of the Securities Act of 1933.

Stock Based Compensation

The Company did not issue any awards of common stock or options to Officers, Directors or Employees during the fiscal year ended June 30, 2010. The Company issued 1,575,000 shares of common stock to various vendors and consultants valued at a total of $34,313 based upon the market price of the common stock on various different dates to such persons during the period.

Conversion of debt securities

During the fiscal year ended June 30, 2010, $3,415,250 of debt was converted into 232,723,736 shares of common stock to holders of Convertible Notes. The Company did not receive any proceeds in connection with such conversions.

In addition the Company issued 26,666,667 shares of common stock to Microphase Corporation for the conversion of $200,000 of previously outstanding accounts payable at $.0075 per share in a Private Placement pursuant to Section 3(a)(9) and Section 4(2) of the Securities Act of 1933. The price was based upon the price offered to investors in concurrent private placements with accredited investors during this period. The Company recorded an addition to interest expense on this beneficial conversion feature.

Long Term Convertible Debentures / Note Receivable / Debt Discount and Related Interest

(JMJ Financial, Inc.)

On August 19, 2009 the Company issued a 12% convertible note maturing on August 10, 2012 in the principal amount of $1,870,000 to JMJ Financial for a purchase price of $1,700,000 in a private placement pursuant to Section 4(2) of the Securities Act of 1933. The Company initially received $250,000 in cash as partial payment of the purchase price for the convertible note plus a 13.2% secured promissory note maturing on August 10, 2012 in the amount of $1,450,000. The number of shares into which this convertible note can be converted is equal to the dollar amount of the debenture divided by 75% of the lowest trading price during the 20 day trading period prior to conversion.

The Company has receive all cash installments due by June 29, 2010 from the holder for the purchase price of the instrument in the amount of $1,924,400 and the full amount of the debenture debt has been converted into 176,092,858 shares of common stock by the holder by October 12, 2010.

All proceeds received by the Company were used as working capital.

(JMJ Financial, Inc.)

On September 30, 2009, the Company issued a 12% convertible note maturing on September 23, 2012 in the principal amount of $1,200,000 to JMJ Financial for a purchase price of $1,100,000 in a Private Placement pursuant to Section 4(2) of the Securities Act of 1933. The Company initially received $150,000 in cash as partial payment of the purchase price for the convertible note plus a 13.2% secured promissory note maturing on August 10, 2012 in the amount of $950,000. The number of shares into which this convertible note can be converted is equal to the dollar amount of the note divided by 75% of the lowest trading price during the 20 day trading period prior to conversion. To date the Company has received a total of $1,244,100 cash equal to the purchase price of the instrument plus accrued interest through June 18, 2011 and has issued 240,722,223 shares of common stock to the holder upon conversions of the entire indebtedness through June 30, 2011. Accordingly the instrument has been fully paid off through such conversions.

All funds received were used by the Company as working capital.

(JMJ Financial, Inc.)

On November 17, 2009, the Company received a total of $186,000 of proceeds in connection with a new Private Placement pursuant to Section 4(2) of the Securities Act of 1933 with JMJ Financial. This transaction consists of the following: 1) the Company issued a convertible note in the amount of $1,200,000 plus a one-time interest factor of 12% ($144,000) and a maturity date of September 23, 2012 and (2) a secured promissory note in the amount of $1,100,000 plus a one-time interest rate factor of 13.2% ($144,000 each) and a maturity date of September 23, 2012 due from the holder of the convertible note.

Periodic prepayments under the secured note plus the amount originally received by the Company equal $639,500 as of the date hereof. Conversions of $33,750 ,$22,500 and $31,956 have been made into 10,000,000 shares, 5,000,000 shares and 9,187,500 shares respectively of common stock of the Company have been made through September 30, 2011. Conversion of outstanding principal into shares of common stock is at the option of the holder. The number of shares into which this note can be converted is equal to the dollar amount of the note divided by 75% of the lowest trade price during the 20 day trading period prior to conversion. A remaining balance of $604,500 to be funded as payment in full under the instrument is not expected to be made by agreement of the parties.

All cash proceeds received by the Company were used as working capital.

(JMJ Financial, Inc.)

On December 15, 2009 the Company entered into a new Private Placement pursuant to Section 4(2) of the Securities Act of 1933 agreement with JMJ Financial that consists of the following: 1) a convertible note issued by the Company in the amount of $1,500,000 plus a one-time interest factor of 12% ($180,000) and a maturity date of December15, 2012 and (2) a secured promissory note in the amount of $1,400,000 plus a one-time interest rate factor of 13.2% ($180,000 ) and a maturity date of December 15, 2012 due from the holder of the convertible note. The number of shares into which this convertible note can be converted is equal to the dollar amount of the note divided by 75% of the lowest trade price during the 20 day trading period prior to conversion.

To date the Company has received a total of $300,000 cash and has issued no shares of common stock to the holder upon conversions. The remaining $1,280,000 of cash to be received from the holder plus accrued and unpaid interest is not expected to be received by the mutual agreement of the parties. Based upon the stock price on September 30, 2011of $.0047 per share the holder could convert the outstanding balance into approximately 85,714,286 shares of the Company’s common stock.

All proceeds received in connection with the above transaction have been used by the Company as working capital.

(JMJ Financial, Inc.)

On April 5, 2010, the Company entered into a new Private Placement pursuant to Section 4(2) of the Securities Act of 1933 with JMJ Financial that consists of the following: 1) the issuance by the Company of a convertible note in the principal amount of $1,200,000 plus a one- time interest factor of 12% ($144,000) and a maturity date of December 15, 2012, and (2) a secured promissory note from the holder of the convertible note in the amount of $1,100,000 plus a one-time interest rate factor of 13.2% ($144,000 each) and a maturity date of December 15, 2012.

To date the Company has received a total of $100,000 cash and has issued no shares of common stock to the holder upon conversions. The remaining portion of the purchase price to be received from the holder plus accrued and unpaid interest under the secured note is not expected to be received by mutual agreement of the parties. The number of shares into which this convertible note can be converted is equal to the dollar amount of the note divided by 75% of the lowest trade price during the 20 day trading period prior to conversion. Based upon the price of the Company’s common stock on September 30, 2011 of $.0047 per share the holder could convert the funded amount of this convertible note into approximately 28,571,429 shares of common stock.

All proceeds received by the Company were used as working capital.

(John Fife)

On March 3, 2010, the Company entered into a new Private Placement pursuant to Section 4(2) of the Securities Act of 1933 with John Fife that consists of a convertible note issued by the Company in the principal amount of $550,000 bearing interest at 7.5% per annum in which the Company received $495,000 cash up front. The convertible note has a maturity date of 4 years from the date of issuance. In addition, the Company has committed to issue in the future 2 additional promissory notes each in the principal amount of $275,000, each with an interest rate of 7.5% and each upon the receipt of $250,000 of cash funding in exchange for such notes. Each of the instruments is convertible into the Company’s common stock at 75% of the volume weight average price of the stock based upon the average of the three lowest trading days in the 20 day trading period immediately preceding such conversion.

Fiscal Year ended June 30, 2011

During the twelve months ended June 30, 2011, the holder converted $398,245 of principal into 65,280,866 shares of common stock. All proceeds received by the Company were used as working capital.

Private Placements

During the fiscal year ended June 30, 2011, the Company received $265,500 of net proceeds from the issuance of 67,500,000 shares of common stock in private placements with accredited investors effected pursuant to Rule 506 of Regulation D under the Securities Act. The aggregate cost of these placements was $29,500, and Eagle Advisors acted as placement agent.

All proceeds received from the financings were used by the Company for working capital needs. The dates and amounts of each placement are as follows: 10,000,000 shares of common stock were issued on both November 18, 2010 and December 1, 2010 respectively, 5 million shares of common stock were issued on December 20, 2010 and 30 million shares of common stock were issued on June 30, 2011. Subsequently, 12,500,000 shares of common stock were issued on July 6, 2011.

Stock Based Compensation

The Company did not issue any awards of common stock or options to officers, directors or employees during the fiscal year ended June 30, 2011. The Company issued 15,075,000 shares of common stock to various vendors and consultants valued at a total of $126,945 based upon the market price of the common stock on various different dates to such persons during the period. Such shares were issued pursuant to Section 3(a)(9) and Section 4(2) of the Securities Act of 1933 as Private Placements.

Conversion of debt securities

During the fiscal year ended June 30, 2011, $2,346,896 of debt and interest thereon was converted into 382,175,312 shares of common stock to holders of Convertible Notes. No proceeds were received by the Company.

Long Term Convertible Debentures / Note Receivable / Debt Discount and Related Interest

On October 22, 2010 the Company entered into a Forbearance Agreement with John Fife in respect of the financing agreement entered into on March 3, 2010, in which the lender agreed not to convert any additional amounts under the convertible notes until January 15, 2011 in exchange for increasing the original principal amount of those notes by 10% from $550,000 to $605,000 resulting in a charge of $55,000 for debt extension fees corresponding with the addition to the note principal.

During the current fiscal year ending June 30, 2012, the following transactions resulted in the issuances of the Company’s Common Stock:

Private Placements

During the Quarter ended September 30, 2011, the Company issued 32,500,000 shares of common stock in private placements, generating gross proceeds of $130,000 and it paid finders’ fees in connection therewith of $13,000 to Eagle Advisors who acted as placement agent. The proceeds were used as working capital by the Company.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, and/or Section 4(2) of said Securities Act. No advertising or general solicitation was employed in offering the securities. The issuances were made to a limited number of persons, all of whom were accredited investors, and transfer of the securities was restricted in accordance with the requirements of the Securities Act of 1933.

Stock Based Compensation

During the Quarter ended September 30, 2011 the Company issued awards of common stock and/or options to officers, directors and employees as follows: On August 25, 2011, the Board of Directors awarded Messrs Ronald A. Durando, CEO, Gustave T. Dotoli, COO and Martin Smiley, EVP, 395,000,000, 295,000,000 and 295,000,000 restricted shares of common stock of the Company and awarded Messrs. Abraham Biderman and Victor Lawrence, as Directors 40,000,000 and 10,000,000 restricted shares of common stock of the Company.

In addition, previous 5 year option awards issued on September 18, 2008 to Messrs. Durando, Dotoli and Smiley were re-priced to $.0040 per share from $.05 per share covering 50,000,000 shares, 30,000,000 shares and 18,000,000 shares of common stock of the Company respectively. Additionally, the Board amended the conversion feature of officers loans discussed in Note 9, originally with a conversion price of $.0075 in April 2009, to a conversion price of $.0040.

Since the issuances were made as additional compensation awards, the Company received no cash proceeds and no “sale“ of a security took place.

Conversion of debt securities

During the Quarter ended September 30, 2011, $57,250 of debt and $500 interest thereon was converted into 26,748,476 shares of common stock to holders of Convertible Notes.

Long Term Convertible Debentures / Note Receivable / Debt Discount and Related Interest

On September 13, 2011 the Company entered into a second Forbearance Agreements with John Fife restructuring the investment. Under the terms of the Forbearance Agreement the agreed principal amount of the Convertible Note outstanding was $328,000 and the two additional promissory notes were cancelled. As of September 30, 2011, $47,200 of the outstanding balance has been converted into 10,000,000 shares of common stock leaving a remaining outstanding balance of $280,800. Based upon the price of the Company’s common stock price of $.0047 on September 30, 2011, the holder could convert into approximately 59,744,681 shares of the Company’s common stock.

The Convertible Note which originally scheduled to mature March 4, 2011was extended until June 30, 2012 pursuant to the Forbearance Agreement dated as of September 13, 2011. Increases in the principal amount of the convertible note are also be convertible into common stock of the Company at the option of the holder at a price equal to the dollar amount of the note being converted divided by 75% of the three lowest volume weighted average prices during the 20 day trading period immediately preceding the date of conversion.

On September 13, 2011 the Company issued a second Convertible Note to John Fife in a Private Placement pursuant to Section 4(2) of the Securities Act of 1933. The initial principal amount of the first funded tranche of the Convertible Note was $357,500 and the Company received cash proceeds of $300,000. A second tranche of the Convertible Note in the amount of $200,000 cash is funded upon the filing by the Company of a Registration Statement on Form S-1 with the Securities and Exchange Commission providing for the registration of 185,400,000 shares of common stock that may be converted into from time to time by the holder of the Convertible Note. The instrument is convertible into the Company’s common stock at 80% of the volume weight average price of the stock based upon the average of the three lowest trading days in the 20 day trading period immediately preceding such conversion. Absent an effective Registration Statement, the holder of the Convertible Note may not sell any common stock prior to 6 months from the date of funding of each of the respective tranches of such instrument under Rule 144 of the Securities Act of 1933.

All proceeds received in connection with the above financing have been used by the Company as working capital.

(Jay Wright)

On August 11, 2011 the Company issued to Jay Wright a Convertible Note plus a Warrant in a Private Placement pursuant to Section 4(2) of the Securities Act of 1933 and received $25,000 in gross proceeds. The instrument is in the principal amount of $25,000 and matures on February 11, 2011. Interest only is payable at the rate of 1% per month by the Company to the holder until maturity. The Convertible Note may be converted into common stock of the Company at $.0068 per share, provided, however, such price may be adjusted downward if the Company issues any common stock below such price. The Warrant gives the holder the right for a period of 5 years to purchase up to 3,676,471 shares of the Company’s common stock also at $.0068 per share subject also to a downward adjustment to provide anti-dilution protection.

Dutchess Equity Line

On  November 30, 2011, the Company issued 26,000,000 shares of its common stock to Dutchess as a Commitment Fee for an equity line of credit pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company did not receive any proceeds in connection  with this private placement

All proceeds received in connection with the above financing have been used by the Company as working capital.

Item 16. Exhibits and Financial Statement Schedules

2.1*	Exchange of Stock Agreement and Plan of Reorganization (incorporated by reference to Exhibit 2(a) to our registration statement on Form 10SB-12G filed on October 16, 1998 (file no. 000-24969)).
2.2*

Exchange of Stock Agreement and Plan of Reorganization dated June 25, 1998 (incorporated by reference to Exhibit 2(b) to our registration statement on Form 10SB-12G filed on May 6, 1999 (file no. 000-24969)).

3.1***	Certificate of Incorporation of the Company.

3.2***	Bylaws of the Company
4.1*

Minutes of Special Meeting of the Board of Directors held on April 27, 2009, authorizing convertibility of officers’ promissory notes. (Amendment No. 4 to Form 10-K for the period ended June 30, 2010, filed January 11, 2011 (file no. 000-30202))

5.1	Opinion of Martin Smiley, ESQ., General Counsel To The Company.
10.1*

License Agreement, dated March 26, 1998, between the Company and Georgia Tech Research Corporation (incorporated by reference to Exhibit 10(e) to our registration statement on Form 10SB-12G filed on October 16, 1998 (file no. 000- 24969)).

10.2*

First Amendment to the License Agreement dated January 8, 2001, between the Company and Georgia Tech Research Corporation (incorporated by reference to Exhibit 10.2 to our registration statement on Form S-1 filed on June 18, 2001 (file no. 33-63262)).

10.9*

Facilities/Services Agreement between the Company and Microphase Corporation, dated as of July 1, 1998 (incorporated by reference to Exhibit 10.9 to our registration statement on Form S- 1 filed on June 18, 2001 (file no. 33- 63262).

10.10*	Company’s 2001 Stock Incentive incorporated by reference to Exhibit C to Preliminary Proxy on Schedule 14A filed on March 21, 2001 (file no. 000- 30202).
10.18***	Development Agreement effective February 3, 2004 between Lucent Technologies, Inc. and mPhase Technologies, Inc for development of micro fuel cell Nano Technology.
10.21***	Development Agreement effective March 1, 2005 between Lucent Technologies Inc and mPhase Technologies relating to development of Magnetometers.
10.22***

Amendment No. 2 to Development Agreement executed as of March 9, 2005 amending Development Agreement effective as of February 5, 2004, as amended relating to Micro Power Source Cells between mPhase Technologies, Inc. and Lucent Technologies, Inc.

10.33***

Amendment No. 3 dated May 19, 2006 to Development Agreement between Lucent Technologies, Inc. and mPhase Technologies, Inc. effective February 3, 2004 for Development of micro fuel cell Nanotechnology.

10.34***

Amendment No. 4 dated February 3, 2007 to Development Agreement between Lucent Technologies, Inc. and mPhase Technologies, Inc. effective February 3, 2004 for Development of micro fuel cell Nanotechnology.

10.35***	Cooperative Research Agreement Rutgers University and mPhase Technologies, Inc. executed October 18, 2005.
10.36***	Modification No. 1 to Cooperative Research Agreement with Rutgers University dated February 22, 2006.
10.37***	Modification No. 2 to Cooperative Research Agreement with Rutgers University dated September 22, 2006.
10.38***	Modification No. 3 to Cooperative Research Agreement with Rutgers University dated February 7, 2007.
10.40***	CT NanoBusiness Alliance Consulting Agreement dated May 10, 2007.
10.41***

Amendment No.5 dated April 28, 2007 to Development Agreement between Lucent Technologies, Inc. and mPhase Technologies, Inc. effective February 3, 2004 for Development of micro fuel cell Nanotechnology.

10.43*

Cooperative Research and Development Agreement between US Army Picatinny Arsenal and mPhase Technologies, Inc. dated December 20, 2006. (Exhibit 43 to Form S-1 filed July 12, 2007, File No. 333-144527).

10.44***.	Small Business Technology Transfer Collaboration Agreement between Rutgers University and mPhase Technologies, Inc. dated June 25, 2007
10.46*	Phase I Army Grant dated July 7, 2007 (Form 10-K filed October 7, 2009, Commission File No. 000-24969)
10.47*

Securities Purchase Agreement dated December 11, 1007 between mPhase Technologies, Inc. and Golden Gate Investors and Related Documents in connection with $1,500,000 Convertible Debenture Financing (Form 10-K filed October 7, 2009, Commission File No. 000-24969)

10.48*

Securities Purchase Agreement dated February 29, 2008 between St. George Investments and mPhase Technologies, Inc and Related Documents in connection with $550,000 Convertible Debenture Financing. (Form 10-K filed October 7, 2009, Commission File No. 000-24969)

10.49*

Documentation including $350,000 Convertible Note and $1,000,000 Convertible Note and Secured Note for $1,000,000 Financing between mPhase Technologies, Inc. and JMJ Financial dated March 25, 2008 (Form 10-K filed October 7, 2009, Commission File No. 000-24969)

10.52*	Phase II Army Grant dated August 29, 2008 (Form 10-K filed October 7, 2009, Commission File No. 000-24969)
10.53*

Securities Purchase Agreement dated September 12, 2008 between mPhase Technologies, Inc. and La Jolla Cove Investors and Related Documents in connection with $2,000,000 Convertible Debenture Financing (Form 8K filing dated September 18, 2008)

10.54*	Design Development Agreement between mPhase Technologies, Inc. and Porsche Design Studio for Emergency Flashlight dated November 3, 2008. (Form 8K filed on March 12, 2009) **
10.55*

Documentation dated December 31, 2008 for $1,100,000 Convertible Note and Secured Note Financing between mPhase Technologies, Inc. and JMJ Financial and Amendment to $350,000 Convertible Note Financing (Form 8K Filing dated January 21, 2009, Commission File No. 000-24969)

10.56*

Eagle Picher Proposal for mPhase Technologies, Inc. dated January 26, 2009 for design and development of mechanically- activated Reserve Battery to be used in Emergency Flashlight. (Form 8-K filed January 30, 2009)**

10.57*

Termination Agreement with Golden Gate Investors dated March 17, 2009 with respect to Convertible Debenture Financing dated December 11, 2007 (Form 10-K filed October 7, 2009, Commission File No. 000-24969)

10.59*	Documentation including $1,870,000 Convertible Note and Secured Note for Financing with JMJ Financial dated August 21, 2009 (Form August 21, 2009, Commission File No. 000-24969)
10.60*

Documentation including two $1,200,00 Convertible Notes executed September 23, 2009 and November 17, 2009 and Secured Notes r connection with financing with JMJ Financial (Amendment No. 3 to Form 10Q for the period ended December 31, 2009 filed September 3,2010, Commission File No. 000-30202)

10.61*	Promissory Notes Payable to Mr. Durando (Amendment No. 4 to Form 10-K for the period ended June 30, 2010, filed January 11, 2011 (Commission File No. 000-30202))
10.62*	Promissory Notes Payable to Mr. Dotoli (Amendment No. 4 to Form 10-K for the period ended June 30, 2010, filed January 11, 2011 (Commission File No. 000-30202))
10.63*	Promissory Notes Payable to Mr. Smiley (Amendment No. 4 to Form 10-K for the period ended June 30, 2010, filed January 11, 2011 (Commission File No. 000-30202))
10.64*	Forbearance Agreement dated as of September 13, 2011 between mPhase Technologies, Inc. and John Fife ( Exhibit 99.1 to Form 8k filed September 16, 2011, (Commission file No. 000-24969))
10.65*	Securities Purchase Agreement, dated as of September 13, 2011 between mPhase Technologies, Inc and John Fife ( Exhibit 99.2 to Form 8k filed September 16, 2011, (Commission file No. 000-24969))
10.66*

Officer’s Certificate delivered pursuant to Securities Purchase Agreement, dated as of September 13, 2011 between mPhase Technologies, Inc. and John Fife (Exhibit 99.3 to Form 8k filed September 16, 2011, (Commission file No. 000- 24969))

10.67*

Confession of Judgment 1 delivered pursuant to Securities Purchase Agreement, dated as of September 13, 2011 between mPhase Technologies, Inc. and John Fife (Exhibit 99.4 to Form 8k filed September 16, 2011, (Commission file No. 000- 24969))

10.68*

Confession of Judgment 2 delivered pursuant to Securities Purchase Agreement, dated as of September 13, 2011 between mPhase Technologies, Inc. and John Fife (Exhibit 99.5 to Form 8k filed September 16, 2011, (Commission file No. 000- 24969))

10.69*	Registration Rights Agreement dated as of September 13, 2011 between mPhase Technologies, Inc. and John Fife (Exhibit 99.6 to Form 8k filed September 16, 2011, (Commission file No. 000-24969))
10.70*	Convertible Note dated September 13, 2011issued by mPhase Technologies, Inc. to John Fife (Exhibit 99.7 to Form 8k filed September 16, 2011, (Commission file No. 000-24969))
10.71	Convertible Note dated August 11, 2011 issued by mPhase Technologies to Jay Wright
10.72	Warrant dated August 11, 2011 issued by mPhase Technologies to Jay Wright
10.73	Investment Agreement
10.74	Registration Rights Agreement
21.1	Consent of Demetrius and Company
21.2	Consent of Rosenberg Rich Baker Berman & Company
21.3	Consent of Schuhalter, Coughlin & Suozzo, LLC (formerly Schuhalter, Coughlin & Suozzo, PC)

*	Incorporated by reference.

**

All or portions of such Agreements have been omitted and the Company has requested that the omitted sections be treated as “Confidential Information” pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended and has been filed with the Securities and Exchange Commission separately.

***	Incorporated by reference from Amendment No. 6 to Form 10K for the period ended June 30, 2009 file on August 13, 2009.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, that:

               (i) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

               (ii) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities;

               The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Since the registrant is subject to Rule 430, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Norwalk, State of Connecticut, on December 29, 2011.

mPhase Technologies, Inc.

By: /s/Ronald A. Durando
Ronald A. Durando
President and Chief Executive
Officer and Director (Principal Chief
Executive Officer)

By: /s/ Martin S. Smiley
Martin S. Smiley
EVP and Chief Financial Officer
General Counsel and Director and
PRINCIPAL ACCOUNTING OFFICER

Each person whose signature appears below constitutes and appoints Ronald A. Durando his true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By: /s/Ronald A. Durando	December 29, 2011
Ronald A. Durando
Chief Executive Officer, Director
By: /s/Gustave T. Dotoli	December 29, 2011
Gustave T. Dotoli
Chief Operating Officer, Director
By: /s/Martin S. Smiley	December 29, 2011
Martin Smiley
Executive Vice President, Chief Financial Officer and General Counsel, Director
By: /s/ Anthony Guerino	December 29, 2011
Anthony Guerino
Director
By: /s/ Abraham Biderman	December 29, 2011
Abraham Biderman
Director
By: /s/ Victor Lawerence	December 29, 2011
Victor Lawrence
Director